================================================================================

                            STOCK PURCHASE AGREEMENT

                                     among

      Allied Waste Industries, Inc., Allied Holdings (United States), Inc.
                            and 3294862 Canada Inc.


                                      and


                  Laidlaw Inc., Laidlaw Transportation, Inc.,
                          Laidlaw Waste Systems, Inc.,
                    Laidlaw Waste Systems (Canada) Ltd., and
                         Laidlaw Medical Services Ltd.


                                  dated as of
                               September 17, 1996

================================================================================

                               TABLE OF CONTENTS


                                                                         Page
ARTICLE  I

                       DEFINITIONS AND INTERPRETATION . . . . . . . . .    2

         1.1     Definitions  . . . . . . . . . . . . . . . . . . . . .    2
         1.2     Interpretation . . . . . . . . . . . . . . . . . . . .   16
         1.3     Knowledge  . . . . . . . . . . . . . . . . . . . . . .   16

ARTICLE II

                              THE ACQUISITIONS  . . . . . . . . . . . .   17

         2.1     Sales and Purchases of Shares  . . . . . . . . . . . .   17
         2.2     Consideration for LWSI Shares  . . . . . . . . . . . .   17
         2.3     Consideration for LWSC and LMS Shares  . . . . . . . .   17
         2.4     Post-Closing Adjustment of Working Capital . . . . . .   18

ARTICLE III

                      THE CLOSING AND RELATED MATTERS   . . . . . . . .   19

         3.1     The Closing  . . . . . . . . . . . . . . . . . . . . .   19
         3.2     Actions in Contemplation of Closing  . . . . . . . . .   19
         3.3     Other Actions at the Closing . . . . . . . . . . . . .   21

ARTICLE IV

             REPRESENTATIONS AND WARRANTIES OF LAIDLAW SELLERS  . . . .   22

         4.1     Organization of Laidlaw Sellers  . . . . . . . . . . .   22
         4.2     Authority Relative to this Agreement . . . . . . . . .   22
         4.3     No Violations  . . . . . . . . . . . . . . . . . . . .   22
         4.4     Consents and Approvals . . . . . . . . . . . . . . . .   23
         4.5     Acquired Subsidiaries  . . . . . . . . . . . . . . . .   23
         4.6     No Other Subsidiaries  . . . . . . . . . . . . . . . .   24
         4.7     Conduct of Solid Waste Business  . . . . . . . . . . .   24
         4.8     Financial Statements . . . . . . . . . . . . . . . . .   25

         4.9     Absence of Certain Changes . . . . . . . . . . . . . .   26
         4.10    No Undisclosed Liabilities . . . . . . . . . . . . . .   26
         4.11    Acquired Subsidiary Properties . . . . . . . . . . . .   26
         4.12    Landfills  . . . . . . . . . . . . . . . . . . . . . .   26
         4.13    Taxes and Tax Returns  . . . . . . . . . . . . . . . .   27
         4.14    Litigation . . . . . . . . . . . . . . . . . . . . . .   28
         4.15    Environmental Matters  . . . . . . . . . . . . . . . .   28
         4.16    Governmental Licenses and Permits; Compliance
                          with Laws . . . . . . . . . . . . . . . . . .   29
         4.17    Labor Matters  . . . . . . . . . . . . . . . . . . . .   30
         4.18    Employee Benefit Plans . . . . . . . . . . . . . . . .   30
         4.19    Material Contracts . . . . . . . . . . . . . . . . . .   32
         4.20    Bank Accounts  . . . . . . . . . . . . . . . . . . . .   34
         4.21    Officers and Directors . . . . . . . . . . . . . . . .   34
         4.22    Brokers  . . . . . . . . . . . . . . . . . . . . . . .   34

ARTICLE V

              REPRESENTATIONS AND WARRANTIES OF ALLIED PARTIES  . . . .   34

         5.1     Organization of Allied Parties . . . . . . . . . . . .   34
         5.2     Authority Relative to this Agreement . . . . . . . . .   34
         5.3     Status of Allied Common Shares . . . . . . . . . . . .   35
         5.4     No Violations  . . . . . . . . . . . . . . . . . . . .   35
         5.5     Consents and Approval  . . . . . . . . . . . . . . . .   36
         5.6     Allied Capitalization  . . . . . . . . . . . . . . . .   36
         5.7     Allied Subsidiaries  . . . . . . . . . . . . . . . . .   37
         5.8     SEC Filings  . . . . . . . . . . . . . . . . . . . . .   37
         5.9     Allied Financial Statements  . . . . . . . . . . . . .   38
         5.10    Absence of Certain Changes . . . . . . . . . . . . . .   38
         5.11    No Undisclosed Liabilities . . . . . . . . . . . . . .   38
         5.12    Allied Properties  . . . . . . . . . . . . . . . . . .   38
         5.13    Taxes and Tax Returns  . . . . . . . . . . . . . . . .   39
         5.14    Litigation . . . . . . . . . . . . . . . . . . . . . .   39
         5.15    Environmental Matters  . . . . . . . . . . . . . . . .   40
         5.16    Governmental Licenses and Permits; Compliance
                          with Laws . . . . . . . . . . . . . . . . . .   41
         5.17    Labor Matters  . . . . . . . . . . . . . . . . . . . .   41
         5.18    Opinion of Financial Advisor . . . . . . . . . . . . .   41
         5.19    Financing  . . . . . . . . . . . . . . . . . . . . . .   42
         5.20    Letter from Stockholders . . . . . . . . . . . . . . .   42
         5.21    Brokers  . . . . . . . . . . . . . . . . . . . . . . .   42
         5.22    Aggregation  . . . . . . . . . . . . . . . . . . . . .   42

ARTICLE VI

                     LAIDLAW AGREEMENTS PENDING CLOSING . . . . . . . .   42

         6.1     Conduct of Business  . . . . . . . . . . . . . . . . .   42
         6.2     Forbearance by the Acquired Subsidiaries . . . . . . .   44
         6.3     Access and Information . . . . . . . . . . . . . . . .   45
         6.4     Supplemental Information . . . . . . . . . . . . . . .   45
         6.5     Audit of Financial Statements  . . . . . . . . . . . .   46
         6.6     Access for Environmental Report  . . . . . . . . . . .   46
         6.7     Confidentiality  . . . . . . . . . . . . . . . . . . .   47
         6.8     Consummation of Acquisitions . . . . . . . . . . . . .   47

ARTICLE VII

                      ALLIED COVENANTS PENDING CLOSING  . . . . . . . .   47

         7.1     Conduct of Allied's Business . . . . . . . . . . . . .   47
         7.2     Forbearance by Allied  . . . . . . . . . . . . . . . .   48
         7.3     Access and Information . . . . . . . . . . . . . . . .   49
         7.4     Supplemental Information . . . . . . . . . . . . . . .   49
         7.5     Allied Stockholders' Meeting . . . . . . . . . . . . .   49
         7.6     Emcon Environmental Report . . . . . . . . . . . . . .   50
         7.7     Confidentiality  . . . . . . . . . . . . . . . . . . .   50
         7.8     Consummation of Acquisitions . . . . . . . . . . . . .   50

ARTICLE VIII

                             MUTUAL CONDITIONS  . . . . . . . . . . . .   50

         8.1     No Adverse Proceedings . . . . . . . . . . . . . . . .   50
         8.2     HSR Waiting Period . . . . . . . . . . . . . . . . . .   50
         8.3     Allied Stockholder Approval  . . . . . . . . . . . . .   51
         8.4     Competition Act Matters  . . . . . . . . . . . . . . .   51

ARTICLE IX

                CONDITIONS TO OBLIGATIONS OF ALLIED PARTIES   . . . . .   51

         9.1     Representations True at Closing  . . . . . . . . . . .   51
         9.2     No Adverse Changes . . . . . . . . . . . . . . . . . .   52
         9.3     Opinion of Laidlaw U.S. Counsel  . . . . . . . . . . .   52
         9.4     Opinion of Laidlaw Canadian Counsel  . . . . . . . . .   52
         9.5     Investment Canada Act  . . . . . . . . . . . . . . . .   52
         9.6     Competition Act Matters  . . . . . . . . . . . . . . .   52

         9.7     Audited Financial Statements . . . . . . . . . . . . .   53
         9.8     Emcon Environmental Report . . . . . . . . . . . . . .   53
         9.9     Acquisitions Financing . . . . . . . . . . . . . . . .   53
         9.10    Outstanding Indebtedness . . . . . . . . . . . . . . .   53

ARTICLE X

                    CONDITIONS TO LAIDLAW'S OBLIGATIONS   . . . . . . .   53

         10.1    Representations True at Closing  . . . . . . . . . . .   53
         10.2    No Adverse Changes . . . . . . . . . . . . . . . . . .   54
         10.3    Opinion of Allied's U.S. Counsel . . . . . . . . . . .   54
         10.4    Opinion of Allied's Canadian Counsel . . . . . . . . .   54

ARTICLE XI

                           ADDITIONAL AGREEMENTS  . . . . . . . . . . .   54

         11.1    HSR Act Filings  . . . . . . . . . . . . . . . . . . .   54
         11.2    Competition Act Filings  . . . . . . . . . . . . . . .   54
         11.3    Investment Canada Act Filings  . . . . . . . . . . . .   55
         11.4    Other Consents and Approvals . . . . . . . . . . . . .   55
         11.5    Publicity  . . . . . . . . . . . . . . . . . . . . . .   55
         11.6    Expenses . . . . . . . . . . . . . . . . . . . . . . .   55
         11.7    Securities Law Matters . . . . . . . . . . . . . . . .   55
         11.8    Rule 144 Reports . . . . . . . . . . . . . . . . . . .   57
         11.9    Use of Laidlaw Name  . . . . . . . . . . . . . . . . .   57
         11.10   Environmental Remediation  . . . . . . . . . . . . . .   58
         11.11   Laidlaw Guaranties . . . . . . . . . . . . . . . . . .   58
         11.12   Laidlaw Board Representation . . . . . . . . . . . . .   60
         11.13   Attendance at Stockholder Meetings . . . . . . . . . .   60
         11.14   Laidlaw Standstill . . . . . . . . . . . . . . . . . .   60
         11.15   Transition Agreement . . . . . . . . . . . . . . . . .   62

ARTICLE XII

                                TAX MATTERS   . . . . . . . . . . . . .   63

         12.1    Section 338 Election . . . . . . . . . . . . . . . . .   63
         12.2    Future Tax Returns . . . . . . . . . . . . . . . . . .   64
         12.3    Tax Covenants  . . . . . . . . . . . . . . . . . . . .   66
         12.4    Other Tax Matters, Post-Closing Cooperation  . . . . .   67

         12.5    Tax Controversies  . . . . . . . . . . . . . . . . . .   67
         12.6    Certain Pending Tax Controversies  . . . . . . . . . .   69

ARTICLE XIII

           NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES  . . .   69

         13.1    Nature of Statements . . . . . . . . . . . . . . . . .   69
         13.2    Survival of Representations and Warranties . . . . . .   69

ARTICLE XIV

                              INDEMNIFICATION   . . . . . . . . . . . .   70

         14.1    Indemnification by the Laidlaw Sellers . . . . . . . .   70
         14.2    Indemnification by Allied  . . . . . . . . . . . . . .   73
         14.3    Third Party Claims . . . . . . . . . . . . . . . . . .   74

ARTICLE XV

                         AMENDMENT AND TERMINATION  . . . . . . . . . .   77

         15.1    Amendment  . . . . . . . . . . . . . . . . . . . . . .   77
         15.2    Waiver . . . . . . . . . . . . . . . . . . . . . . . .   77
         15.3    Termination  . . . . . . . . . . . . . . . . . . . . .   77
         15.4    Substitute Financing . . . . . . . . . . . . . . . . .   78
         15.5    Consequences of Termination  . . . . . . . . . . . . .   79

ARTICLE XVI

                             GENERAL PROVISIONS . . . . . . . . . . . .   79

         16.1    Non-Business Days  . . . . . . . . . . . . . . . . . .   79
         16.2    Notices  . . . . . . . . . . . . . . . . . . . . . . .   79
         16.3    Entire Agreement . . . . . . . . . . . . . . . . . . .   80
         16.4    Assignment; Binding Effect . . . . . . . . . . . . . .   80
         16.5    Counterparts.  . . . . . . . . . . . . . . . . . . . .   80
         16.6    Governing Law; Jurisdiction. . . . . . . . . . . . . .   80
         16.7    Severability of Provisions . . . . . . . . . . . . . .   81
         16.8    Specific Performance . . . . . . . . . . . . . . . . .   81
         16.9    Joint Drafting.  . . . . . . . . . . . . . . . . . . .   81
         16.10   Captions . . . . . . . . . . . . . . . . . . . . . . .   81
         16.11   No Third-Party Beneficiaries.  . . . . . . . . . . . .   81

                              List of Exhibits

Exhibit A-1           Form of Allied Canada 7% Debenture

Exhibit A-2           Form of Allied Canada Zero Coupon Debenture

Exhibit B-1           Form of Allied Finance 7% Debenture

Exhibit B-2           Form of Allied Finance Zero Coupon Debenture

Exhibit C             Form of Allied Warrant

Exhibit D             Form of Laidlaw Subscription Agreement

Exhibit E             Form of Stock Registration Agreement

Exhibit F             Form of Waste Services Management Agreement

Exhibit G             Form of Release Agreement

Exhibit H-1           Form of Guaranty [Allied Finance 7% Debenture]

Exhibit H-2           Form of Guaranty [Allied Finance Zero Coupon Debenture]

Exhibit I             Form of Opinion of Laidlaw's Counsel

Exhibit J             Form of Opinion of Laidlaw's Canadian Counsel

Exhibit K             Form of Opinion of Allied's Counsel

Exhibit L             Form of Opinion of Allied's Canadian Counsel

Exhibit M             Form of Debenture Exchange Agreement

Exhibit N             Form of Offset Letter Agreement

                               List of Schedules


                          Acquired Subsidiaries -- Schedule I
                          Retained Subsidiaries -- Schedule II
                          Intercompany Waste Agreements -- Schedule III Retained Land -- Schedule IV
                          Leased Assets  -- Schedule V

                          Allied Disclosure Schedule
                          Laidlaw Disclosure Schedule

                            STOCK PURCHASE AGREEMENT


         This Stock Purchase Agreement (this "Agreement"), dated as of September 17, 1996, among Allied Waste Industries, Inc., a Delaware corporation ("Allied"), Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of Allied ("Allied U.S.") and 3294862 Canada Inc., a Canadian corporation and a wholly owned subsidiary of Allied U.S. ("Allied Canada"), all of which are collectively referred to in this Agreement as the "Allied Parties," and Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw ("LTI"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada) Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LWSC"), and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LMS"), all of which are collectively referred to in this Agreement as the "Laidlaw Parties."

                              W I T N E S S E T H:

         WHEREAS, Laidlaw, exclusively through LWSI, LWSC, LMS and their respective direct and indirect subsidiaries, is engaged in the solid waste management business in the United States and Canada; and

         WHEREAS, Laidlaw wishes to sell all of its United States and Canadian solid waste management operations; and

         WHEREAS, Allied, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares of the share capital of each of LWSC and LMS, wishes to purchase, all of the United States and Canadian solid waste management operations of Laidlaw;

         NOW, THEREFORE, the Allied Parties and the Laidlaw Parties (collectively, the "Parties") agree as follows:

                                   ARTICLE  I

                         DEFINITIONS AND INTERPRETATION

         1.1     Definitions.  In this Agreement:

                 "Acquired Canadian Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of Canada or a Canadian province.

                 "Acquired Subsidiaries" means (i) LWSI, (ii) the direct and indirect wholly owned Subsidiaries of LWSI listed and identified on the attached Schedule I, (iii) LWSC, (iv) the direct and indirect wholly owned Subsidiaries of LWSC listed and identified on the attached Schedule I, (v) LMS, and (vi) the 55% owned Subsidiary of LMS identified on the attached Schedule I, collectively.

                 "Acquired U.S. Subsidiaries" means those Acquired Subsidiaries which are incorporated under the laws of a state of the United States.

                 "Acquisitions" mean the U.S. Acquisition and the Canadian Acquisitions, collectively.

                 "Additional Allied Common Shares" means shares of Allied Common Stock which may be issued after the Closing (i) in payment of interest on, or in redemption of, Allied Finance Debentures pursuant to the Laidlaw Subscription Agreement or (ii) pursuant to the Allied Warrant.

                 "Advance Ruling Certificate" means an advance ruling certificate issued by the Competition Act Director under Section 102 of the Competition Act.

                 "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

                 "Allied Canada Debentures" means the Allied Canada 7% Debenture and the Allied Canada Zero Coupon Debenture.

                 "Allied Canada 7% Debenture" means the 7% Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Canada, in substantially the form of Exhibit A-1 attached to this Agreement which, is to be issued by Allied Canada to Laidlaw under Section 2.3.

                 "Allied Canada Zero Coupon Debenture" means the Zero Coupon Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Canada, in substantially the form of Exhibit A-2 attached to this Agreement, which is to be issued by Allied Canada to Laidlaw under Section 2.3.

                 "Allied Common Shares" means the shares of Allied Common Stock issuable to Laidlaw and LTI under Sections 2.2 and 2.3 as partial consideration for the LWSC Shares and the LWSI Shares.

                 "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

                 "Allied Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the respective Presidents, Chief Executive Officers or Chief Financial Officers of the respective Allied Parties, which the Allied Parties have delivered to the Laidlaw Sellers on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Allied Parties in Article V.

                 "Allied Fairness Opinion" means the opinion of Goldman, Sachs & Co. referred to in Section 5.18.

                 "Allied Finance" means 3294854 Canada, Inc., a Canadian corporation and a wholly owned subsidiary of Allied.

                 "Allied Finance Debentures" means the Allied Finance 7% Debenture and the Allied Finance Zero Coupon Debenture.

                 "Allied Finance 7% Debenture" means the 7% Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Finance, in substantially the form of Exhibit B-1 attached to this Agreement, which is to be issued by Allied Finance to Laidlaw pursuant to the Debenture Exchange Agreement.

                 "Allied Finance Zero Coupon Debenture" means the Zero Coupon Junior Subordinated Debenture Due [twelve years after the Closing Date] of Allied Finance, in substantially the form of Exhibit B-2 attached to this Agreement, which is to be issued by Allied Finance to Laidlaw pursuant to the Debenture Exchange Agreement.

                 "Allied Proxy Statement" has the meaning specified in Section 7.5.

                 "Allied Reorganization Transaction" means: (i) any merger, consolidation, recapitalization, liquidation or other business combination transaction involving Allied; (ii) any tender offer or exchange offer for any securities of Allied; or (iii) any sale or other disposition of assets of Allied or any of its Subsidiaries in a single transaction or in a series of related transactions.

                 "Allied Securities" means, collectively, the Allied Common Shares, the Allied Canada Debentures, the Allied Finance Debentures, the Allied Warrant, the Allied Warrant Shares and the Additional Allied Common Shares.

                 "Allied SEC Filings" has the meaning specified in Section 5.8.

                 "Allied Stockholders' Meeting" means the meeting of Allied's stockholders referred to in Section 7.5, as it may be continued following any temporary adjournment or adjournments thereof.

                 "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock, to be issued by Allied to Laidlaw under
         Section 2.3 which shall be in substantially the form of Exhibit C attached to this Agreement.

                 "Allied Warrant Shares" means the shares of Allied Common Stock which may be issued upon any exercise of the Allied Warrant.

                 "Ancillary Agreements" means, collectively, the Stock Registration Agreement, the Allied Canada Debentures, the Allied Finance Debentures, the Waste Services Management Agreement, the Release, the Guaranties, the Laidlaw Subscription Agreement, the Debenture Exchange Agreement and the Offset Letter Agreement.

                 "Antitrust Division" means the Antitrust Division of the United States Department of Justice.

                 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

                 "Canadian Acquisitions" means the respective acquisitions by Allied Canada of the LWSC Shares and the LMS Shares from Laidlaw as contemplated in Section 2.1.

                 "C$" or "Canadian dollars" refers to lawful currency of Canada.

                 "Canadian GAAP" means Canadian generally accepted accounting principles consistently applied throughout the specified period and, if applicable, the immediately preceding comparable period.

                 "Closing" has the meaning specified in Section 3.1.

                 "Closing Date" means (a) the fifth Business Day immediately following the earliest date upon or by which (i) the waiting period under the HSR Act shall have expired or otherwise been terminated,
         (ii) the Competition Act Director shall have issued and not subsequently withdrawn or threatened to withdraw, an Advance Ruling Certificate relating to the Acquisitions, (iii) the Allied Parties shall have received the advice from the Competition Act Director specified in Section 9.7, (iv) the ICA Minister shall have made the determination, or shall have been deemed to have made the determination, specified in Section 9.6, and (iv) all other conditions to the respective obligations of the Parties set forth in Articles VIII, IX and X shall have been satisfied or waived, or (b) such other date as Allied and Laidlaw may agree.

                 "Closing Date Working Capital" means the positive or negative amount obtained by subtracting (i) the amount which would be reflected as current liabilities on a combined balance sheet of the Acquired Subsidiaries dated as of the Closing Date and prepared in accordance with U.S. GAAP on a consistent basis with the SWM Group May 31 Combined Financial Statement from (ii) the amount which would be reflected on such a balance sheet as current assets.

                 "Code" means the United States Internal Revenue Code of 1986, as amended.

                 "Commitment Letter" means the letter dated September 17, 1996, addressed to Allied, relating to senior credit facilities in an aggregate principal amount of $1,225,000,000 to be provided by Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, in connection with, and conditioned upon consummation of, the Acquisitions, subject to the satisfaction of other conditions and upon the terms set forth therein including attachments thereto.

                 "Competition Act" means the Canadian federal Competition Act, R.S.C. 1985, c. C-34, as amended.

                 "Competition Act Director" means the Canadian Director of Investigation and Research appointed under the Competition Act.

                 "Confidentiality Agreement" means the confidentiality agreement dated as of July 3, 1996, as amended, between Allied and Laidlaw.

                 "Current Market Price" per share of Allied Common Stock on any specified date means the average daily market prices (determined as set forth below in this definition), of the Allied Common Stock for the 20 consecutive Trading Days ending on the third Trading Day before that date. The market price for each such Trading Day shall be the average of the last sale prices on such Trading Day on all stock exchanges and the Nasdaq Stock Market on which the Allied Common Stock may then be listed or admitted for quotation, respectively; provided, that if no sale takes place on any such Trading Day on any such exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices on such day as officially quoted thereon shall be used, or, if Allied Common Stock is not then listed or admitted for quotation on any stock exchange or the Nasdaq Stock Market, the market price for each Trading Day shall be the average of the reported bid and asked prices on such day on the over-the-counter market, or, if Allied Common Stock is not quoted on the over-the- counter market, the market price for each Trading Day shall be the average of the bid and asked prices furnished by any member of the National Association of Securities Dealers selected by Allied.

                 "Damages" means all obligations, claims, liabilities, damages, penalties, deficiencies, losses, investigations, proceedings, judgments, fines, and reasonable costs and expenses (including, but not limited to, reasonable costs and expenses incurred in connection with the performance of obligations, interest, bonding and court costs and attorneys', accountants', engineers', consultants' and investigators' fees and disbursements) and disbursements incurred in connection with any investigation or defense of any of the foregoing.

                 "Debenture Exchange Agreement" means the Debenture Exchange Agreement entered into by Laidlaw and Allied Finance in substantially the form of Exhibit M to this Agreement.

                 "Emcon Environmental Report" has the meaning specified in
         Section 6.6.

                 "Environmental Claim" means any claim by a Person alleging or imposing actual or potential liability (including potential liability for any investigatory cost, containment or oversight cost, control cost, prevention cost, remediation cost, cleanup cost, governmental response cost, natural resources damage, toxic tort claim, property damage, personal injury, or penalty) arising out of, based on, resulting from or relating to (i) the presence, storage, transport, disposal, use, discharge, release or threatened release of any Hazardous Substance at any location, whether or not owned by the Person against which the claim is made, or (ii) circumstances forming the basis for any liability under, or any violation or alleged violation of, any Environmental Law.

                 "Environmental Laws" means all applicable U.S. or Canadian federal, state, provincial, local and other foreign Laws, including common Laws and administrative or judicial interpretations of those Laws by any Governmental Entity, and published non-legally binding policies and guidelines of any Canadian Governmental Entity, relating to the preservation of natural resources, pollution or the protection of human health and safety from the effects of pollution or the environment (which includes its ambient air, surface water, ground water, land surface or subsurface strata), including Laws relating to emissions, discharges, releases or threatened releases of Hazardous Substances, or otherwise relating to the manufacture, processing, distribution, use, existence, treatment, storage, disposal, transport, recycling, reporting or handling of Hazardous Substances, but not including zoning and land use Laws.

                 "Environmental Permits" means all permits, licenses, registrations, certifications, exemptions, approvals and other authorizations of or by any Governmental Entity required under any Environmental Law for any Acquired Subsidiary, or Allied or any of its Subsidiaries, as the case may be, to conduct its or their operations as presently conducted.

                 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                 "ERISA Affiliate" means, with respect to any Person, any trade or business, whether or not incorporated, which together with that Person would be deemed a single employer within the meaning of Section 4001 of ERISA or Section 414 of the Code.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

                 "FTC" means the United States Federal Trade Commission.

                 "Governmental Entity" means any U.S., Canadian, state, territorial, federal, provincial, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

                 "Guaranties" means the guaranties of the Allied Finance Debentures which are to be entered into by Allied in substantially the form of Exhibits H-1 and H-2, respectively, attached to this Agreement.

                 "Hazardous Substances" means chemicals, pollutants, contaminants, wastes (including ambient wastes, hazardous wastes and liquid industrial wastes), or other substances (including toxic, deleterious or hazardous substances), as defined, listed or regulated pursuant to Environmental Laws, including, asbestos or asbestos-containing materials, polychlorinated biphenyls, pesticides and oils, and petroleum and petroleum products (as those exemplary terms are defined in or regulated under the United States National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. Sections 300.1 et seq. and other Environmental Laws).

                 "High Yield Event Notice" has the meaning specified in Section 15.4.

                 "Highly Confident Letter" means the letter dated September 17, 1996, from Goldman, Sachs & Co. and Citicorp Securities, Inc. to Allied, in which Goldman, Sachs & Co. and Citicorp Securities, Inc. represent that they are highly confident of their ability to complete the sale in a private placement or public offering of unsecured subordinated promissory notes of Allied U.S. in an aggregate principal amount of at least $475,000,000 in connection with, and conditioned upon consummation of, the Acquisitions, subject to the satisfaction of the other conditions and upon the terms set forth therein.

                 "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

                 "ICA Minister" means the Minister responsible for administering the Investment Canada Act.

                 "Income Tax Act" means the Canadian federal Income Tax Act, R.S.C. 1985 c. 1, as amended.

                 "Indebtedness" means with respect to any Person at any date,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to guarantees, (d) all obligations of such Person under leases of property which are required to be capitalized under U.S. GAAP, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business),
         (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Intercompany Agreements" means all contracts, agreements, policies, practices and understandings, whether written or oral, between any one or more of the Acquired Subsidiaries, on the one hand, and any one or more members of the Laidlaw Group other than the Acquired Subsidiaries, on the other hand, relating to any sharing or allocation of expenses, personnel, services or facilities, including the Tax Allocation Agreements but specifically excluding the Intercompany Waste Agreements.

                 "Intercompany Indebtedness" means, at any date, all amounts owed on that date by an Acquired Subsidiary, or any obligation of an Acquired Subsidiary, contingent or otherwise on that date, to Laidlaw or any other member of the Laidlaw Group other than the Acquired Subsidiaries, including under any Tax Allocation Agreement or other Intercompany Agreement, but excluding all amounts owed by any Acquired Subsidiary to any member of the Laidlaw Group under any Intercompany Waste Agreement.

                 "Intercompany Investment" means, at any date, any equity interests in any Acquired Subsidiary, except the LWSI Shares, the LWSC Shares, the LMS Shares and the common or ordinary shares of each other Acquired Subsidiary.

                 "Intercompany Receivable" means, at any date, all amounts owed on that date to an Acquired Subsidiary by Laidlaw or any other member of the Laidlaw Group other than the Acquired Subsidiaries, including under any Tax Allocation Agreement or other Intercompany Agreement.

                 "Intercompany Waste Agreements" means those certain agreements relating to the handling of waste by certain of the Acquired Subsidiaries as described on Schedule III attached to this Agreement.

                 "Investment Canada Act" means the Investment Canada Act, R.S.C. 1985, c. C-28, as amended.

                 "Laidlaw Disclosure Schedule" means the Disclosure Schedule signed for identification purposes only by the respective Presidents, Chief Executive Officers or Senior Vice Presidents of each of the Laidlaw Sellers, which the Laidlaw Sellers have delivered to the Allied Parties on or before the date of this Agreement, and which contains information relevant to the representations and warranties made by the Laidlaw Sellers in Article IV.

                 "Laidlaw Group" means, at any date, Laidlaw and all of its Affiliates at that date (but excluding after the Closing, the Acquired Subsidiaries), and "member of the Laidlaw Group" refers to Laidlaw or any such Affiliates.

                 "Laidlaw Guaranty" means any guaranty, performance guaranty, bond, performance bond, suretyship arrangement, surety bond, credit, letter of credit, reimbursement agreement or other undertaking, deposit commitment or arrangement by which any member of the Laidlaw Group is or may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any member of the Laidlaw Group which secures the payment or performance of) any present or future liability or obligation of any Acquired Subsidiary as set forth on in Section 4.19 (viii) of the Laidlaw Disclosure Schedule.

                 "Laidlaw Issuer Bank" means any bank or other financial institution which is the issuer of a letter of credit which is a Laidlaw Reclamation Guaranty.

                 "Laidlaw Sellers" means Laidlaw and LTI, together.

                 "Laidlaw Subscription Agreement" means the agreement among Allied, Allied Finance, Laidlaw and LTI pursuant to which LTI has agreed to subscribe for shares of the Allied Common Stock upon certain conditions therein set forth, which shall be in substantially the form of Exhibit D.

                 "Latest Allied Balance Sheet" has the meaning specified in
         Section 5.9.

                 "Law" means a law, statute, ordinance, rule, code or regulation enacted or promulgated, or order, directive, instruction or other legally binding guideline or policy issued or rendered by, any Governmental Entity.

                 "Leased Assets" means those assets described on Schedule V to this Agreement which are owned by Laidlaw or another member of the Laidlaw Group (other than the Acquired Subsidiaries) and leased to the Acquired Subsidiaries.

                 "LESL" means Laidlaw Environmental Services Ltd., an Ontario corporation, a wholly owned subsidiary of Laidlaw and a Retained Subsidiary.

                 "Lien" means a lien, mortgage, deed of trust, deed to secure debt, pledge, hypothecation, assignment, deposit arrangement, easement, preference, priority, assessment, security interest, lease, sublease, charge, claim, adverse claim, levy, interest of other Persons, or other encumbrance of any kind (including any conditional sale or other title retention agreement having the same economic effect as any of the foregoing).

                 "LMS Shares" means all of the common or ordinary shares in the issued and outstanding share capital of LMS which are 100% owned by Laidlaw.

                 "LMT" means Laidlaw Med Trade Medical Services Inc., a British Columbia corporation, an Acquired Canadian Subsidiary, and a 55% owned Subsidiary of LMS.

                 "LTI U.S. Consolidated Tax Group" means the affiliated group of corporations within the meaning of Section 1504(c) of the Code, of which LTI is the common parent corporation, which files a consolidated Tax Return for U.S. federal income Tax purposes, and which includes LTI, the Acquired U.S. Subsidiaries, and certain of the Retained Subsidiaries.

                 "LWSC Group Subsidiaries" means LWSC and all of its Subsidiaries which are Acquired Subsidiaries.

                 "LWSC Shares" means all of the common or other shares, C$1.00 par value, in the issued and outstanding share capital of LWSC.

                 "LWSI Group Subsidiaries" means LWSI and all of its Subsidiaries which are Acquired Subsidiaries.

                 "LWSI Shares" means all of the issued and outstanding shares of Common Stock, $1.00 par value per share, of LWSI, which are all owned by LTI.

                 "Mailing Date" has the meaning specified in Section 7.5.

                 "Material Adverse Effect" means (i) when used with reference to the Acquired Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of the Acquired Subsidiaries taken as a whole, (ii) when used with reference to the Laidlaw Sellers, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Agreement to which any of them is a party, (iii) when used with reference to Allied and its Subsidiaries, a material adverse effect on the financial condition, business, assets, prospects or results of operations of Allied and its Subsidiaries (including from and after the Closing, the Acquired Subsidiaries) taken as a whole, and (iv) when used with reference to the Allied Parties, a material adverse effect on their ability to perform their obligations under this Agreement or any Ancillary Agreement to which any of them is a party.

                 "Medical Waste" means waste generated by health care or health care related facilities that is or may be contaminated with a potentially infectious agent or other potentially hazardous material.

                 "Offset Letter Agreement" means the letter agreement dated the Closing Date among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N attached to this Agreement, to be executed and delivered pursuant to Section 3.3.

                 "Ontario Securities Act" means the Securities Act (Ontario), R.S.O. 1990, c.S.5, as amended.

                 "Option Assets" means those assets which are the subject of the letter agreement relating to the option to purchase certain assets granted to Allied by Laidlaw referred to in Section 16. 3 of this Agreement.

                 "Permitted Liens" means (i) those Liens set forth in Section
         4.11 of the Laidlaw Disclosure Schedule or Section 5.12 of the Allied Disclosure Schedule, as applicable, (ii) those Liens reflected in the Allied SEC Filings, in the case of the Allied Parties and their assets or properties, (iii) any Lien that is set forth in the title reports or title insurance binders that have been made available to the Allied Parties by the Laidlaw Sellers relating to any interest in real property owned by an Acquired Subsidiary, (iv) Liens for water and sewer charges and current taxes not yet due and payable or being contested in good faith, and (v) other Liens (including, mechanics', couriers', workers', repairers', materialmen's, warehousemen's and other similar Liens) arising in the ordinary course of business as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto.

                 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

                 "Post-Closing Tax Period" means any Tax period (or portion thereof) beginning after the close of business on the Closing Date.

                 "Pre-Closing Laidlaw Insurance Claims" means any U.S. liability, personal injury, property damage, workers compensation or other similar claim (other than health and welfare insurance claims) made against any Acquired Subsidiary by any Person with respect to a loss, damage, claim, incident or occurrence which occurred before the time of Closing, including any such matter which was incurred but not reported on or before the time of Closing.

                 "Pre-Closing Tax Period" means any Tax period (or portion thereof) ending on or before the close of business on the Closing Date.

                 "Release" means the Release Agreement required to be delivered to the Acquired Subsidiaries as provided in Section 3.3 (iv).

                 "Remainder High Yield Securities" has the meaning specified in Section 15.4.

                 "Retained Land" means the real property owned by LWSC, more specifically identified on Schedule IV attached to this Agreement.

                 "Retained Subsidiaries" means (i) Laidlaw Chem-Waste, Inc., a Delaware corporation and a wholly owned Subsidiary of LWSI, (ii) all of the direct and indirect Subsidiaries of Laidlaw Chem-Waste, Inc. (all of which are specifically listed and identified on the attached
         Schedule II), (iii) LESL, and (iv) all of the direct and indirect Subsidiaries of LESL (all of which are specifically listed and identified on the attached Schedule II).

                 "Revenue Canada" means Revenue Canada, Customs, Excise and Taxation, the Canadian federal Taxing Authority.

                 "SEC" means the United States Securities and Exchange Commission or any successor agency.

                 "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                 "Senior Subordinated Debentures" means the senior subordinated debentures to be issued by Allied U.S. in connection with the financing contemplated by the Highly Confident Letter.

                 "SFAS 109" means the United States standard on accounting for income taxes effective September 1, 1993 promulgated by the Financial Accounting Standards Board.

                 "Solid Waste" means any waste which can be lawfully disposed of in a landfill regulated under Subtitle D of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA").

                 "Solid Waste Business" means (i) the collection, compaction, transportation, resource recovery, storage, recycling or disposal of Solid Waste and Medical Waste, and (ii) the methane gas collection and electricity generation and distribution operations related to the disposal of Solid Waste.

                 "Stock Registration Agreement" means the Stock Registration Agreement to be entered into at the Closing among Allied, Laidlaw and LTI as provided in Section 3.3.

                 "Subsidiary" of a Party means an Affiliate of that Party more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Party directly or indirectly through one or more other Persons.

                 "Substitute Financing Election" has the meaning specified in
         Section 15.4.

                 "Substitute Financing Notice" has the meaning specified in
         Section 15.4.

                 "Substitute Financing Purchase Price" has the meaning specified in Section 15.4.

                 "SWM Group Financial Statements" means all financial statements of the Acquired Subsidiaries or specified groups of Acquired Subsidiaries delivered to the Allied Parties under Sections
         4.8 and 6.4, the terms "SWM Group Consolidated Financial Statements," "SWM Group Combined Financial Statements," "SWM Group May 31 Combined Financial Statements," and "SWM Group Separate Company Financial Statements" have the meanings specified in Sections 4.8 and 6.4 and the term "SWM Group Audited Combined Financial Statements" is defined in Section 6.5.

                 "SWM Group Income Taxes" means all Taxes, including United States and Canadian federal, state, provincial and local Taxes for which any Acquired Subsidiary is or may be directly or indirectly liable (and including interest and penalties thereon), based on or measured by the income or profits of any Acquired Subsidiary or the LTI U.S. Consolidated Tax Group.

                 "SWM Group Landfill" means any landfill owned, occupied, leased or operated by, or under the management or control of, an Acquired Subsidiary as set forth in Schedule 4.12 of the Laidlaw Disclosure Schedule.

                 "Tax" means any tax of any kind, however denominated, including any interest, penalties, fines or other additions to tax that may become payable in respect thereof or in respect of a failure to comply with any requirement relating to any Tax Return, imposed by any United States or Canadian federal, territorial, state, provincial, local or non-United States or non- Canadian Governmental Entity, including all income, gross income, gross receipts, profits, goods and services, social security, health, old age security, Canadian Pension Plan, Quebec Pension Plan, sales and use, ad valorem, excise, custom, franchise, business license, property, occupation, real property gains, payroll and employee withholding, unemployment or employment insurance, real and personal property, stamp, environmental, transfer, workers' compensation, payroll, severance, alternative minimum, windfall, and capital taxes, premiums, surtaxes, charges, levies, assessments, reassessments, and other obligations of the same or a similar nature to any of the foregoing.

                 "Tax Allocation Agreements" means all contracts, agreements, policies, practices, intercompany procedures and understandings, whether written or oral, between any Acquired Subsidiary and any other Person (including another Acquired Subsidiary) by which all or any portion of any U.S. or Canadian federal, state, provincial or local income Tax is allocated to or shared or required to be paid by any Acquired Subsidiary.

                 "Tax Returns" means all tax returns, declarations, reports, estimates, information returns and statements required to be filed with any Taxing Authority, or provided to any partner, shareholder, joint venturer or member under U.S. or Canadian federal, state, provincial, local or foreign Laws (including reports with respect to backup withholding and payments to Persons other than Taxing Authorities), and annual tax returns or information returns on behalf of employee benefit plans sponsored by Laidlaw or Allied, as the case may be, or any of their respective ERISA Affiliates.

                 "Taxing Authority" means any Governmental Entity responsible for the imposition, assessment, enforcement or collection of any Tax.

                 "Trading Day" means any day during the course of which the principal securities exchange (or the Nasdaq Stock Market), as the case may be, on which the Allied Common Stock is listed or admitted for quotation is open for the exchange of securities.

                 "Unadjusted LMS Consideration" has the meaning specified in
         Section 2.3.

                 "Unadjusted LWSC Consideration" has the meaning specified in
         Section 2.3.

                 "Unadjusted LWSI Consideration" has the meaning specified in
         Section 2.2.

                 "U.S. Acquisition" means the acquisition by Allied U.S. of the LWSI Shares from LTI as contemplated in Section 2.1.

                 "$" or "U.S. dollars" refers to lawful currency of the United States.

                 "U.S. GAAP" means United States generally accepted accounting principles consistently applied throughout the specified period and the immediately preceding comparable period.

                 "Wages" has the meaning given such term by Section 3401(a) of the Code.

                 "WARN Act" means the United States Worker Adjustment and Retraining Notification Act of 1988.

                 "Waste Services Management Agreement" means the Waste Services Management Agreement, substantially in the form attached hereto as Exhibit F, to be entered into at the Closing between Laidlaw, Laidlaw Environmental Services, Inc., LESL and Allied as provided in Section 3.3(iii).

         1.2 Interpretation. Capitalized terms defined in this Agreement are equally applicable to both their singular and plural forms. References to a designated "Article" or "Section" refer to an Article or Section of this Agreement, unless otherwise specifically indicated. In this Agreement, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

         1.3 Knowledge. When a representation and warranty in Article IV or Article V is made to the "knowledge" of a Party, it means receipt of notice by, or actual knowledge, of any of the following officers of that Party: the Chief Executive Officer, Chief Financial Officer, and General Counsel (or Vice-President-Legal in the case of Allied). The "knowledge" of any Laidlaw Party shall also be deemed to include such "knowledge" of the Chief Executive Officer and Chief Financial Officer of each of LTI, LWSI, LWSC, LMT and LMS, and the Chief Compliance Officer for environmental matters and the Director of Human Resources of Laidlaw. The "knowledge" of any Allied Party shall also be deemed to include such "knowledge" of the Chief Compliance Officer for environmental matters and the Director of Human Resources of Allied. No representation or warranty made by a Party may be qualified or limited by reference to the "knowledge" of such Party unless due inquiry has actually been made by the above referenced officers of such Party.

                                   ARTICLE II

                                THE ACQUISITIONS

         2.1 Sales and Purchases of Shares. On the terms and subject to the conditions of this Agreement:

                 (i) LTI agrees to sell, free of all Liens, and Allied U.S. agrees to purchase, the LWSI Shares; and

                 (ii) Laidlaw agrees to sell, free of all Liens, and Allied Canada agrees to purchase, the LWSC Shares and the LMS Shares.

         2.2 Consideration for LWSI Shares. Subject to adjustment after the Closing as provided in Section 2.4, the consideration payable by Allied U.S. for the LWSI Shares (the "Unadjusted LWSI Consideration") shall be:

                 (i)      $1,200,000,000 payable in cash at the Closing; and

                 (ii) 7,225,000 shares of Allied Common Stock to be issued and delivered by Allied to LTI at the Closing.

         2.3 Consideration for LWSC and LMS Shares. Subject to adjustment after the Closing as provided in Section 2.4:

                 (i) the consideration payable by Allied Canada for the LWSC Shares (the "Unadjusted LWSC Consideration") shall be (x) the Allied Canada Debentures, (y) the Allied Warrant, and (z) 5,500,000 shares of Allied Common Stock; and

                 (ii) the consideration payable by Allied Canada for the LMS Shares (the "Unadjusted LMS Consideration") shall be 1,875,000 shares of Allied Common Stock.

Pursuant to the Debenture Exchange Agreement, immediately following the delivery by Allied Canada of the Unadjusted LWSC Consideration, Allied Finance will purchase from Laidlaw, and Laidlaw will sell and transfer to Allied Finance, the Allied Canada Debentures in exchange for the Allied Finance Debentures.

         2.4 Post-Closing Adjustment of Working Capital. The consideration payable pursuant to Sections 2.2 and 2.3 shall be subject to adjustment after the Closing as provided in this Section 2.4. On or before 20 Business Days following the Closing, the

Laidlaw Parties shall calculate and deliver to the Allied Parties a written statement (the "Laidlaw Settlement Statement") setting forth the amount of the Closing Date Working Capital.

         The Laidlaw Settlement Statement shall be calculated by Laidlaw and certified in writing by the Chief Financial Officer of Laidlaw. In preparing the Laidlaw Settlement Statement, Laidlaw shall use U.S. GAAP, consistent with the SWM Group May 31 Combined Financial Statements and the SWM Group Audited Combined Financial Statements in all respects. Allied will grant to Laidlaw reasonable access to the books and records of the Acquired Subsidiaries after the Closing for the purpose of determining the Laidlaw Settlement Statement.

         The Laidlaw Settlement Statement shall be final and binding on the Allied Parties unless, within 30 Business Days following the date of delivery to them of the Laidlaw Settlement Statement, Allied notifies Laidlaw in writing (a "Notice of Objection") that Allied does not accept as correct the amount of any calculation reflected in the Laidlaw Settlement Statement. If Allied timely delivers a Notice of Objection to Laidlaw, then Allied and Laidlaw shall respectively instruct Arthur Andersen L.L.P. and Coopers & Lybrand to attempt to reach mutual agreement as to each disputed calculation made in the Laidlaw Settlement Statement. If within ten Business Days after the matter has been referred to such accounting firms, they have not reached agreement as to all disputed calculations, then Arthur Andersen L.L.P. and Coopers & Lybrand shall be promptly instructed by Allied and Laidlaw, respectively, to designate a third accounting firm of internationally recognized standing, which (acting as experts and not as arbitrators) shall be instructed to make, as soon as practicable after the matter is referred to such firm, all calculations which are in dispute, and the determination of such third accounting firm in the matter shall be final and binding on all Parties.

         Once all amounts required to be calculated under the preceding provisions of this Section 2.4 have been finally determined under this Section 2.4, and if the Closing Date Working Capital is a deficit, then the Laidlaw Parties shall pay to Allied in the manner described below the amount of such deficit, which payment shall be accounted for, as a reduction of the Unadjusted LWSI Consideration, the Unadjusted LWSC Consideration, the Unadjusted LMS Consideration or a combination thereof, as the case may be. The payments required by this Section 2.4 shall be made in cash, within two Business Days after the amount or amounts of the adjustment or adjustments have been finally determined as provided in this Section 2.4, by wire transfers to Allied (to accounts designated by it in writing at least one Business Day before the day on which the transfer is required to be made), of U.S. dollar immediately available funds. The fees of all accounting firms engaged to make any calculations under this Section 2.4 shall be paid by (i) Laidlaw if the effect of all disputed calculations made by such accounting firms results in adjustments in favor of Allied by $250,000 or more in comparison to the adjustments which would have been made had Allied accepted the Laidlaw Settlement Statement or (ii) Allied in all other cases.


                                  ARTICLE III

                        THE CLOSING AND RELATED MATTERS

         3.1 The Closing. The respective sales and purchases of the LWSI Shares, the LWSC Shares and the LMS Shares (the "Closing") shall take place concurrently at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York at 10:00 a.m. local time on the Closing Date. At the Closing:

                 (i) LTI shall deliver to Allied U.S. the certificates evidencing the LWSI Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied U.S., against delivery by Allied U.S. of the Unadjusted LWSI Consideration;

                 (ii) Laidlaw shall deliver to Allied Canada the certificates evidencing the LWSC Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied Canada, against payment by Allied Canada of the Unadjusted LWSC Consideration; and

                 (iii) Laidlaw shall deliver to Allied Canada the certificates evidencing the LMS Shares, duly endorsed in blank or accompanied by duly executed stock powers, and in proper form for registration in the name of Allied Canada, against payment by Allied Canada of the LMS Consideration.

         All cash amounts payable by Allied U.S. at the Closing shall be payable by wire transfers, to accounts designated in writing by Laidlaw at least two Business Days before the Closing Date, of U.S. dollar funds immediately available in Toronto.

         3.2 Actions in Contemplation of Closing. On or before the Closing Date, and in any event not later than immediately before the Closing:

                 (i) LWSI shall transfer to LTI, as a dividend on the LWSI Shares, all of the issued and outstanding capital stock of Laidlaw Chem-Waste, Inc., a Retained Subsidiary;

                 (ii) LWSC shall transfer to Laidlaw, by means of a purchase, all of the issued and outstanding capital stock of LESL;

                 (iii) the Acquired Subsidiaries which own the Retained Land and the Option Assets shall transfer to Laidlaw, by means of a purchase, the Retained Land and the Option Assets;

                 (iv) Laidlaw or LTI will contribute to the capital of each of the Acquired Subsidiaries any and all Intercompany Indebtedness of each of the Acquired Subsidiaries (net of any Intercompany Receivables of each of the Acquired Subsidiaries) as of the Closing Date;

                 (v) all Tax Allocation Agreements shall be terminated as to all Acquired Subsidiaries without any further liability thereunder on the part of any Acquired Subsidiaries;

                 (vi) all Intercompany Agreements shall be terminated as to all Acquired Subsidiaries without any further liability thereunder on the part of any Acquired Subsidiary;

                 (vii) the Liens in favor of Laidlaw International Finance Corporation described in Section 4.11 of the Laidlaw Disclosure Schedule shall be terminated and released of record to the satisfaction of the Allied Parties and title to the related assets will be transferred to the Acquired Subsidiary which owns the equitable title to such assets;

                 (viii) Laidlaw will transfer to an Acquired Canadian Subsidiary designated at the Closing, the Leased Assets, at no cost to Allied;

                 (ix) all remaining Intercompany Investments shall be eliminated except as specifically agreed to by Allied; and

                 (x) Laidlaw shall cause to be delivered to Allied the resignation of Kenneth L. Lyons as sole director and President of the Acquired Subsidiaries, and shall assume and perform in full all obligations, agreements and commitments of any type relating to the resignation or the employment of Mr. Lyons arising before the Closing.

         3.3 Other Actions at the Closing. In addition to the consummation of the Acquisitions, the following actions shall take place at the Closing:

                 (i) Allied, Allied Finance, Laidlaw and LTI shall enter into the Laidlaw Subscription Agreement in substantially the form attached as Exhibit D to this Agreement;

                 (ii) Allied, Laidlaw and LTI shall enter into a Stock Registration Agreement in substantially the form of Exhibit E attached to this Agreement, pertaining to the registration of the Allied Common Shares, the Additional Allied Common Shares, the Allied Warrant and the Allied Warrant Shares;

                 (iii) Allied and Laidlaw shall enter into a Waste Services Management Agreement in substantially the form of Exhibit F attached to this Agreement;

                 (iv) the Laidlaw Sellers, the Retained Subsidiaries, the Allied Group and the Acquired Subsidiaries shall enter into a Release in substantially the form of Exhibit G attached to this Agreement, by which the Laidlaw Sellers will release each Acquired Subsidiary from all claims and causes of action other than those specified in Exhibit G;

                 (v) Laidlaw and Allied Finance shall enter into the Debenture Exchange Agreement in substantially the form of Exhibit M attached to this Agreement;

                 (vi) Allied shall execute and deliver to Laidlaw the Guaranties, which shall be in substantially the form of Exhibits H-1 and H-2 attached to this Agreement, by which Allied will guaranty the payment of the Allied Finance Debentures; and

                 (vii) Allied, Allied Finance, Laidlaw and LTI shall execute and deliver the Offset Letter Agreement in substantially the form of Exhibit N attached to this Agreement, by which Laidlaw will agree to certain offsets against the Allied Finance Debentures.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                LAIDLAW SELLERS

         The Laidlaw Sellers jointly and severally represent and warrant to the Allied Parties that:

         4.1 Organization of Laidlaw Sellers. Each Laidlaw Seller is a corporation duly organized and validly existing under the Laws of Canada, in the case of Laidlaw, or duly organized, validly existing and in good standing under the Laws of the State of Delaware, in the case of LTI.

         4.2 Authority Relative to this Agreement. Each Laidlaw Party has the requisite corporate power to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party. The execution and delivery of this Agreement and each Ancillary Agreement to which the respective Laidlaw Parties will be parties, the consummation of the Acquisitions, in the case of the Laidlaw Sellers, and the other transactions contemplated in Articles II and III, in the case of all Laidlaw Parties, have been duly authorized by the respective Boards of Directors of the Laidlaw Parties, and no other corporate proceedings on the part of any Laidlaw Party, including any approval by the stockholders of Laidlaw, are necessary to authorize this Agreement, any Ancillary Agreement to which any Laidlaw Party will be a party, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by each Laidlaw Party. Each Ancillary Agreement required to be executed and delivered by a Laidlaw Party at the Closing will be, upon its execution and delivery as provided in Section 3.3 or elsewhere in this Agreement, duly executed and delivered by such Laidlaw Party. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which an Allied Party will be a party) by each Allied Party, this Agreement is, and each Ancillary Agreement to which a Laidlaw Party is a party will be, upon its execution and delivery at the Closing as provided in Section 3.3 or elsewhere in this Agreement, a valid and binding obligation of such Laidlaw Party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting creditors' rights generally or by equitable principles.

         4.3 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the respective Laidlaw Sellers and the consummation of the Acquisitions and the other transactions contemplated in Articles II and III will not:

                 (i) constitute a breach or violation of or default under the charter or bylaws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of any Laidlaw Party or any Acquired Subsidiary or any Law applicable to any Laidlaw Party or any Acquired Subsidiary; or

                 (ii) except as accurately reflected in Section 4.3 of the Laidlaw Disclosure Schedule, violate or conflict with, or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination under, or result in the creation of any Lien upon the LWSI Shares, the LWSC Shares, the LMS Shares or any of the assets or properties of any Acquired Subsidiary under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any Laidlaw Seller or any Acquired Subsidiary is a party or by any of them or their assets or properties are bound.

         4.4 Consents and Approvals. No consent, order, approval, waiver or authorization of, or registration, application, declaration or filing with, any Governmental Entity or other Person is required with respect to any Laidlaw Party or any Acquired Subsidiary in connection with the execution and delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III, except for:

                 (i) the HSR Act, Competition Act and Investment Canada Act filings and approvals contemplated in this Agreement;

                 (ii) the consents and approvals described on Schedule 4.4 of the Laidlaw Disclosure Schedule; and

                 (iii) other cases, considered individually and in the aggregate, in which any failure to make any such registration, application, declaration or filing or obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers.

         4.5 Acquired Subsidiaries. Section 4.5 of the Laidlaw Disclosure Schedule sets forth with respect to each Acquired Subsidiary (i) its jurisdiction of incorporation, (ii) each jurisdiction in which it is qualified to do business as a foreign corporation, (iii) its authorized, issued and outstanding shares of capital stock, and (iv) the holder or holders of all of its issued and outstanding shares of capital stock. Each Acquired Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is currently being conducted. Each Acquired Subsidiary is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have a Material Adverse Effect on the Acquired Subsidiaries.

         All of the issued and outstanding shares of capital stock of each Acquired Subsidiary are validly issued, fully paid and nonassessable, and are owned of record and beneficially, and free of any Liens, by Laidlaw, LTI or another Acquired Subsidiary (as reflected in Schedule 4.5 of the Laidlaw Disclosure Schedule), except as otherwise noted in Section 4.5 of the Laidlaw Disclosure Schedule with respect to LMT (as to which all other stockholders, and their percentage share of ownership, are identified in Section 4.5 of the Laidlaw Disclosure Schedule). There are no preemptive rights or outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligations to make capital contributions or advances, voting trust arrangements, shareholders' agreements (other than as noted in Section 4.5 of the Laidlaw Disclosure Schedule with respect to LMT) or other agreements, commitments or understandings relating to the capital stock of any Acquired Subsidiary.

         The Laidlaw Sellers will deliver to the Allied Parties prior to Closing true and correct copies of the charter and bylaws (or similar organizational documents) of each Acquired Subsidiary. Each Acquired Canadian Subsidiary is a "private company" within the meaning of Ontario Securities Act.

         4.6 No Other Subsidiaries. No Acquired Subsidiary has any Subsidiary which is not another Acquired Subsidiary or a Retained Subsidiary. Except as described in Section 4.6 of the Laidlaw Disclosure Schedule, and except for other Acquired Subsidiaries and Retained Subsidiaries, no Acquired Subsidiary owns or is obligated to acquire any investment in any other corporation, partnership, joint venture or other business entity.

         4.7 Conduct of Solid Waste Business. The Laidlaw Group is engaged in the Solid Waste Business only through the Acquired Subsidiaries, and neither Laidlaw, any Retained Subsidiary, nor any other member of the Laidlaw Group conducts any operations associated with, or owns any assets or properties used in, or holds any permits or licenses used in, the Solid Waste Business, except for operations which after the Closing Date will be conducted only as permitted under the Waste Management Services Agreement. None of the Acquired Subsidiaries is or has been engaged in any business other than the Solid Waste Business or owns or has owned any assets or properties which are used in any business other than the Solid Waste Business.

         4.8 Financial Statements. The Laidlaw Sellers have delivered to the Allied Parties:

                 (i) unaudited consolidated balance sheets of the LWSI Group Subsidiaries (prepared for the LWSI Group Subsidiaries as a separate consolidated group of corporations for financial reporting purposes) at August 31, 1995 and May 31, 1996, and the related unaudited consolidated statements of operations, stockholder's equity and cash flows for the LWSI Group Subsidiaries (similarly prepared) for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996;

                 (ii) unaudited combined balance sheets of the LWSC Group Subsidiaries and LMS and its Subsidiary (prepared for the LWSC Group Subsidiaries and LMS and its Subsidiary as a separate combined group of corporations for financial reporting purposes) at August 31, 1995 and May 31, 1996, and the related unaudited combined statements of operations, stockholder's equity and cash flows for the LWSC Group Subsidiaries and LMS and its Subsidiary (similarly prepared) for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996; and

                 (iii) unaudited combined balance sheets of the LWSI Group Subsidiaries, the LWSC Subsidiaries and LMS and its Subsidiary at August 31, 1994, August 31, 1995 and May 31, 1996, and the related unaudited combined statements of operations, stockholder's equity and cash flows of the LWSI Group Subsidiaries, the LWSC Group Subsidiaries and LMS and its Subsidiary for the respective years ended August 31, 1994 and 1995 and the nine months ended May 31, 1996, together with the related notes thereto.

         The SWM Group Financial Statements described in clauses (i) and (ii) above are collectively referred to in this Agreement as the "SWM Group Consolidated Financial Statements," the SWM Group Financial Statements described in clause (iii) above are referred to in this Agreement as the "SWM Group Combined Financial Statements" and the SWM Group Combined Financial Statements at May 31, 1996 and for the nine months then ended are referred to in this Agreement as the "SWM Group May 31 Combined Financial Statements." All SWM Group Financial Statements are stated in U.S. dollars.

         The SWM Group Consolidated Financial Statements have been prepared in accordance with U.S. GAAP, except for compliance with SFAS 109 and the omission of explanatory footnote disclosures. The SWM Group Combined Financial Statements and the SWM Group May 31 Combined Financial Statements have been prepared by combining the relevant SWM Group Consolidated Financial Statements in accordance with U.S. GAAP applicable to the preparation of combined financial statements.

         All SWM Group Financial Statements fairly present in all material respects the separate company, consolidated or combined, as the case may be, financial position of the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated or combined, as the case may be, operations, stockholder's equity and (except as to the SWM Group Separate Company Financial Statements) cash flows for the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby for the respective periods indicated, in accordance with U.S. GAAP except for compliance with SFAS 109 and the omission of explanatory footnote disclosures as noted above.

         4.9     Absence of Certain Changes.  Except as set forth in Section
4.9 of the Laidlaw Disclosure Schedule, since May 31, 1996, the Acquired Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to the Acquired

Subsidiaries or any event that could result in a Material Adverse Effect with respect to the Acquired Subsidiaries.

         4.10 No Undisclosed Liabilities. Except as disclosed in the SWM Group Financial Statements or as set forth in Sections 4.10 and 4.14 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary has any liabilities or obligations, known or unknown, fixed or contingent, other than (i) those liabilities and obligations (other than for borrowed money) arising since May 31, 1996 in the ordinary course of its business and consistent with its past practice, (ii) liabilities and obligations other than for borrowed money arising after the date of this Agreement without violation of Sections 6.1 and 6.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries.

         4.11 Acquired Subsidiary Properties. The Acquired Subsidiaries have good and marketable title to their respective properties and assets, including those reflected in the SWM Group May 31 Combined Financial Statements (other than properties and assets disposed of in the ordinary course of business since May 31, 1996, which in the aggregate are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 4.11 of the Laidlaw Disclosure Schedule.

         4.12 Landfills. Section 4.12 of the Laidlaw Disclosure Schedule lists each SWM Group Landfill and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value) and any other recorded or unrecorded accruals, contingent or otherwise, or reserves related to landfill liabilities of any type. Section 4.12 of the Laidlaw Disclosure Schedule also lists each landfill not owned or operated by an Acquired Subsidiary, but to which any Acquired Subsidiary hauls solid waste.

         4.13 Taxes and Tax Returns. Except as described in Section 4.13 of the Laidlaw Disclosure Schedule:

                 (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of the Acquired Subsidiaries (including the U.S. consolidated income Tax Returns of LTI) have been duly filed on a timely basis in accordance with all applicable Laws, or will be timely filed in accordance with Section 12.2;

                 (ii) at the time of their filings all such Tax Returns were or will be complete and correct;

                 (iii) there are no Liens for Taxes upon any assets of any Acquired Subsidiary, except Liens for Taxes not yet due for current Tax periods ending on or after the Closing Date;

                 (iv) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against any Acquired Subsidiary, or for which any Acquired Subsidiary could be directly or indirectly liable and there is no basis for any additional assessment or reassessment for any Taxes for which adequate provision has not been made in the books and records of the Acquired Subsidiaries;

                 (v) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been granted to or on behalf of any Acquired Subsidiary;

                 (vi) no LWSC Group Subsidiary is or has ever been a controlled foreign corporation as defined by Code Section 957;

                 (vii) each Acquired U.S. Subsidiary will be a member of the LTI U.S. Consolidated Tax Group on the Closing Date;

                 (viii) Laidlaw and its Affiliates have never owned and do not now own any shares of Allied, any of its Affiliates or any predecessor thereof;

                 (ix) no Acquired Canadian Subsidiary has had a permanent establishment or income effectively connected with the conduct of a trade or business in the United States, and no Acquired U.S. Subsidiary has had a permanent establishment or income effectively connected with the conduct of a trade or business in Canada; and

                 (x) no Acquired Subsidiary is a member of any unitary or combined group for state or provincial tax purposes.

         4.14 Litigation. Except as disclosed in Section 4.14 of the Laidlaw Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Laidlaw Sellers, threatened against any of the Acquired Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Acquired Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which any Acquired Subsidiary (or any of its assets or properties) is subject that could have a Material Adverse Effect on the Acquired Subsidiaries. There is no suit, action, investigation or proceeding pending or, to the knowledge of the Laidlaw Sellers, threatened against either Laidlaw Seller at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on the Laidlaw Sellers, and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator or mediator to which either Laidlaw Seller is subject that could have a Material Adverse Effect on the Laidlaw Sellers. Neither Laidlaw Seller has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section 4.14 might be commenced with any reasonable likelihood of success.

         4.15 Environmental Matters. Except as described in Section 4.15 of the Laidlaw Disclosure Schedule (as may be updated on or before 5 Business Days before the Closing), and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries:

                 (i) the Acquired Subsidiaries hold, and are in compliance with and have been in compliance with, all Environmental Permits, and are otherwise in compliance and have been in compliance with, all applicable Environmental Laws, and there is no condition that could prevent or interfere with compliance by the Acquired Subsidiaries with all Environmental Laws;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other Person of any Environmental Permit is required in connection with the execution or delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions, or the operation of the business of the Acquired Subsidiaries immediately after the Closing;

                 (iii) no Acquired Subsidiary has received any Environmental Claim, nor has any Environmental Claim been threatened against any Acquired Subsidiary;

                 (iv) no Acquired Subsidiary has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

                 (v) to the knowledge of the Laidlaw Sellers, there are no circumstances that could give rise to liability under any agreement with any Person or by operation of law by or under which any Acquired Subsidiary would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law;

                 (vi) to the knowledge of the Laidlaw Sellers, there are no other circumstances or conditions that could give rise to liability or obligation of any Acquired Subsidiary under any Environmental Law; and

                 (vii) the liabilities and reserves reflected on the SWM Group May 31 Combined Financial Statements adequately provide for, in accordance with U.S. GAAP (x) all future claims and costs for closure, intermediate capping, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration and cleanup of all SWM Group Landfills (or any landfill or other facility previously owned, occupied, leased or operated by, or previously under the management or control of, any Acquired Subsidiary or any landfill to which an Acquired Subsidiary has transported waste), and (y) all Environmental Claims against the respective groups of Acquired Subsidiaries covered by the SWM Group May 31 Combined Financial Statements.

         4.16 Governmental Licenses and Permits; Compliance with Laws. Except as described in Section 4.16 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary has received any notice of any revocation or modification or any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which has had or is reasonably likely to have a Material Adverse Effect on the Acquired Subsidiaries. The business of each Acquired Subsidiary complies and has been conducted in compliance with all applicable Laws, except for violations or failure to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries.

         4.17 Labor Matters. Section 4.17 of the Laidlaw Disclosure Schedule lists and describes each collective bargaining agreement covering employees of any Acquired Subsidiary. Except as disclosed in Section 4.17 of the Laidlaw Disclosure Schedule, (i) no Acquired Subsidiary is a party to or bound by any collective bargaining or similar agreement with any labor organization applicable to employees of any Acquired Subsidiary, (ii) there is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of the Laidlaw Sellers, threatened against any Acquired Subsidiary, and (iii) to the knowledge of the Laidlaw Sellers, there are no current union organizing activities among employees of any Acquired Subsidiary.

         Since the enactment of the WARN Act, no Acquired Subsidiary has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment or facility of an Acquired Subsidiary. No Acquired Subsidiary has been affected by any transaction or engaged in layoffs or employment terminations sufficient in number to trigger application of any similar Canadian federal, state, provincial or local Law. Except as set forth in Section 4.17 of the Laidlaw Disclosure Schedule, no employees of any Acquired Subsidiary have suffered an "employment loss" (as defined in the WARN Act) since December 31, 1995.

         4.18 Employee Benefit Plans. Section 4.18 of the Laidlaw Disclosure Schedule sets forth each retirement, pension, bonus, stock purchase, profit sharing, stock option, deferred compensation, severance or termination pay, insurance, medical, hospital, dental, vision care, drug, sick leave, disability, salary continuation, legal benefits, unemployment benefits, vacation, incentive or other compensation plan or arrangement or other employee benefit which is maintained, or otherwise contributed to or required to be contributed to, by any of the Acquired Subsidiaries, any member of the Laidlaw Group or any ERISA Affiliate of Laidlaw for the benefit of employees or former employees and directors or former directors of any of the Acquired Subsidiaries and their spouses, dependents or beneficiaries (the "Laidlaw Employee Plans"). True and correct copies of each of the Laidlaw Employee Plans have been made available to the Purchaser, along with the most recent annual report for the Plan, any trust agreement relating to the Plan and the most recent summary plan description, actuarial report and determination letter for the Plan. Each of the Acquired Subsidiaries has complied, and currently is in compliance, both as to form and operation, in all material respects, with the applicable provisions of ERISA and each other Law or regulation imposed or administered by any Governmental Entity with respect to each of the Laidlaw Employee Plans. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, none of the Acquired Subsidiaries has at any time maintained, adopted, established, contributed to or been required to contribute to, otherwise participated in or been required to participate in, or had any liability with respect to, any "employee benefit plan" within the meaning of section 3(3) of ERISA. All Laidlaw Employee Plans providing pension or retirement benefits or obligations to current or former employees or their spouses, dependents and beneficiaries are referred to collectively as "Laidlaw Pension Plan" and identified on the Laidlaw Disclosure Schedule. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, no provision concerning the Laidlaw Pension Plan is contained in any collective bargaining agreement affecting any current or former employees of any Acquired Subsidiary. Each Laidlaw Pension Plan that is required to be qualified under Section 401(a) and Section 501(a) of the Code has received a determination letter to such effect and no event has occurred which is reasonably likely to result in the disqualification of any such Laidlaw Pension Plan. The Laidlaw Pension Plan is registered under, and is in material compliance with, applicable Law. All contributions to, and payments from, each Laidlaw Employee Plan which may have been required to be made in accordance with the terms of any such Laidlaw Employee Plan and, where applicable, the Laws which govern such Laidlaw Employee Plan, have been made in a timely manner, and each Laidlaw Employee Plan has otherwise at all times been administered in accordance with its terms and applicable Law in all material respects. All material reports, Tax Returns and similar documents with respect to any Laidlaw Employee Plan required to be filed with any Governmental Entity or distributed to any Laidlaw Employee Plan participant have been duly filed on a timely basis or distributed. There are no pending investigations by any Governmental Entity involving or relating to an Laidlaw Employee Plan, no threatened or pending claims (except for claims for benefits payable in the normal operation of the Laidlaw Employee Plans), suits or proceedings against any Laidlaw Employee Plan or asserting any rights or claims to benefits under any Laidlaw Employee Plan which could give rise to a liability nor, to the knowledge of the Laidlaw Sellers, are there any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding. No notice has been received by either of the Laidlaw Sellers or any of the Acquired Subsidiaries of any complaints or other proceedings of any kind involving any of the Acquired Subsidiaries or any of the employees of any of the Acquired Subsidiaries or other potential claimants before any Governmental Entity relating to any Laidlaw Employee Plan or to any of the Acquired Subsidiaries and to the knowledge of the Laidlaw Sellers, there is no basis for any such claims. Except as set forth in Section 4.18 of the Laidlaw Disclosure Schedule, the assets of each Laidlaw Employee Plan are at least equal to the liabilities, contingent or otherwise, of such Laidlaw Employee Plan on a plan termination basis, and each Laidlaw Pension Plan is fully funded on a going concern and solvency basis in accordance with its terms, applicable actuarial recommendations and applicable Law. Neither Laidlaw nor any of the Acquired Subsidiaries contribute to or have an obligation to contribute to, and, to the knowledge of Laidlaw, have not within 6 years prior to the date of this Agreement contributed to or had an obligation to contribute to, a multi-employer plan within the meaning of Section 3(37) of ERISA. No event has occurred and, to the knowledge of the Laidlaw Sellers, there exists no condition or set of circumstances in connection with which Allied, any of its affiliates or the Acquired Subsidiaries could be subject to any liability under the terms of each Laidlaw Employee Plan or under any applicable law of any Governmental Entity, other than any condition or set of circumstances that could not have a Material Adverse Effect on the Acquired Subsidiaries. In connection with the consummation of the transactions contemplated by this Agreement, no payments have or will be made under a Laidlaw Employee Plan which, in the aggregate, would be nondeductible under Section 280G of the Code.

         The beneficiaries under all Laidlaw Employee Plans shall consist only of employees or former employees and directors or former directors of any of the acquired subsidiaries and their spouses, dependents or beneficiaries. No acquired subsidiary shall have any liability under the Laidlaw Employee Stock Option Plan. The amount to fund the Supplemental Executive Retirement Plan shall not exceed $300,000.00

         4.19 Material Contracts. Section 4.19 of the Laidlaw Disclosure Schedule lists all of the following written or oral contracts, agreements and commitments (collectively, the "SWM Group Contracts"):

                 (i) all employment, consulting or personal services agreements or contracts with any present or former officer, director or employee of any Acquired Subsidiary who has an annual salary of $125,000 or more (determined by using the currency in which they are paid;

                 (ii) all solid waste management agreements and contracts (including those relating to the receipt, transport, disposal or other management of waste) between any Acquired Subsidiary and any municipality or other Governmental Entity or Person which call for annual payments to or by any Acquired Subsidiary of $1,000,000 or more, which list includes the term of such agreements or contracts;

                 (iii) all contracts, agreements, agreements in principle, letters of intent and memoranda of understanding which call for or contemplate the future disposition (including restrictions on transfer and rights of first offer or refusal) or acquisition of (or right to acquire) any interest in any business enterprise, and all contracts, agreements and commitments relating to the future disposition of a material portion of the assets and properties of any Acquired Subsidiary other than in the ordinary course of business;

                 (iv) all contracts, agreements with, or commitments to, any Person containing any provision or covenant relating to the indemnification or holding harmless by any Acquired Subsidiary of any Person which could result in a liability to an Acquired Subsidiary of $500,000 or more;

                 (v) all leases or subleases of real property used in the conduct of business of any Acquired Subsidiary providing for annual rental payments to be paid by or on behalf of an Acquired Subsidiary of more than $500,000 in each case;

                 (vi) all contracts or agreements committing any Acquired Subsidiary to make a capital expenditure in excess of $500,000;

                 (vii) all guaranties or other commitments or undertakings under which any Acquired Subsidiary may be primarily, secondarily, contingently or conditionally liable for or in respect of (or which creates, constitutes or evidences a Lien on any of the assets or properties of any Acquired Subsidiary which secures the payment or performance of) any present or future liability or obligation of or to any member of the Laidlaw Group or any officer or director of the Laidlaw Group;

                 (viii)   all Laidlaw Guaranties;

                 (ix) all contracts, agreements and undertakings with any Governmental Entity or other Person which contain any provision or covenant limiting (x) the ability of any Acquired Subsidiary to engage in any line of business, to compete with any Person, to do business with any Person or in any location or to employ any Person or (y) the ability of any Person to compete with or obtain products or services from any Acquired Subsidiary;

                 (x) all outstanding proxies, powers of attorney or similar delegations of authority granted by any Acquired Subsidiary to any member of the Laidlaw Group or any other Person; and

                 (xi)     all Intercompany Agreements.

         The Laidlaw Parties shall deliver to the Allied Parties within 15 days of the Closing a true and correct copy of each SWM Group Contract. Each of the SWM Group Contracts is in full force and effect and constitutes a legal, valid and binding obligation of the Acquired Subsidiary which is a party to it, and, to the knowledge of the Laidlaw Sellers, of each other Person that is a party to it. Except as set forth in Section 4.19 of the Laidlaw Disclosure Schedule, no Acquired Subsidiary is, and, to the knowledge of the Laidlaw Sellers, no other party to any SWM Group Contract is, in violation, breach or default of such SWM Group Contract or, with or without notice or lapse of time or both, would be in violation, breach or default of any such SWM Group Contract, except for any violation, breach or default which, individually or in the aggregate, could not result in a Material Adverse Effect on the Acquired Subsidiaries. Except as set forth in Section 4.19 of the Laidlaw Disclosure Schedule, no SWM Group Contract provides that any party thereto other than an Acquired Subsidiary may terminate such SWM Group Contract by reason of the execution of this Agreement or the consummation of the Acquisitions.

         4.20 Bank Accounts. Section 4.20 of the Laidlaw Disclosure Schedule lists each bank, trust company or similar institution with which any Acquired Subsidiary maintains an account or safe deposit box, and accurately identifies each such account or safe deposit box by its number or other identification and the names of all individuals authorized to draw thereon or have access thereto.

         4.21 Officers and Directors. Section 4.5 of the Laidlaw Disclosure Schedule accurately lists by name and title all officers and directors of each Acquired Subsidiary.

         4.22 Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission from any Allied Party or any Acquired Subsidiary in connection with this Agreement or the Acquisitions based upon arrangements made by or on behalf of any Laidlaw Party.

         4.23 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 4.1 through
4.22 on grounds of immateriality, lack of knowledge or failure to have a Material Adverse Effect do not and could not, taken as a whole, constitute a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries.


                                   ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                                       OF
                                 ALLIED PARTIES

         The Allied Parties jointly and severally represent and warrant to the Laidlaw Sellers that:

         5.1 Organization of Allied Parties. Each Allied Party is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, or, in the case of Allied Canada, the Laws of Canada. Each Allied Party has full authority and corporate power to conduct its business as it is currently being conducted and as to be conducted following consummation of the Acquisitions. Each Allied Party is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification.

         5.2 Authority Relative to this Agreement. Each Allied Party has the requisite corporate power and authority to enter into and perform its obligations under this Agreement and each Ancillary Agreement to which it will be a party, and, in the case of Allied, the Allied Warrant, and in the case of Allied Canada, the Allied Canada Debentures. The execution and delivery of this Agreement and each Ancillary Agreement to which the respective Allied Parties will be parties, the consummation of the Acquisitions, the issuance or delivery of Allied Securities, and the other transactions contemplated in Articles II and III have been duly authorized by the respective Boards of Directors of the Allied Parties, and except for the approval by Allied's stockholders of the issuance by Allied of the Allied Common Shares in connection with the U.S. Acquisition, the issuance of Allied Warrant Shares upon any exercises of Allied Warrant in accordance with its terms and the issuance of the Additional Allied Common Shares, no other corporate proceedings on the part of any Allied Party are necessary to authorize this Agreement, any Ancillary Agreement to which any Allied Party will be a party, the issuance and delivery of the Allied Securities, the consummation of the Acquisitions, or the other transactions contemplated in Articles II and III. This Agreement has been duly executed and delivered by each Allied Party. The Allied Debentures, the Allied Warrant and each Ancillary Agreement required to be executed and delivered by an Allied Party at the Closing will be, upon its or their execution and delivery as provided in
Section 3.3, duly executed and delivered by such Allied Party. Assuming the valid authorization, execution and delivery of this Agreement (and each Ancillary Agreement to which a Laidlaw Party will be a party) by each Laidlaw Party, this Agreement is, and upon their issuance and delivery at the Closing, the Allied Debentures and the Allied Warrant will be, and upon its execution and delivery by an Allied Party, each Ancillary Agreement to which an Allied Party is a party will be, valid and binding obligations of each Allied Party (or Allied in the case of the Allied Warrant or Allied Canada in the case of the Allied Canada Debentures), enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other law relating to or affecting creditors' rights generally or by equitable principles.

         5.3 Status of Allied Common Shares. Upon their issuance as provided in Sections 2.2 and 2.3, the Allied Common Shares will be, and upon any issuance thereof by the Company in accordance with the Allied Warrant or the Laidlaw Subscription Agreement, the Additional Allied Common Shares will be, duly authorized, validly issued, fully paid and nonassessable.

         5.4 No Violations. The execution, delivery and performance of this Agreement and the applicable Ancillary Agreements by the respective Allied Parties, the issuance and delivery by Allied of the Allied Securities, and the consummation of the Acquisitions and the other transactions contemplated in Articles II and III will not:

                 (i) constitute a breach or violation of or default under the charter or bylaws (or similar organizational documents) or internal rules or regulations governing the conduct of corporate actions of any Allied Party or any of their respective Subsidiaries or any Law applicable to any Allied Party or any of their respective Subsidiaries; or

                 (ii) except as accurately reflected in Section 5.4 of the Allied Disclosure Schedule, violate or conflict with or result in a breach of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under or result in the termination of, or accelerate the performance by, or result in a right of termination under, or result in the creation of any Lien upon the assets or properties of Allied or any of its Subsidiaries under, any contract, indenture, loan document, license, permit, order, decree or instrument to which any Allied or any of its Subsidiaries is a party or by which any of them or their assets or properties are bound.

         5.5 Consents and Approval. No consent, order, approval, waiver, authorization of, or registration, application, declaration or filing with, any Person is required with respect to any Allied Party or any Subsidiary of Allied in connection with the execution and delivery of this Agreement, the issuance of the Allied Securities, the consummation of the Acquisitions, and the other transactions contemplated in Articles II and III, except for:

                 (i) the HSR Act, Competition Act, and Investment Canada Act filings and approvals contemplated in this Agreement;

                 (ii) the consents and approvals described on Section 5.5 of the Allied Disclosure Schedule;

                 (iii) the approval by Allied's stockholders, as contemplated in Section 7.5; and

                 (iv) other cases, considered individually and in the aggregate, in which any failure to make such registration, application, declaration or filing or to obtain any such consent, order, approval, waiver or other authorization could not have a Material Adverse Effect on Allied and its Subsidiaries.

         5.6 Allied Capitalization. The authorized capital stock of Allied consists of (i) 100 million shares of Allied Common Stock, and (ii) 10 million shares of Preferred Stock, $.10 par value, of Allied ("Allied Preferred Stock"). At September 10, 1996, 58,859,811 shares of Allied Common Stock, and 14,943 shares of Allied Preferred Stock, were issued and outstanding, all of which were duly and validly issued, fully paid and nonassessable. Except as set forth in the Allied SEC Filings or Section 5.6 of the Allied Disclosure Schedule, no subscription, warrant, option, convertible security, stock appreciation or other right (contingent or other) to purchase or acquire any shares of any class of capital stock of Allied or any of its Subsidiaries is authorized or outstanding and there is not outstanding any commitment of Allied or any of its Subsidiaries to issue any shares, warrants, options or other such rights or to distribute to holders of any class of its capital stock any evidences of indebtedness or assets. Except as set forth in the Allied SEC Filings, neither Allied nor any of its Subsidiaries has any contingent or other obligation to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. Except as set forth in the Allied SEC Filings, Allied is not a party to any voting agreement, voting trust or similar agreement or arrangement relating to its capital stock or any agreement or arrangement relating to or providing for registration rights with respect to its capital stock.

         5.7 Allied Subsidiaries. Each Subsidiary of Allied is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full authority and corporate power to conduct its business as it is presently being conducted. Each Subsidiary of Allied is duly qualified to do business, and in good standing, in each jurisdiction where the nature of its properties or business requires such qualification, except for failures to be so qualified which could not, individually or in the aggregate, have Material Adverse Effect on Allied and its Subsidiaries. Except as accurately disclosed in the Allied SEC Filings, all of the outstanding shares of capital stock of each Subsidiary of Allied are validly issued, fully paid and nonassessable and are owned of record and beneficially by Allied or a wholly owned direct or indirect Subsidiary of Allied. Except as set forth in the Allied SEC Filings, there are no outstanding subscriptions, options, warrants, calls, rights, convertible securities, obligation to make capital contributions or advances, voting trust arrangements, shareholder's agreements or other agreements, commitments or understandings relating to the issued and outstanding capital stock of any Subsidiary of Allied. Except as described in Section 5.7 of the Allied Disclosure Schedule, Allied does not, directly or indirectly, have any equity investment in any corporation, partnership or joint venture or other business entity.

         5.8 SEC Filings. Allied has filed all forms, reports and documents required to be filed with the SEC since May 15, 1996, the date on which Allied's registration statement on Form S-4 (No. 333-5585) (the "Allied Registration Statement") became effective, and Allied has made available to the Laidlaw Sellers true and complete copies of (i) the Allied Registration Statement, (ii) Allied's Annual Report on Form 10-K for the year ended December 31, 1995, and (iii) all other reports, statements and registration statements (including Current Reports on Form 8-K) filed by Allied with the SEC since December 31, 1995 (collectively, the "Allied SEC Filings"). The Allied SEC Filings (including all financial statements or schedules included in them) (i) were prepared in compliance in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time of filing (or if amended, supplemented or superseded by a later filing, on the date of the later filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         5.9 Allied Financial Statements. The consolidated balance sheets and consolidated statements of operations, stockholder's equity and cash flows of Allied and its Subsidiaries included in the Allied SEC Filings fairly present in all material respects the consolidated financial position of Allied and its Subsidiaries at their respective dates and the consolidated results of operations of Allied and its Subsidiaries for the respective periods then ended, in accordance with U.S. GAAP, subject, in the case of unaudited interim financial statements, to year-end adjustments (which consist of normal recurring accruals) and the absence of explanatory footnote disclosures required by U.S.

GAAP. Allied's unaudited consolidated balance sheet at June 30, 1996 included in the Allied SEC Filings is herein called the "Latest Allied Balance Sheet."

         5.10    Absence of Certain Changes.  Except as set forth in Section
5.10 of the Allied Disclosure Schedule, since June 30, 1996, Allied and its Subsidiaries have conducted their businesses only in the ordinary course, consistent with past practice, and there has not occurred a Material Adverse Effect with respect to Allied and its Subsidiaries or any event that could result in a Material Adverse Effect on Allied and its Subsidiaries.

         5.11 No Undisclosed Liabilities. Except as disclosed in the Latest Allied Balance Sheet or in Sections 5.11 and 5.14 of the Allied Disclosure Schedule, Allied and its Subsidiaries have no liabilities or obligations, known or unknown, fixed or contingent, other than (i) those arising since June 30, 1996 in the ordinary course of business and consistent with past practice, (ii) liabilities and obligations arising after the date of this Agreement without violation of Sections 7.1 and 7.2, or (iii) liabilities and obligations that, individually or in the aggregate, could not result in a Material Adverse Effect on Allied and its Subsidiaries.

         5.12 Allied Properties. Allied and its Subsidiaries have good and marketable title to the properties and assets used in the conduct of their business including those reflected in the Latest Allied Balance Sheet (other than properties and assets disposed of in the ordinary course of business since June 30, 1996, which, in the aggregate, are not material), free of all Liens except Permitted Liens and Liens disclosed in Section 5.12 of the Allied Disclosure Schedule. Section 5.12 of the Allied Disclosure Schedule lists each landfill owned or operated by Allied and its Subsidiaries and accurately describes each such landfill by its city or county and state or province of location, total acreage, permitted acreage, estimated remaining permitted capacity in tons, estimated or mandated closure date, and estimated closure, post-closure and reclamation liability at its projected or mandated closure date (computed at the closure date with and without discount to present value).
Section 5.12 of the Allied Disclosure Schedule also lists each solid waste landfill not owned or operated by Allied and its Subsidiaries, but to which Allied and its Subsidiaries hauls solid waste.

         5.13 Taxes and Tax Returns. Except as described in Section 5.13 of the Allied Disclosure Schedule:

                 (i) all Tax Returns required to be filed with any Taxing Authority with respect to any Pre-Closing Tax Period by or on behalf of Allied and its Subsidiaries have been or will be duly filed on a timely basis in accordance with all applicable laws;

                 (ii) at the time of their filings all such Tax Returns were or will be complete and correct;

                 (iii) the reserves for Taxes reflected in the Latest Allied Balance Sheet are adequate to cover all Taxes that have not been paid, but which under U.S. GAAP were accruable, through the date of the Latest Allied Balance Sheet.

                 (iv) there are no Liens for Taxes upon any assets of Allied or any of its Subsidiaries, except Liens for Taxes not yet due for current Tax periods ending with or after the Closing Date;

                 (v) there are no outstanding deficiencies, assessments or written proposals for the assessment of Taxes proposed, asserted or assessed against Allied or any Subsidiary of Allied and there is no basis for any additional assessments or reassessments for any Taxes for which adequate provision has not been made in the books and records of Allied or its Subsidiaries, as the case may be; and

                 (vi) no extension of the statute of limitations or waiver of normal reassessment periods on the assessment of any Taxes has been granted to Allied or any Subsidiary of Allied.

         5.14 Litigation. Except as disclosed in the Allied SEC Filings or in Section 5.14 of the Allied Disclosure Schedule, there is no suit, action, investigation or proceeding pending or, to the knowledge of the Allied Parties, threatened against Allied or any of its Subsidiaries at law or in equity before or by any Governmental Entity or before any arbitrator or mediator of any kind, that could have a Material Adverse Effect on Allied and its Subsidiaries, and there is no judgment, decree, injunction, rule or order of any Governmental Entity, arbitrator or mediator to which Allied or any Allied Subsidiary is subject that could have a Material Adverse Effect on Allied and its Subsidiaries. No Allied Party has knowledge of any grounds on which any suit, action, investigation or proceeding of the nature referred to in this Section
5.14 might be commenced with any reasonable likelihood of success.

         5.15 Environmental Matters. Except as reflected in the Allied SEC Filings or as described in Section 5.15 of the Allied Disclosure Schedule (as may be updated on or before 5 Business Days before the Closing), and except to the extent that the inaccuracy of any of the following, individually or in the aggregate, could not have a Material Adverse Effect on Allied and its
Subsidiaries:

                 (i) Allied and its Subsidiaries hold, and are in compliance with and have been in compliance, all Environmental Permits, and are otherwise in compliance and have been in compliance with, all applicable Environmental

         Laws, and there is no condition that could prevent or interfere with compliance by the Allied or any of its Subsidiaries with any Environmental Law;

                 (ii) no modification, revocation, reissuance, alteration, transfer or amendment of any Environmental Permit, or any review by, or approval of, any Governmental Entity or other third party of any Environmental Permit is required in connection with the execution or delivery of this Agreement or any Ancillary Agreement, the consummation of the Acquisitions or the operation of the business of Allied and its Subsidiaries on the Closing Date;

                 (iii) neither Allied nor any of its Subsidiaries has received any Environmental Claim, nor has any Environmental Claim been threatened against Allied or any of its Subsidiaries;

                 (iv) neither Allied nor any of its Subsidiaries has entered into, agreed to or is subject to any outstanding judgment, decree, order or other directive issued by, or consent arrangement with, any Governmental Entity under any Environmental Law, including any such judgment, decree, order or other directive relating to compliance with any Environmental Law or to the investigation, cleanup, remediation or removal of Hazardous Substances;

                 (v) to the knowledge of the Allied Parties, there are no circumstances that could give rise to liability under any agreements with any Person under which Allied or any of its Subsidiaries would be required to defend, indemnify, hold harmless, or otherwise be responsible for any violation by or other liability or expense of such Person, or alleged violation by or other liability or expense of such Person, arising under any Environmental Law;

                 (vi) to the knowledge of the Allied Parties, there are no other circumstances or conditions that could give rise to liability or obligation of Allied or any of its Subsidiaries under any Environmental Law; and

                 (vii) the liabilities and reserves for closure, post-closure monitoring and maintenance and environmental remediation reflected on the Latest Allied Balance Sheet adequately provide for, in accordance with U.S. GAAP, all future claims and costs for closure, post-closure monitoring, investigation and maintenance, reclamation, remediation, restoration and cleanup of all landfills now or previously owned, occupied or leased or operated by Allied or any of its Subsidiaries (or now or previously under the management or control of Allied or any of its Subsidiaries) and all Environmental Claims against Allied or any of its Subsidiaries.

         5.16 Governmental Licenses and Permits; Compliance with Laws. Except as described in the Allied SEC Filings or Section 5.16 of the Allied Disclosure Schedule, neither Allied nor any of its Subsidiaries has received notice of any revocation or modification of any license, certification, tariff, permit, registration, exemption, approval or other authorization by any Governmental Entity, the revocation or modification of which could have a Material Adverse Effect on Allied and its Subsidiaries. The conduct of the business of Allied and its Subsidiaries complies and has been conducted in compliance with all applicable Laws, except for violations or failures to comply, if any, that, individually or aggregate, could not have a Material Adverse Effect on Allied and its Subsidiaries.

         5.17 Labor Matters. There is no labor strike, dispute, slowdown, work stoppage, unresolved material labor union grievance or labor arbitration proceedings pending or, to the knowledge of Allied, threatened against Allied or any of its Subsidiaries, and no material current union organizing activities among employees of Allied or its Subsidiaries. Since the enactment of the WARN Act, neither Allied nor any of its Subsidiaries has effectuated (i) a "plant closing" (as defined in the WARN Act) affecting any site of employment or one or more facilities or operating units within any site of any employment facility or (ii) a "mass layoff" (as defined in the WARN Act) affecting any site of employment or facility of Allied or any of its Subsidiaries. Neither Allied nor any of its Subsidiaries has been affected by any transaction or engaged in any layoffs or employment terminations sufficient in number to trigger application of any similar state, provincial or local law. No employees of Allied or any of its Subsidiaries have suffered an "employment loss" (as defined in the WARN Act) since December 1, 1995.

         5.18 Opinion of Financial Advisor. On the date of this Agreement, Allied has received the opinion of Goldman, Sachs & Co. to the effect that on the basis of the assumptions referred to therein, the consideration payable by the Allied Parties in connection with the Acquisitions, taken as a whole, is fair to Allied.

         5.19 Financing. The Allied Parties have delivered to the Laidlaw Sellers copies of the Commitment Letter and the Highly Confident Letter. The Commitment Letter and the Highly Confident Letter remain in effect at the date of this Agreement. The funds committed to be made available to the Allied Parties under the Commitment Letter and the funds to be sought by Allied through the sale of the securities described in the Highly Confident Letter, together with Allied's funds and funds otherwise available to Allied, are sufficient to consummate the Acquisitions.

         5.20 Letter from Stockholders. On or before the date of this Agreement, Allied has received, and has delivered to the Laidlaw Parties copies of, a letter from Roger A. Ramsey and Thomas H. Van Weelden, expressing their agreement to vote all shares of Allied Common Stock held by them for approval of the matters to be submitted to Allied's stockholders for approval pursuant to Section 7.5 of this Agreement.

         5.21 Brokers. Except for Goldman, Sachs & Co., which has acted as financial advisor to Allied in connection with the Acquisitions, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with this Agreement or the Acquisitions based upon arrangements made by or on behalf of any Allied Party.

         5.22 Aggregation. The imperfections, defects, orders, actions, defaults, liabilities, inaccuracies and other items omitted from disclosure in connection with the representations and warranties made in Sections 5.1 through
5.21 on grounds of immateriality, lack of knowledge or failure to have a Material Adverse Effect do not and could not, taken as a whole, constitute a Material Adverse Effect on the Allied Parties.


                                   ARTICLE VI

                       LAIDLAW AGREEMENTS PENDING CLOSING

         The Laidlaw Sellers jointly and severally agree that pending the Closing, without the prior written consent of Allied:

         6.1 Conduct of Business. Each Acquired Subsidiary shall conduct its operations according to its ordinary and usual course of business, comply with applicable Laws, comply with the terms of Laidlaw Employee Plans (including by making all contributions required by the terms of the Laidlaw Pension Plan, applicable actuarial recommendations and applicable Law), and use its best efforts to preserve intact its business organization, keep available the services of its officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. The Laidlaw Parties shall confer on a regular and frequent basis with one or more designated representatives of Allied to report on operational matters of materiality and to report the general status of on-going operations of the Acquired Subsidiaries. The Laidlaw Parties shall notify Allied of:

                 (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of the Acquired Subsidiaries;

                 (ii) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communications indicating that any may be contemplated) involving either

         Laidlaw Seller, or any Acquired Subsidiary, which instigation or development could have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers;

                 (iii) proposed budgets, capital expenditures, acquisitions and dispositions of assets and other decisions involving material properties of the Acquired Subsidiaries; and

                 (iv) any matter or event which comes to the knowledge of the Laidlaw Sellers and which makes or could make any representation and warranty made by the Laidlaw Sellers in Article IV untrue or inaccurate.

         The Laidlaw Parties shall keep Allied fully informed of such events and permit Allied's representatives access to all materials prepared in connection with such events.

         The Laidlaw Sellers agree to advance to the Acquired Subsidiaries during the period from the date of this Agreement through the Closing Date funds sufficient to allow the Acquired Subsidiaries to maintain their working capital at levels sufficient to support their continued operations in the ordinary course of their business and consistent with past practices. The Laidlaw Sellers further agree, without limiting the generality of the preceding sentence, to (i) maintain and continue their customer billing, receivable collection and payables payment practices in a manner consistent with past practices and in the ordinary course of business, and (ii) make the capital expenditures at the times and in the amounts included in the schedule of capital expenditures included in Section 6.2 to the Laidlaw Disclosure Schedule.

         6.2 Forbearance by the Acquired Subsidiaries. The Laidlaw Parties shall not cause or permit any Acquired Subsidiary to, and no Laidlaw Party which is an Acquired Subsidiary shall:

                 (i) amend its charter or bylaws (or other similar organizational documents);

                 (ii) issue, sell, pledge, dispose of or encumber any shares of its capital stock or securities convertible into any such shares, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities;

                 (iii) in the case of LWSI, LWSC and LMS only, pay any dividend or other distribution in respect of the LWSI Shares, the LWSC Shares or the LMS Shares, or redeem purchase or acquire any LWSI Shares, the LWSC Shares or the LMS Shares, except that LWSI and LWSC may make the distributions required to be made by them under Section 3.2;

                 (iv) incur any indebtedness for borrowed money other than Intercompany Indebtedness;

                 (v) make or commit to make any capital investment, capital expenditure, capital addition or capital improvement, except to the extent that any single capital expenditure made or committed to be made by any Acquired Subsidiary and all capital expenditures made or committed to be made by all Acquired Subsidiaries do not exceed the amounts set forth in the budget of capital expenditures included in
         Section 6.2 of the Laidlaw Disclosure Schedule.

                 (vi) except in the ordinary course of business, and except for settlements made by insurers, enter into any compromise or settlement of any litigation, proceeding or governmental investigation relating to such Acquired Subsidiary or its respective properties which requires such Acquired Subsidiary to make a payment in excess of $1.5 million or which would result in the imposition of any restriction upon the operations of such Acquired Subsidiary, or the disposition of any of its properties, except for restrictions or dispositions which could have a Material Adverse Effect on the Acquired Subsidiaries;

                 (vii) sell real property or any interest in or improvement upon real property (other than the real property, interests in and improvements upon real property described in Section 6.2 of the Laidlaw Disclosure Schedule) or any other capital asset the book value or sales price of which is more than $500,000;

                 (viii) amend the Laidlaw Pension Plan or Laidlaw Employee Plans or make any statement relating to any anticipated or proposed increase in benefits under the Laidlaw Pension Plan or Laidlaw Employee Plans for current, future or former employees of any of the Acquired Subsidiaries other than strictly in accordance with the terms of the Laidlaw Pension Plan or Laidlaw Employee Plans as currently constituted;

                 (ix) transfer, license, lease, sell, dispose, mortgage or encumber any assets or properties other than in the ordinary course of business; or

                 (x) increase compensation, benefits or severance for employees of any Acquired Subsidiary except as required by any collective bargaining agreements entered into by the Acquired Subsidiaries as in effect on the date of this Agreement, and except as set forth in Section 6.2 of the Laidlaw Disclosure Schedule.

         6.3 Access and Information. The Laidlaw Parties shall give to Allied and its representatives (including its lenders and their representatives) full access during normal business hours to all the properties, books, contracts, commitments, records, Tax

Returns, personnel and advisors of Laidlaw and the Acquired Subsidiaries so that Allied may have full opportunity to make such investigation of the Acquired Subsidiaries as it shall reasonably request in advance. The Laidlaw Parties will cause Coopers & Lybrand to permit Arthur Andersen L.L.P. to review and examine the work papers of Coopers & Lybrand relating to Laidlaw and the Acquired Subsidiaries. The Laidlaw Parties will promptly furnish to Allied all information with respect to the Acquired Subsidiaries which Allied may reasonably request. Additionally, the Laidlaw Parties will furnish Allied all information concerning the Acquired Subsidiaries required for inclusion in any application, filing statement or notice to be made by any Allied Party to, or filed or joined in by any Allied Party with, any Governmental Entity in connection with this Agreement or the Acquisitions, including the Allied Proxy Statement, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Laidlaw Parties shall prior to the Mailing Date promptly inform Allied on becoming aware that any information concerning any of the Acquired Subsidiaries furnished to Allied pursuant to this Section 6.3 contains any such material misstatement or omission.

         6.4 Supplemental Information. (a) As soon as practicable after the date of this Agreement and in no event later than October 1, 1996, the Laidlaw Sellers shall furnish to Allied an unaudited separate balance sheet (prepared on a company only basis) of each Acquired Subsidiary at August 31, 1995, and the related unaudited separate statements of operations and stockholder's equity (similarly prepared) for each Acquired Subsidiary for the year then ended (the "SWM Group Separate Company Financial Statements"). The SWM Group Separate Company Financial Statements will be prepared in accordance with U.S. GAAP, except for compliance with SFAS 109 and the omission of explanatory footnote disclosures.

         (b) The Laidlaw Parties shall furnish to Allied copies of interim monthly financial statements for the Acquired Subsidiaries (prepared using the format customarily used by Laidlaw for such internal reports and, no less frequently than each fiscal quarter, prepared for the Acquired Subsidiaries for such fiscal quarter on a combined basis) as soon as practicable but in any event within 35 days after the end of each month or quarter, as the case may be, together with any information ordinarily prepared in connection with such financial statements. All such interim financial statements shall fairly present in all material respects in accordance with such accounting principles the separate company, combined or consolidated, as the case may be, financial position of the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby at the respective dates thereof, and the results of their separate company or consolidated, as the case may be, operations, stockholders' equity and cash flows for the respective Acquired Subsidiaries or groups of Acquired Subsidiaries covered thereby for the respective periods covered thereby, subject to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP and Canadian GAAP.

         6.5 Audit of Financial Statements. The Laidlaw Parties shall cause Coopers & Lybrand to conduct an audit of the Acquired Subsidiaries on a combined basis and to issue their unqualified report thereon, which audit will include combined balance sheets at August 31, 1995 and August 31, 1996, and the related combined statements of operations, stockholder's equity and cash flows for the years ended August 31, 1994, 1995 and 1996 ("SWM Group Audited Combined Financial Statements"). The Laidlaw Parties shall deliver the SWM Group Audited Combined Financial Statements, together with the unqualified report thereon by Coopers & Lybrand, to the Allied Parties as soon as practicable after the date of this Agreement and in no event later than October 1, 1996. The SWM Group Audited Combined Financial Statements shall be prepared in accordance with U.S. GAAP and the rules of the SEC relating to the preparation of financial statements. The Laidlaw Parties shall cause Coopers & Lybrand to consent to the inclusion of the SWM Group udited Combined Financial statements in any proxy statement, registration statement or other SEC filings of Allied or any subsidiary of Allied.

         6.6 Access for Environmental Report. The Laidlaw Parties shall cause the Acquired Subsidiaries to give to Emcon Environmental Services, Inc. ("Emcon"), independent environmental consultants engaged by and at the expense of the Allied Parties, full access to the facilities, personnel and records of the Acquired Subsidiaries as such consultants shall reasonably request (including for physical inspection of sites and the drilling of wells and the conducting of soil borings and other Phase II investigatory techniques) in order to conduct Phase I and II environmental assessments of each parcel of real property owned, or under the management or control of, or operated, leased or occupied by, an Acquired Subsidiary, and to prepare a report reflecting the findings and recommendations of such consultants concerning such Phase I and Phase II environmental assessments (the "Emcon Environmental Report"). The Laidlaw Parties shall use their best efforts to ensure that all information provided to Emcon in the course of its conduct of such environmental assessments is accurate, complete and not misleading (including by omissions). The Laidlaw Parties will provide, and will cause the Acquired Subsidiaries to provide, upon written request therefor, all consents, approvals and directions (and waivers of privacy, freedom of information and similar Laws) so as to permit such consultants to have prompt and unrestricted access to all relevant information in the possession or under the control of Governmental Entities.

         6.7 Confidentiality. All information and data furnished by the Allied Parties to the Laidlaw Sellers under Section 7.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to the Allied Parties, in accordance and compliance with the Confidentiality Agreement.

         6.8 Consummation of Acquisitions. The Laidlaw Parties shall use their best efforts to perform and fulfill, and shall use their best efforts to cause the Laidlaw Sellers and the Acquired Subsidiaries to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this agreement, to the end that the Acquisitions shall be consummated.


                                  ARTICLE VII

                        ALLIED COVENANTS PENDING CLOSING

         The Allied Parties agree that pending the Closing, without the prior written consent of Laidlaw:

         7.1 Conduct of Allied's Business. Allied and its Subsidiaries shall conduct their operations according to their ordinary and usual course of business, and shall use their best efforts to preserve intact their business organization, keep available the services of their officers and employees and maintain normal business relationships with customers, suppliers and others having business relationships with it. The Allied Parties shall confer on a regular and frequent basis with one or more designated representatives of Laidlaw to report on operational matters of materiality and to report the general status of on-going operations of Allied. The Allied Parties shall notify Laidlaw of:

                 (i) any unexpected material emergency or other material change in the normal course of business or in the operation of the properties of Allied and its Subsidiaries;

                 (ii) the instigation of or any significant development in any regulatory proceedings, governmental complaints, investigations or hearings (or communication indicating that any may be contemplated) involving Allied and its Subsidiaries, which instigation or development could have a Material Adverse Effect on Allied and its Subsidiaries;

                 (iii)    material acquisitions and dispositions of assets; and

                 (iv) any matter or event which comes to the knowledge of the Allied Parties and which makes or could make any representation and warranty made by the Allied Parties in Article V untrue or inaccurate.

         The Allied Parties shall keep Laidlaw fully informed of such events and permit Laidlaw's representatives access to all materials prepared in connection with such events.

         7.2     Forbearance by Allied.  Allied shall not:

                 (i) amend or propose to amend its Certificate of Incorporation (except to increase the number of shares of Allied Common Stock it is authorized to issue) or bylaws;

                 (ii) issue any shares of Allied Common Stock or securities convertible into or exchangeable for shares of Allied Common Stock, or enter into any agreement or commitment with respect to the issuance or purchase of any such shares or securities, except that Allied may (x) issue shares of Allied Common Stock upon any exercise of any presently outstanding warrants or any conversion of any presently outstanding shares of convertible Allied Preferred Stock or any presently outstanding convertible indebtedness of Allied which are, in each such case, described in the Allied SEC Filings, (y) issue employee and director stock options under presently existing director and employee stock option plans and shares of Allied Common Stock issuable upon any exercise of any options granted under any such plan, and (z) issuances of not more than an aggregate of five million shares of Allied Common Stock in connection with future acquisitions of other business enterprises inclusive of those acquisitions set forth on Section 5.10 of the Allied Disclosure Schedule;

                 (iii) split, combine or reclassify any outstanding shares of Allied Common Stock; or

                 (iv) declare, pay or set aside for payment any dividend or other distribution in respect of any outstanding shares of Allied Common Stock.

         7.3 Access and Information. Allied shall give the Laidlaw Sellers and their representatives full access during normal business hours to all the properties, books, contracts, commitments and records of Allied and its Subsidiaries so that the Laidlaw Sellers may have full opportunity to make such investigation of Allied and its Subsidiaries as they shall reasonably request in advance. Allied will furnish each Laidlaw Seller all information concerning Allied and its Subsidiaries required for inclusion in any application, filing, statement or notice made by any Laidlaw Party to, or filed or joined in by any Laidlaw Party with, any Governmental Entity in connection with this Agreement or the Acquisitions, and none of such information shall, at the date furnished, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

         7.4 Supplemental Information. Allied shall, within five days following each such filing, furnish Laidlaw with a copy of each Current Report on Form 8-K, each Quarterly Report on Form 10-Q and each Annual Report on Form 10-K filed by Allied with the SEC. Allied shall also furnish Laidlaw copies of Allied's interim monthly consolidated financial statements as soon as practicable but in any event within 35 days after the end of each month, together with any information ordinarily prepared in connection with such financial statements. All financial statements included in each such Quarterly Report on Form 10-Q and Annual Report on Form 10-K shall be prepared in conformity with U.S. GAAP, shall present fairly in all material respects, in accordance with U.S. GAAP, the consolidated financial position of Allied and its Subsidiaries at the end of the periods covered thereby and the results of their consolidated operations for the periods covered thereby, subject, in the case of unaudited interim financial statements, to year-end adjustments (consisting of normal recurring accruals) and the omission of explanatory footnote materials required by U.S. GAAP.

         7.5 Allied Stockholders' Meeting. Allied shall call a special meeting of the holders of Allied Common Stock to be held to vote to approve the issuance of the Allied Common Shares, the Additional Allied Common Shares, the Allied Warrant, and the Warrant Shares, and to approve the authorization of additional shares of authorized Allied Common Stock. Allied will use its best efforts to hold the Allied Stockholders' Meeting no later than 40 days following the date of mailing of the definitive proxy statement to be furnished to its stockholders in connection with such meeting (the "Allied Proxy Statement"). Subject to fiduciary duties under applicable Law, Allied will recommend approval of the matters referred to above, and agrees to use its best efforts to obtain a favorable vote thereon. In connection with the Allied Stockholders' Meeting, Allied shall prepare and file with the SEC, as soon as practicable following the delivery to Allied of the SWM Group Audited Consolidated Financial Statements, a preliminary copy of the Allied Proxy Statement. As soon as practicable thereafter, Allied will cause to be mailed to each holder of Allied Common Stock a copy of the Allied Proxy Statement complying in all material respects with the Exchange Act. All information concerning Allied or any of its Subsidiaries included in the Allied Proxy Statement will be, on the date of commencement of the mailing of the Allied Proxy Statement (the "Mailing Date"), true and correct in all material respects without omission of any material fact required to be stated to make the information set forth therein not misleading.

         7.6 Emcon Environmental Report. The Allied Parties shall use their best efforts to cause the Emcon Environmental Report to be prepared as soon as practicable after the date of this Agreement, and the Allied Parties, promptly upon their receipt of such Report, shall deliver a copy of the Report to the Laidlaw Parties.

         7.7 Confidentiality. All information and data furnished by the Laidlaw Sellers to the Allied Parties under Section 6.3 or any other provision of this Agreement shall be received, held, treated and, if applicable, returned to the Laidlaw Sellers, in accordance and compliance with the Confidentiality Agreement.

         7.8 Consummation of Acquisitions. The Allied Parties shall use their best efforts to perform and fulfill, and shall use its best efforts to cause the Allied Parties to perform and fulfill, all conditions and obligations on their part to be performed and fulfilled under this Agreement, to the end that the Acquisitions shall be consummated.


                                  ARTICLE VIII

                               MUTUAL CONDITIONS

         The respective obligations of all Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         8.1 No Adverse Proceedings. No order entered or Law promulgated or enacted by any Governmental Entity shall be in effect which would prevent consummation of the Acquisitions, and no proceeding brought by a Governmental Entity or any other Person shall have been commenced and be pending which seeks to restrain, enjoin, prevent or materially delay or restructure any Acquisition.

         8.2 HSR Waiting Period. The waiting period under the HSR Act shall have expired or otherwise been terminated.

         8.3 Allied Stockholder Approval. The matters to be submitted to the stockholders as set forth in Section 7.5 of this Agreement shall have been approved by the requisite vote of the holders of Allied Common Stock.

         8.4 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisitions and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act with respect to the Acquisitions, or (ii) the applicable time period under Section 123 of the Competition Act shall have expired.


                                   ARTICLE IX

                  CONDITIONS TO OBLIGATIONS OF ALLIED PARTIES

         The respective obligations of the Allied Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         9.1 Representations True at Closing. (a) The Laidlaw Parties shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing, and the representations and warranties of the Laidlaw Sellers contained in this Agreement (other than those set forth in Section 4.15) shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate and as if references to "Material Adverse Effect", "in all material respects" and "knowledge of the Laidlaw Sellers" were deleted in their entirety and the effect of any such references were eliminated altogether) could not result in Damages in excess of $25,000,000; and the Allied Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of the Laidlaw Sellers, to the effect set forth in this Section 9.1(a).

                 (b) The representations and warranties of the Laidlaw Sellers contained in Section 4.15 hereof shall be true and correct as of the Closing, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate and as if references to "Material Adverse Effect", "in all material respects", and "Knowledge of the Laidlaw Sellers" were deleted in their entirety and the effect of any such references were eliminated altogether), in the judgment of the Allied Parties, acting reasonably in accordance with Section 11.10, could not result in Damages (y) in the aggregate in excess of $6,000,000 or (z) during the first two years following the Closing Date in excess of the amounts to be expended during those years as calculated in determining the liabilities and reserves referred to in Section 4.15(vii); and the Allied Parties shall have received certificates, each dated the Closing Date, of the President or a Vice President of each of the Laidlaw Sellers, to the effect of this Section 9.1(b); provided, however, that if the Laidlaw Sellers shall have timely made the election to pay or provide an acceptable undertaking as provided for in
Section 11.10 and performed their obligations in compliance with Section 11.10, then the condition stated in this Section 9.1(b) shall be deemed to be satisfied. For the purposes of this Section 9.1(b), calculation of Damages with respect to periods after the first two years after the Closing Date shall be made on a discounted basis calculated on the same basis as amounts are discounted in connection with the calculation of the liabilities and reserves referred to in Section 4.15(vii).

         9.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on the Acquired Subsidiaries or the Laidlaw Sellers.

         9.3 Opinion of Laidlaw U.S. Counsel. The Allied Parties shall have received an opinion, dated the Closing Date, of Katten Muchin & Zavis, U.S. counsel to the Laidlaw Sellers, in the form attached as Exhibit I to this Agreement.

         9.4 Opinion of Laidlaw Canadian Counsel. The Allied Parties shall have received an opinion, dated the Closing Date, of Ivan Cairns, Senior Vice President and General Counsel of Laidlaw, to the effect set forth in Exhibit J attached to this Agreement.

         9.5 Investment Canada Act. The Allied Parties shall have received from the ICA Minister a notice, satisfactory in form and substance to the Allied Parties, under subsection 21(1) of the Investment Canada Act, stating that the Acquisitions are likely to be of net benefit to Canada, or the ICA Minister shall have been deemed, under Section 21(2) of the Investment Canada Act, to be satisfied that the Acquisitions are likely to be of net benefit to Canada and the Allied Parties shall have received a notice from the ICA Minister to that effect.

         9.6 Competition Act Matters. Either (i) the Competition Act Director shall have issued an Advance Ruling Certificate in respect of the Acquisitions and shall not have subsequently withdrawn the Advance Ruling Certificate or indicated that he has obtained new information as a result of which the Competition Act Director is no longer satisfied that he would not have sufficient grounds on which to make an application under Section 92 of the Competition Act in respect of the Acquisitions, or (ii) the Competition Act Director or his representative shall have advised the Allied Parties (on terms and in form satisfactory to them) that the Competition Act Director does not currently intend to make an application under Section 92 of the Competition Act in respect of the Acquisitions, and such advice shall not have been amended or rescinded.

         9.7 Audited Financial Statements. The Allied Parties shall have received the SWM Group Audited Combined Financial Statements (and related footnotes) and the report thereon by Coopers & Lybrand, which report shall have been unqualified.

         9.8 Emcon Environmental Report. The Allied Parties shall have received the Emcon Environmental Report.

         9.9 Acquisitions Financing. The Allied Parties shall have received the proceeds of the financings contemplated in the Commitment Letter and the Highly Confident Letter, or proceeds from other financing with respect to the Acquisitions which are satisfactory to the Allied Parties, in an aggregate amount of at least $1,700,000,000.

         9.10 Outstanding Indebtedness. The Indebtedness of the Acquired Subsidiaries, in the aggregate, will not exceed $4,900,000, excluding the Laidlaw Guaranties and guaranties of purchase money indebtedness of owner operators not to exceed C$8,600,000.

                                   ARTICLE X

                      CONDITIONS TO LAIDLAW'S OBLIGATIONS

         The respective obligations of the Laidlaw Parties to consummate the Acquisitions and to take the other actions called for under Articles II and III are subject to the fulfillment of each of the following conditions on or before the Closing Date:

         10.1 Representations True at Closing. The Allied Parties shall have performed and complied in all material respects with all obligations and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing and the representations and warranties of the Allied Parties contained in this Agreement shall be true and correct when made and at and as of the Closing as if made at and as of such date and time, except to the extent that any breaches of such representations and warranties (such breaches being determined individually or in the aggregate, and as if references to "Material Adverse Effect", and "knowledge of the Allied Parties" were deleted in their entirety and the effect of any such references were eliminated altogether) could not result in Damages in excess of $25,000,000 and the Laidlaw Sellers shall have received certificates, each dated the Closing Date, of the President or Vice President of each of the Allied Parties, to the effects set forth in this Section 10.1.

         10.2 No Adverse Changes. Since the date of this Agreement, no event or series of events taken in the aggregate shall have occurred which could have a Material Adverse Effect on Allied and its Subsidiaries.

         10.3 Opinion of Allied's U.S. Counsel. The Laidlaw Sellers shall have received an opinion, dated the Closing Date, of Porter & Hedges, L.L.P., U.S. counsel to the Allied Parties, in the form attached as Exhibit K to this Agreement.

         10.4 Opinion of Allied's Canadian Counsel. The Laidlaw Parties shall have received an opinion, dated the Closing Date, of Davies, Ward & Beck, Canadian solicitors for the Allied Parties, to the effects set forth in Exhibit L attached to this Agreement.


                                   ARTICLE XI

                             ADDITIONAL AGREEMENTS

         11.1 HSR Act Filings. Within 10 Business Days after the date of this Agreement, Laidlaw and Allied shall file notification and report forms under the HSR Act with the FTC and the Antitrust Division, and shall use their best efforts to respond





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as promptly as practicable to all requests received from the FTC or the
Antitrust Division for additional information or documentation.

         11.2 Competition Act Filings. The Allied Parties and the Laidlaw Sellers agree to file with the Competition Act Director, within 10 Business Days after the date of this Agreement, the information set out in Section 121 of the Competition Act, certified in accordance with Section 118 of the Competition Act. If the Competition Act Director, before the expiration of seven days after the date of filing of such information, requires the information set out in Section 122 of the Competition Act, the Allied Parties and the Laidlaw Sellers shall file the required information with the Competition Act Director within 10 Business Days after the date the information is required by him. The Allied Parties shall prepare and file with the Competition Act Director, and the Laidlaw Sellers shall cooperate with the Allied Parties in their preparation and filing of, an Advance Ruling Certificate in respect to the Acquisitions, and all Parties will provide to the Competition Act Director all information requested by him in connection with the Advance Ruling Certificate application.

         11.3 Investment Canada Act Filings. The Allied Parties agree to prepare and file with the ICA Minister, within 10 Business Days after the date of this Agreement, an application for review under the Investment Canada Act in connection with the Acquisitions, and the Laidlaw Sellers agree to cooperate with the Allied Parties in connection with such application.

         11.4 Other Consents and Approvals. All Parties shall use their best efforts to obtain before the Closing, in addition to the approvals and consents referred to in Section 8.2, 8.3, 8.4, 9.5, and 9.6, and all other consents and approvals listed and disclosed in Section 4.4 of the Laidlaw Disclosure Schedule, Section 4.19 of the Laidlaw Disclosure Schedule or Section
5.5 of the Allied Disclosure Schedule; provided, however, that nothing in this
Section 11.4 or Sections 11.1, 11.2, or 11.3 shall require any Allied Party or any Acquired Subsidiary to (i) dispose of or to hold separately all or any material portion of the assets, properties or businesses of the Acquired Subsidiaries or the assets, properties or business of Allied and its Subsidiaries or agree to the imposition of any material limitation on the ability of Allied and its Subsidiaries after the Closing (including the Acquired Subsidiaries) to conduct their business and own their assets and properties after the Closing in substantially the same manner as before the Closing, or (ii) in the case of Section 11.3 and the application referred to therein, make any undertaking relating to any Acquired Canadian Subsidiary or its assets, properties, business, operations, employees or practices, which in the reasonable judgment of the Allied Parties, would or could have, after the Closing, a Material Adverse Effect on the Acquired Subsidiaries.

         11.5 Publicity. No Party other than Allied or Laidlaw shall issue any press release or public announcement pertaining to the Acquisitions. Allied and Laidlaw shall





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consult with each other concerning any such press release or public announcement and shall use their best efforts to agree on its text before its public dissemination and before making any filings with any Governmental Entity or national securities exchange with respect to any such press release or public announcement. In cases where Allied and Laidlaw are unable to agree on a press release or public announcement, the Party proposing it will not issue or make it unless the proposing Party is required to do so by Law, in which case the Party so obligated shall use its reasonable efforts to provide a copy of the press release or public announcement to the other Party before its filing or public dissemination.

         11.6    Expenses.  Except as otherwise provided in Section 2.4 or
Article XII, each Party shall pay its own costs and expenses incurred in connection with the Acquisitions, whether or not the Acquisitions are consummated. No such costs or expenses shall be paid by or charged to any Acquired Subsidiary.

         11.7 Securities Law Matters. The Laidlaw Parties represent and warrant to the Allied Parties that the Allied Securities to be issued to the Laidlaw Parties under this Agreement are being acquired, and any Allied Warrant Shares issued upon any exercise of the Allied Warrant, Allied Common Stock issued pursuant to the Laidlaw Subscription Agreement or Additional Allied Common Shares will be acquired, by the Laidlaw Parties for investment, for their own account and not with a view to, or for resale in connection with, any distribution of Allied Securities within the meaning of the Securities Act. No Allied Securities may be sold, transferred, or otherwise disposed of without registration under the Securities Act and any applicable state or provincial securities laws, rules, regulations or policies. Notwithstanding such representations, and subject to the provisions of this Agreement and the terms of such securities, the Allied Parties agree to permit a sale or transfer of such securities if Allied obtains satisfactory assurances that the sale or transfer may be made without registration under the Securities Act and related rules and regulations (and all applicable state or provincial securities laws, rules, regulations or policies) including, without limitation receipt by the Allied of an opinion to such effect from counsel reasonably satisfactory to Allied, or compliance by the Laidlaw Parties with the requirements Rule 144(k) or Rule 144A under the Securities Act.

         Laidlaw agrees that all Allied Canada Debentures and all Allied Finance Debentures may be inscribed with the respective legends set forth on the respective forms thereof attached as Exhibits to this Agreement, that the Allied Warrant may be inscribed with the legend set forth on the form of Allied Warrant attached as an Exhibit to this Agreement, and that all certificates evidencing Additional Allied Common Shares, Allied Common Shares and all Allied Warrant Shares, but only if required under the Securities Act and applicable state or provincial securities laws at the time of their issuance, will be inscribed with the following restrictive legend:





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
                            "The shares represented by this certificate have not been registered (or qualified by prospectus) under the United States Securities Act of 1933, as amended, or the securities laws of any state of the United States or any province of
                            Canada.   Such shares  may not  be offered, sold,
                            transferred, pledged, hypothecated or otherwise disposed of in the absence of such a registration thereunder other than pursuant to an exemption from such registration or prospectus requirements and delivery to Allied Waste Industries, Inc. of an opinion of counsel reasonably satisfactory to it to the effect that such transfer is exempt from registration under those laws."

         11.8 Rule 144 Reports. For as long as the Laidlaw Parties or any Affiliate of Laidlaw owns shares of Allied Common Stock or the Allied Warrant representing at least 10% of total number of shares of Allied Common Stock issued and outstanding from time to time, Allied will

                 (i) make and keep "current public information" "available" (as both those terms are defined in Rule 144) at all times;

                 (ii) timely file with the SEC in accordance with all applicable rules and regulations, all reports and other documents (x) required of Allied for Rule 144, as it may be amended from time to time (or any rule, regulation, or statute replacing Rule 144) to be available and (y) required to be filed under Section 15d of the Exchange Act even if Allied's duty to file those reports or documents is suspended or otherwise terminated under the terms of Section 15d; and

                 (iii) furnish the Laidlaw Parties a written statement by Allied that it has complied with the reporting requirements of the Exchange Act and Rule 144, together with a copy of the most recent annual or quarterly report of Allied and such reports and documents filed by Allied with the SEC as may reasonably be requested by the Laidlaw Parties.

         11.9 Use of Laidlaw Name. As soon as practicable, and in any event within 90 days after the Closing Date, the Allied Parties shall cause to be amended the Articles or Certificate of Incorporation or Organization (or comparable document) of each Acquired Subsidiary which has the name "Laidlaw" in its corporate name, to remove the name "Laidlaw" from its corporate name.
As soon as practicable, and in any event within two years after the Closing Date, the Allied Parties shall cause the name





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"Laidlaw" to be removed from (i) all advertising and marketing materials used by the Acquired Subsidiaries, (ii) all stationery, purchase orders and other business forms used by the Acquired Subsidiaries, (iii) all motor vehicles owned or operated by the Acquired Subsidiaries, (iv) all signs at any location owned or operated by any Acquired Subsidiary, and (iv) all bank accounts maintained by any Acquired Subsidiary. From and after the second anniversary of the Closing Date, no Allied Party will, or will cause or permit any Acquired Subsidiary or any other Subsidiary or Affiliate of any Allied Party to, use or employ any name, trade name, assumed name, slogan, logo, trademark or advertising or marketing materials which contain the name "Laidlaw;" provided however, that nothing in this Section 11.09 shall require any amendment to or reissuance of any contract or agreement to which any Acquired Subsidiary is a party or any permit, license, franchise or other authorization issued to any Acquired Subsidiary, before the expiration of its current term. For as long during the respective 90-day and two-year periods specified above in this
Section 11.09 as the Allied Parties are diligently pursuing their obligations under this Section 11.09, the Laidlaw Parties grant (i) to those Acquired Subsidiaries which now have in their corporate names the "Laidlaw" the right to continue using their corporate names, logos and trademarks, and (ii) to all Acquired Subsidiaries the right to use the name "Laidlaw" in all of the other applications described above in this Section 11.09.

         11.10 Environmental Remediation. Within twenty Business Days after their receipt of the Emcon Environmental Report, the Allied Parties shall deliver to the Laidlaw Parties a written notice (the "Environmental Notice") stating whether in the judgment of the Allied Parties, acting reasonably, one or more conditions described in the Emcon Environmental Report (each an "Environmental Defect") constitutes a breach of the representations and warranties made by the Laidlaw Parties in Section 4.15 to the extent that the condition to the obligations of Allied to close set forth in Section 9.1(b) will not be met. If the Environmental Notice states that such condition in
Section 9.1(b) will not be met, then Laidlaw may elect at the Closing pay to Allied an amount (which is based on the Emcon Environmental Report and is reasonably acceptable to Allied) sufficient to cure the Environmental Defect, or provide Allied with an undertaking satisfactory to Allied that Laidlaw will assume and pay as it becomes due all amounts relating to the Environmental Defect, in which event the condition in Section 9.1(b) will be met.

         11.11 Laidlaw Guaranties. The Allied Parties and those Acquired Subsidiaries which are Laidlaw Parties agree to use all commercially reasonable efforts, and to cause all other Acquired Subsidiaries to use all commercially reasonable efforts, to cause each member of the Laidlaw Group to be fully and finally released and discharged from all further liability or obligation in respect of all Laidlaw Guaranties in respect of which such member of the Laidlaw Group is an obligated party, within six months following the Closing Date. To that end, the Allied Parties and those Acquired Subsidiaries which are Laidlaw Parties agree to use all commercially reasonable efforts to:





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                 (i)      cause all liabilities and obligations of each
         Acquired Subsidiary which are guaranteed or secured by a Laidlaw Guaranty to be fully and faithfully performed on a timely basis and in accordance with their terms;

                 (ii) secure the surrender of and the return to each Laidlaw Issuer Bank of each letter of credit which is a Laidlaw Guaranty which is outstanding at the Closing Date, without draw thereon by any beneficiary thereof;

                 (iii) secure the cancellation and return to Laidlaw or to the issuer thereof, as appropriate, without payment thereunder, of all Laidlaw Guaranties which are performance, suretyship or other bonds; and

                 (iv) cause to be delivered to the respective members of the Laidlaw Group written releases, duly executed by all necessary releasing parties, evidencing the full and final release of each member of the Laidlaw Group liable thereon or thereunder, from all liabilities and obligations under each Laidlaw Guaranty which is a guaranty or other direct undertaking or commitment on the part of such member of the Laidlaw Group.

         For purposes of this Section 11.12, "all commercially reasonable efforts" on the part of any Allied Party includes:

                 (i) the offering of a substitution of a like guaranty of Allied for any Laidlaw Guaranty which is a guaranty of Laidlaw; and

                 (ii) the offering to the beneficiary or beneficiaries of any letter of credit which is a Laidlaw Guaranty a substitute letter of credit having an expiry date no earlier than the expiry date of such Laidlaw Guaranty and issued by a bank having credit ratings by each of Standard & Poors Rating Group and Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Laidlaw Issuer Bank which is the issuer of such Laidlaw Guaranty.

         If at the end of six months following the Closing Date any Laidlaw Guaranty remains outstanding, then no later than the fifth Business Day following the expiration of such six-month period, the Allied Parties shall cause to be delivered to Laidlaw a letter of credit which shall:

                 (i)      name Laidlaw as the beneficiary thereof;





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                 (ii)     be in an amount at least equal to the aggregate
         outstanding and undrawn balances of all such outstanding Laidlaw Guaranties;

                 (iii) be issued by a bank having credit ratings by each of Standard & Poors Rating Group and Moody's Investor Service, Inc. which are at least as high as the credit ratings given by such credit rating organizations for the Laidlaw Issuer Banks;

                 (iv) have an expiry date no earlier than the expiry date of the last to expire of the Laidlaw Guaranties; provided, however, that if the letter of credit to be obtained by the Allied Parties for the benefit of Laidlaw pursuant hereto is to be issued with respect to more than one Laidlaw Guaranty, the amount of such letter of credit will reduce automatically and without any action by any party upon the expiring date of each Laidlaw Guaranty by the amount thereof or upon the acceptance by the beneficiary of such Laidlaw Guaranty of a substitute letter of credit provided by the Allied Parties; and

                 (v) be payable at sight to Laidlaw upon presentation of a written, sworn affidavit of an officer of Laidlaw stating that the Laidlaw Reclamation Credit issued by such Laidlaw Issuer Bank has been drawn upon by the beneficiary thereof in an amount not less than the draw being made by Laidlaw on such letter of credit.

         11.12 Laidlaw Board Representation. Promptly after the Closing, Allied shall increase the size of its Board of Directors to enable James R. Bullock and Ivan Cairns, or two other individuals who are officers of Laidlaw designated by Laidlaw and reasonably acceptable to Allied, to be appointed to Allied's Board of Directors. Until the earliest to occur of (i) the fifth anniversary of the Closing Date or (ii) the first date when the number of Allied Common Shares held by the Laidlaw Parties and all other Affiliates of Laidlaw represents less than ten percent of the number of shares of Allied voting securities then issued and outstanding, Allied shall, subject to fiduciary obligations under applicable Law, use its best efforts to cause such two designees of Laidlaw to be nominated for election to Allied's Board of Directors by the stockholders of Allied. Upon the occurrence of either event specified in clauses (i) and (ii) set forth in the preceding sentence, the designees of Laidlaw to Allied's Board of Directors shall immediately resign from the Board of Directors.

         11.13 Attendance at Stockholder Meetings. Until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their Affiliates collectively beneficially own a number of shares of Allied voting securities which would represent less than ten percent of the then issued and outstanding voting securities of Allied voting securities, the Laidlaw Sellers agree to cause all shares of Allied voting securities from time to time owned of record or





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beneficially by either of them or any of their Affiliates to be  present at all stockholders meetings of Allied at which the vote of Allied's stockholders is sought so that they may be counted for the purpose of determining the presence of a quorum at such meetings.

         11.14 Laidlaw Standstill. Until the earlier to occur of the fifth anniversary of the Closing Date or the date on which the Laidlaw Sellers and all of their Affiliates collectively own a number of shares of Allied Common Stock which would represent less than five percent of the then issued and outstanding voting securities of Allied, neither Laidlaw Seller will, and the Laidlaw Sellers will cause each of its Affiliates not to:

                 (i) acquire, offer to acquire, or agree to acquire, directly or indirectly, by purchase or otherwise, any voting securities or voting rights or direct or indirect rights or options to acquire any voting securities of Allied or any of its Affiliates other than as a result of a stock split, stock dividend or similar recapitalization except the Allied Securities;

                 (ii) make or cause to be made any proposal for an Allied Reorganization Transaction, except (x) as expressly contemplated in this Agreement, or (y) proposals pursuant to customary business transactions in the ordinary course of Allied's business;

                 (iii) form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) with respect to any securities of Allied or its Affiliates;

                 (iv) make, or in any way cause or participate in, any "solicitation" of "proxies" to vote (as those terms are defined in Regulation 14A under the Exchange Act) with respect to Allied or its Affiliates, or communicate with, seek to advise, encourage or influence any Person, in any manner, with respect to the voting of, securities of Allied or its Affiliates, or become a "participant" in any "election contest" (as those terms are defined or used in Rule 14a-11 under the Exchange Act) with respect to Allied or its Affiliates;

                 (v) initiate, propose or otherwise solicit stockholders for the approval of one or more stockholder proposals with respect to Allied or its Affiliates or induce or attempt to induce any other Person to initiate any stockholder proposal, or seek election to or seek to place a representative on the Board of Directors of Allied or its Affiliates or seek the removal of any member of the Board of Directors of Allied or its Affiliates;

                 (vi) in any manner, agree, attempt, seek or propose (or make any request for permission with respect thereto) to deposit any securities of Allied





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
         or its Affiliates, directly or indirectly, in any voting trust or similar arrangement or to subject any securities of Allied or its Affiliates to any other voting or proxy agreement, arrangement or understanding;

                 (vii) directly or indirectly offer, sell or transfer any Allied Common Stock or rights to receive Allied Common Stock (including without limitation the Allied Common Shares, the Allied Warrant Shares, Additional Allied Common Shares and any Allied Common Stock, or rights to receive Allied Common Stock, pursuant to the Laidlaw Subscription Agreement) except for (v) sales made in compliance with the Stock Registration Agreement, (w) sales made in compliance with Rule 144 under the Securities Act as in effect on the Closing Date, (x) distributions or dividends of Allied Common Stock to the shareholders of Laidlaw on a pro rata basis to all shares of all classes of Laidlaw's then outstanding capital stock, (y) sales to a Person in a private transaction if, following such sale, such Person and its Affiliates will beneficially own (used herein as defined in Rule 13d-3 under the Exchange Act) 9% or less of the total number of shares of Allied Common Stock then outstanding, and (z) sales to a Person who makes an Allied Reorganization Transaction on the terms and conditions of such Reorganization Transaction;

                 (viii) directly or indirectly offer, sell or transfer the Allied Warrant except in compliance with the terms of Section 3.1 of the Allied Warrant;

                 (ix) disclose any intention, plan or arrangement, or make any public announcement (or request permission to make any such announcement), or induce any other Person to take any action, inconsistent with the foregoing;

                 (x) enter into any negotiations, arrangements or understandings with any third party with respect to any of the foregoing;

                 (xi) advise, assist or encourage or finance (or assist or arrange financing to or for) any other Person in connection with any of the foregoing; or

                 (xii) otherwise act in concert with others, to seek to control or influence the management, Board of Directors or policies of Allied or its Affiliates;

provided, that this Section 11.14 shall not restrict or inhibit the rights of LTI or Laidlaw to exercise its voting rights as a stockholder of Allied (subject to Section 11.13 hereof); provided further that, the provisions of paragraphs (i) through (xii), above, shall not apply to any Allied Reorganization Transaction proposed by Laidlaw within 30 days





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of the proposal of an Allied Reorganization Transaction by a Person that is not cooperating or acting in collusion with or an Affiliate of Laidlaw.

         11.15 Transition Agreement. Prior to the Closing, Laidlaw and Allied agree to use their best efforts to enter into a transition agreement (the "Transition Agreement") that will provide that each of them will, on mutually agreeable terms, assist the other in providing for an orderly transition regarding the ownership and operation of the business conducted by the Acquired Subsidiaries at the Closing. The Transition Agreement will provide that each of them will make available to the other management services including information processing, billing, payroll and payables management, cash management and leases or subleases of office space, all of which will be for a term of no more than one year. The Transition Agreement will further provide that effective on the time of the Closing, Laidlaw will terminate all insurance coverage of any type relating to the Acquired Subsidiaries and Allied will obtain insurance coverage regarding the Acquired Subsidiaries effective on the time of the Closing. Allied shall have the right to amend, modify or terminate any and all Laidlaw Employee Plans (including the Laidlaw Pension Plans) to the extent allowed by law and relevant collective bargaining agreements.


                                  ARTICLE XII

                                  TAX MATTERS

         12.1    Section 338 Election.

                 (i) Allied U.S. and LTI shall join in an election to have the provisions of Section 338(h)(10) of the Code and similar provisions of federal, state, local or foreign law (where permissible) ("Section 338(h)(10)Election") apply to the acquisition of the stock of each Acquired U.S. Subsidiary described herein whereby (i) each Acquired U.S. Subsidiary will be treated as having sold all of its assets in a single transaction as of the close of business on the Closing Date while a member of the LTI U.S. Consolidated Tax Group and (ii) no gain or loss will be recognized by LTI or any Acquired U.S. Subsidiary with respect to the sale of its shares of any Acquired U.S. Subsidiary. The election will include the execution and subsequent filing of Internal Revenue Service Form 8023-A pursuant to the requirements stated therein. Allied U.S. shall, within 120 days of the Closing Date, provide to LTI an allocation of the deemed purchase price among the assets of the Acquired U.S. Subsidiaries in accordance with Code Sections 338 and 1060 and any comparable provisions of state, local or foreign law, as appropriate (including copies of detailed workpapers and proposed attachments to Form 8023-A). Such allocation shall be deemed acceptable to LTI unless it notifies Allied U.S. of any objections within 60 days





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         of receipt of such allocation.  If LTI and Allied are unable to agree on such allocation within 210 days of the Closing Date, then Arthur Andersen L.L.P. or some other independent accounting firm mutually acceptable to the parties hereto shall make a binding determination with respect to such allocation, the fees and expenses of which shall be paid equally by LTI and Allied U.S.

                 (ii) The Allied Parties may, at their election, make elections under Section 338(g) of the Code with respect to one or more of the Acquired Canadian Subsidiaries.

                 (iii) For purposes of the Section 338(h)(10) Election, value equal to 7,225,000 shares of Allied Common Stock shall be allocated to the LWSI Group Subsidiaries which are Acquired Canadian Subsidiaries, and the remainder to the Acquired U.S. Subsidiaries.

                 (iv) Within 60 days of delivery to LTI of the allocation schedule described in Section 12.1(i) above, Laidlaw and LTI shall properly execute and deliver to Allied IRS Form 8023-A (together with attachments) and other forms that are required to be submitted to any federal, state, county, or local taxing authority in connection with the Section 338(h)(10) Election for each Acquired U.S. Subsidiary, and in connection with the Section 338(g) election for each Acquired Canadian Subsidiary. In the event the parties have not yet agreed on the allocation described in Section 12.1(i), the Section 338 Forms shall still be delivered to Allied, and all Tax Returns filed on a basis consistent with the binding determination of an accounting firm described in Section 12.1(i).

                 (v) After the date of this Agreement, none of the Allied Parties, any Acquired Subsidiary, nor the Laidlaw Sellers shall take, or fail to take, any action which may cause the acquisition of the Acquired Subsidiaries to not be eligible for the Sections 338(g) and 338(h)(10) elections set forth herein.

         12.2    Future Tax Returns.

                 (i) LTI shall prepare and file in a timely fashion, its federal, state and local corporate income Tax Returns of the Acquired U.S. Subsidiaries for the periods ended August 31, 1996 and August 31, 1997 (which shall include the income of the Acquired U.S. Subsidiaries for the periods ended August 31, 1996 and the Closing Date). The Tax Return for the period ended August 31, 1997 shall include the results of operations of the Acquired U.S. Subsidiaries for the Pre-Closing Tax Period beginning September 1, 1996, and ending on the Closing Date, and all income recognized as a result of all election(s) under Code Sections 338(h)(10) and 338(g). LTI shall pay or discharge any and all U.S. Tax reflected on such Tax Returns, including the tax liability of any member or





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
         former member of the Laidlaw Sellers, however measured, for which any Acquired Subsidiary is or may be held liable. Each such payment shall be made on or before the date any such payment is due. LTI shall receive any tax refunds reflected on such returns. The Acquired Subsidiaries will promptly provide the information to LTI to prepare such returns.

                 (ii) Laidlaw shall prepare and file in a timely fashion, all corporate federal and provincial income Tax Returns of the Acquired Canadian Subsidiaries for the periods ended August 31, 1996 and the day preceding the Closing Date. Such returns shall include the results of operations of Acquired Canadian Subsidiaries for the period ending on the close of business on the day preceding the Closing Date. Laidlaw shall directly pay or discharge any and all Taxes reflected on such Tax Returns, including the tax liability of each Acquired Canadian Subsidiary and any member or former member of the Laidlaw Sellers, however measured, for which any Acquired Subsidiary is or may be held liable. Each such payment shall be made on or before the date any such payment is due. Laidlaw shall receive any tax refunds reflected on such returns. The Acquired Subsidiaries will promptly provide the information to Laidlaw to prepare such returns.

                 (iii) (A) Allied shall timely prepare and file, or cause the Acquired Subsidiaries to timely prepare and file, all other applicable Tax Returns for SWM Group Income Taxes for taxable periods ending subsequent to the Closing Date, including any such returns which relate to periods which commenced on or prior to the Closing Date.

                 (B) The Acquired Subsidiaries shall pay or cause to be paid any and all Taxes (and applicable penalties and interest, if any) due as a result of the Tax Returns required to be filed pursuant to the preceding clause (A).

                 (C)      Prior to filing the Tax Returns referred to in
         Section 12.2(iii)(A), the Laidlaw Sellers shall reimburse the Acquired Subsidiaries or the Allied Parties for any SWM Group Income Taxes to be paid in connection with Tax Returns filed pursuant to this Section 12.2(iii)(A) attributable to SWM Group Income Taxes accrued or recognized prior to or including the Closing Date, including the deemed sale of the assets of the Acquired Subsidiaries on the Closing Date pursuant to the Section 338(h)(10) Election for the Acquired U.S. Subsidiaries, any Section 338(g) election for the Acquired Canadian Subsidiaries, and any liability that arises because one or more of the Acquired Subsidiaries ceased on the Closing Date to be an Affiliate of the Laidlaw Sellers. Allied or the Acquired Subsidiaries shall reimburse LTI for any payment made in excess of Laidlaw' pro rata share of tax computed based on the income in (iv) below.

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                 (D)      Allied shall provide the Laidlaw Sellers or their
         representatives a copy of the Tax Returns prepared pursuant to this
         Section 12.2(iii), and the documentation related thereto, prior to filing such Tax Returns.

                 (E) State, provincial and local Tax Returns shall be prepared on a basis reasonably consistent with prior Tax Returns of the Acquired Subsidiaries and the Code Section 338 allocations set forth herein.

                 (iv) With respect to all taxable periods including any Pre-Closing Tax Period, the Laidlaw Sellers, Allied, and the Acquired U.S. Subsidiaries will make all computations, allocations, determinations and elections affecting the Laidlaw Sellers, the Acquired U.S. Subsidiaries and Acquired Canadian Subsidiaries in accordance with the provisions of the Treasury regulations promulgated under Section 338 and 1502 of the Code, the provisions of the Income Tax Act and state, provincial and local income tax rules.

         12.3    Tax Covenants.

                 (i) Without the prior written consent of Allied, neither of the Laidlaw Sellers nor any Affiliate of the Laidlaw Sellers shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would have the effect of increasing any post-closing Tax liability of any Acquired Subsidiary, Allied or any Affiliate of Allied.

                 (ii) Without the prior written consent of Laidlaw, neither Allied nor its Affiliates shall, to the extent it may affect or relate to any of the Acquired Subsidiaries, make or change any tax election, file any amended Tax Return, enter into any Closing Agreement, settle any Tax claim, assessment or proposed assessment, surrender any right to claim a Tax refund, consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment or take or omit to take any other action, if any such action or omission would affect a Pre-Closing Tax Period.

                 (iii) Allied and the Laidlaw Sellers agree that so long as any books, records and files retained by the Laidlaw Sellers and their Affiliates relating to the business of the Acquired Subsidiaries, or the books, records and files delivered to the control of Allied pursuant to this Agreement to the extent they relate to the operations of the Acquired Subsidiaries prior to the Closing Date, remain in existence and available, each party (at its own expense) shall have the right upon prior notice to inspect and to make copies of the same at any time during business hours for any proper purpose. Allied and the Laidlaw Sellers and their Affiliates shall use reasonable efforts not to destroy or allow the destruction of any such books, records and files without first providing 60 days' written notice of intention to destroy to the other, and allowing such other party to take possession of such records.

                 (iv) Allied will make its personnel or that of the Acquired Subsidiaries available to answer requests related to Tax Proceedings as defined in Section 12.5(ii). Allied will either provide documents needed to respond to federal, state and provincial information requests or queries for such proceedings within 30 days or allow Laidlaw to take possession of records necessary to answer such requests. Unless one of the preceding provisions requires otherwise, the Laidlaw Seller's share of income to be reported on such Acquired Subsidiaries' return will be computed as of the Closing Date.

         12.4    Other Tax Matters, Post-Closing Cooperation.

                 (i) If the Allied Parties receive any Tax Refund (including interest and penalties refunded) for a Pre-Closing Tax Period of an Acquired Subsidiary, other than any such Tax Refund arising from the application of a loss or Tax credit arising in a Post-Closing Tax Period, then such persons shall pay to the Laidlaw Sellers the actual amount of such Tax Refund as and when received, on an after-tax basis.

                 (ii) If the Allied Parties realize any Tax Benefit in a Post-Closing Tax Period arising from the application of a loss incurred or Tax credit earned by an Acquired Subsidiary in a Pre-Closing Tax Period, then such persons shall pay to the Laidlaw Sellers the actual amount of such Tax Benefit realized 183 days following the end of the particular Post-Closing Tax Period during which such Tax Benefit was realized, on an after-tax basis.

                 (iii) All transfer, documentary, sales, use, stamp, registration, goods and services, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with the sale of the stock of LWSI, LMS, LWSC or any of their subsidiaries, or otherwise in connection with the transactions effected pursuant to this Agreement (collectively, the "Transfer Taxes") shall be borne and paid by the Laidlaw Sellers. To the extent permissible under Tax law or regulations, the Laidlaw Sellers shall undertake all actions and file such Tax Returns or other forms or instruments as may be necessary to make payment of any Transfer Taxes due prior to or on the Closing Date, and present evidence of such payment at the Closing Date to Allied.

                 (iv) Any payment to be made to any party under Section 12 shall be made within 15 days of demand (or receipt in the event of a refund of any overpayment). Payment after that time shall bear interest (y) if for the U.S. at the rate of interest prescribed by IRC Sec 6621(a)(1) and (z) if for Canada as prescribed by Income Tax Regulation 4301(b).

         12.5    Tax Controversies.

                 (i) Allied and Laidlaw shall each use reasonable efforts to keep the other advised as to the status of Tax audits and litigation involving any direct, indirect or contingent Taxes which could give rise to a liability of the Laidlaw Sellers to Allied under this Agreement for any pre-closing period (a "Tax Liability Issue"). Such efforts shall include attorney comfort letters provided to Allied's independent auditors and discussions with the Laidlaw attorneys representing the Allied Subsidiaries as requested by Allied. Laidlaw agrees to timely notify Allied regarding any proposed written communication (i.e., communications not relating to inquiries or requests for information) by Laidlaw to any such Taxing Authority with respect to a Tax Liability Issue to the extent that the issue would impact a post-closing period of Allied or the Acquired Subsidiaries. Allied shall have the right to consult with Laidlaw regarding any response to such communications.

                 (ii) Laidlaw shall have full responsibility for and discretion in handling any Tax Controversy including, without limitation, an audit, a protest to the appeals division of the IRS, or similar state or local appellate division, an objection to Revenue Canada or any provincial tax authority and litigation in the U.S. Tax Court, the Tax Court of Canada or any other court of competent jurisdiction (a "Tax Proceeding") for any pre-closing period. Allied or the Acquired Subsidiaries shall give the Laidlaw Sellers the ability to handle any Tax Controversy whether by power of attorney or as otherwise required by the Taxing Authority. Unless the Laidlaw Sellers tender payment of any tax owed, with penalty and interest, to Allied or the Tax Authority, final settlement of any Tax Controversy will require Allied approval. However, upon request by Allied and with the consent of Laidlaw, Allied at its own expense shall have full responsibility and discretion in handling any Tax Proceeding for any Pre-closing tax period.

                 (iii) In the event that any one of the Acquired Subsidiaries is required or elects to pay any Tax, file any bond or deposit any amount in connection with a Tax Proceeding (or pay any Canadian Tax it may decide to object to or otherwise contest), Laidlaw shall loan to Allied no later than three
         (3) Business Days before such payment is required to be made, without interest and until a final determination with respect to such Tax has occurred, one hundred percent of the amount to be paid or deposited by Allied. Within three (3) Business Days of the receipt by Allied of a refund of any amount loaned to it by Laidlaw (including any interest received by Allied), Allied shall pay such refunded amount to Laidlaw net of any Tax cost incurred by Allied and its Affiliates as a result of such refund.

                 (iv) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax benefit for any Post-Closing Tax Period to the Allied Parties, the Acquired Subsidiaries and any Affiliates, then such persons shall pay to Laidlaw the actual amount of such tax benefit realized by such persons as it relates to such Pre-Closing Tax Period as and when received on an after tax basis. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

                 (v) If the completion or settlement of any Tax Proceeding relating to a Pre-Closing Tax Period, tax controversy or amended Tax Return gives rise to a tax liability for any Post-Closing Tax Period to the Allied Parties, the Acquired Subsidiaries and any Affiliates, then Laidlaw shall pay to such persons the actual amount of such tax liability on an after-tax basis as and when paid. No payment will be made under this paragraph for less than $50,000 per period or for a period of more than ten years.

                 (vi) By written notice to Laidlaw, Allied shall have the right to instruct Laidlaw to forego proceedings with respect to one or more items for which Laidlaw may be liable to indemnify Allied. Such notice shall constitute a waiver of the right of Allied to indemnification for any Taxes arising out of such item for the period or periods involved, but shall not otherwise waive any rights of Laidlaw to any refund of a deposit under Section 12.5(iii).

         12.6    Certain Pending Tax Controversies.

                 (i) C$27,421,816 is on deposit with Revenue Canada and the Provincial tax authorities with respect to the Canlea controversy. Such deposit shall be treated as a loan from Laidlaw to PWSL made pursuant to Section 12.5(iii) and returned to Laidlaw in accordance with that provision.

                 (ii) Allied and its Subsidiaries shall not cause the debt payable by PWSL to 635952 Ontario Ltd. (a wholly owned subsidiary of PWSL, and an Acquired Canadian Subsidiary) in the amount of C$37,847,056, to be settled or extinguished by way of payment in whole or in part, canceled, settled by way of corporate reorganization, converted or exchanged for some other property, or do any such thing (or fail to do any such thing) which would cause the debt to be unenforceable in law, without the written consent of Laidlaw.


                                  ARTICLE XIII

             NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         13.1 Nature of Statements. All, but only those, statements contained in this Agreement or any Disclosure Schedule or certificate delivered or by on behalf of a Party under this Agreement shall be deemed representations and warranties made by that Party in connection with the transactions contemplated by this Agreement.

         13.2 Survival of Representations and Warranties. Regardless of any investigation made at any time by or on behalf of any Party or of any information any Party may have as a result of any such investigation, all representations and warranties made in or pursuant to this Agreement (including in any Disclosure Schedule or certificate delivered under this Agreement) shall, except as otherwise provided in this Section 13.2, survive the Closing and shall continue in effect indefinitely thereafter unless and until terminated as provided in this Section 13.2. The representations and warranties made by the Laidlaw Sellers in Article IV (other than in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of Article IV) and the representations and warranties made by the Allied Parties in Article V (other than in Sections 5.2, 5.3, 5.4, 5.5, the first sentence of Section 5.12, 5.13 and 5.15 of
Article V) shall terminate on the date which is 18 months following the Closing Date. The representations and warranties made by the Laidlaw Sellers in Sections 4.2, 4.3, 4.4, 4.5 and 4.11, and the representations and warranties made by Allied in Sections 5.2, 5.3, 5.4, 5.5 and the first sentence of Section
5.12 shall survive the Closing indefinitely. The representations and warranties made by the Laidlaw Sellers in Section 4.13, the representations and warranties made by the Allied Parties in Section 5.13, and the covenants, obligations and agreements set forth in Article XII shall terminate on the date the statute of limitations and times for assessment (giving effect to any waiver, mitigation or extension thereof) with respect to any Tax liability in question has run in favor of all Acquired Subsidiaries and the LTI-US Consolidated Tax Group, or Allied and its Subsidiaries, as the case may be, against the U.S. federal, Canadian federal, state provincial, or local government, as the case may be. The representations and warranties by the Laidlaw Sellers in Section 4.15 shall (i) terminate on the Closing Date as to all matters that are disclosed in writing to the Allied Parties at least 5 Business Days prior to the Closing pursuant to Section 4.15 of this Agreement or disclosed with specificity in the Emcon Environmental Report or are otherwise disclosed by Laidlaw in writing to Allied at least 5 Business Days before the Closing, and (ii) terminate on the third anniversary of the Closing Date as to all matters other than those described in the preceding clause (i) which are known to the Laidlaw Sellers on the Closing Date. The representations and warranties made by the Allied Parties in Section 5.15 shall terminate on the third anniversary of the Closing. If a bona fide claim is asserted before the expiration of the survival period of a representation or warranty, such representation, warranty, covenant, obligation or agreement shall continue in effect until the claim is settled, adjudicated or otherwise resolved. With respect to this Section 13.2, "known" means with respect to any matter referred to in clause (ii) above that (x) the matter is known to any Person who is or was an officer, director, employee or agent of, or consultant to, any member of the Laidlaw Group (including the Acquired Subsidiaries) on or before the Closing Date or (y) any such Person is aware of facts which would have led a reasonable Person to have conducted an investigation or inquiry likely to have led to discovery of such matter.


                                  ARTICLE XIV

                                INDEMNIFICATION

         The respective indemnification obligations of the Laidlaw Sellers and Allied are as follows:

         14.1 Indemnification by the Laidlaw Sellers. The Laidlaw Sellers jointly and severally agree to pay and to indemnify and hold harmless each Allied Party and each Acquired Subsidiary and their respective Affiliates (but, in the case of the Acquired Subsidiaries, only their respective Affiliates after the Closing), successors and assigns from and against any and all Damages suffered by the Allied Parties or the Acquired Subsidiaries which are caused by, arising out of or in respect of:

                 (i) any U.S. federal income Tax liability of the LTI US Consolidated Tax Group for all taxable periods ending before, on or after the Closing Date;

                 (ii) all other SWM Group Income Taxes attributable to any Pre-Closing Tax Period (including any transaction consummated in such Pre-Closing Tax Period);

                 (iii) any Tax resulting from or attributable to the distribution of the Retained Subsidiaries and the Retained Land;

                 (iv) any Tax on or attributable to the elimination, reversal, release, satisfaction, distribution, or discharge of Intercompany Indebtedness and Intercompany Investments of the Acquired Subsidiaries (including any intercompany items solely between the Acquired Subsidiaries, as well as items between Laidlaw and other Laidlaw Affiliates), and any other reorganization steps or other actions taken by Laidlaw and its Affiliates in placing the Acquired Subsidiaries in the condition required for Closing (including, without limitation, the actions set forth in Section 3.2);

                 (v) any obligation of Allied or the Acquired Subsidiaries to contribute to the payment of any SWM Group Income Taxes determined on a consolidated, combined or unitary basis allocable to any Pre-Closing Period with respect to a group of corporations that includes or included the Acquired Subsidiaries;

                 (vi) any (x) Pre-Closing Laidlaw Insurance Claims, and (y) liability (including any Environmental Claim relating to any Environmental Law) arising out of the activities, business, assets or operations of any member of the Laidlaw Group other than the Acquired Subsidiaries (excluding the Option Assets), including their predecessors, affiliates, successors and assigns;

                 (vii) any claim by any member of the Laidlaw Group against any Acquired Subsidiary based on any event occurring or condition existing on or before the Closing Date;

                 (viii) any breach or default in the performance by either Laidlaw Seller of any covenant or agreement made by such Laidlaw Seller in this Agreement or in any Ancillary Agreement to which either Laidlaw Seller is a party;

                 (ix) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 of this Agreement) or in the Laidlaw Disclosure Schedule or in any certificate delivered by or on behalf of the Laidlaw Sellers under, or concerning the representations and warranties made in Article IV of this Agreement (other than the representations and warranties set forth in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15);

                 (x) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Sections 4.2, 4.3, 4.4, 4.5, 4.11 and 4.13 of this Agreement or the Laidlaw Disclosure Schedule related to such representations and warranties or the certificate delivered by or on behalf of the Laidlaw Sellers under, or concerning such representations and warranties; and

                 (xi) any breach of warranty or inaccurate or erroneous representation made by either Laidlaw Seller in Section 4.15 of this Agreement or the Laidlaw Disclosure Schedule related to such representation or warranties or the certificate delivered by or on behalf of the Laidlaw Seller under, or concerning such representations and warranties, but only to the extent any such warranty or representation survives the Closing pursuant to Section
         13.2 of this Agreement.

provided, however, that the amount of any Damages in respect of which the Laidlaw Parties shall be required to indemnify the Allied Parties under clauses
(viii) and (ix) above (but not under clauses (i) through (vii), clause (viii) (to the extent such clause relates to performance by the Laidlaw Parties of the covenants and agreements contained in clause (ii) of the final paragraph of
Section 6.1) inclusive, and clauses (x) and (xi) of this Section 14.1) shall be limited to the amount by which the aggregate of all such Damages exceeds $25,000,000; and provided further that no claim for Damages against either Laidlaw Seller made under clauses (i) through (vii), inclusive, and clauses (x) and (xi) of this Section 14.1 shall be reduced, modified or impaired by virtue of the fact that any representation and warranty made by the Laidlaw Sellers in Sections 4.2, 4.3, 4.4, 4.5, 4.11, 4.13 and 4.15 shall have been breached or inaccurate or erroneous in any respect. The amount of any Damages in respect of which the Laidlaw Parties shall be required to indemnify the Allied Parties under clause (xi) above will be limited to the amount by which the aggregate of all such Damages exceeds $1,000,000. For purposes of this Section 14.1, the representations and warranties shall be read as if references therein to the materiality to the Laidlaw Sellers and the Acquired Subsidiaries or any of them of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries, as the case may be, shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Laidlaw Sellers or the Acquired Subsidiaries, as the case may be, shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section 14.1, the representations and warranties shall be read as if references therein to the "knowledge of the Laidlaw Sellers" were deleted in their entirety.

         14.2 Indemnification by Allied. Allied agrees to pay and to indemnify and hold harmless and defend each Laidlaw Seller and its Affiliates (but not any Acquired Subsidiary after the Closing), and their respective successors and assigns from and against any and all Damages suffered by the Laidlaw Parties which are caused by or arising out of or in respect of:

                 (i) the Laidlaw Guaranties which are listed and identified in Section 4.19 of the Laidlaw Disclosure Schedule;

                 (ii) any breach or default in the performance by any Allied Party of any covenant or agreement of such Allied Party contained in this Agreement or any Ancillary Agreement to which any Allied Party is a party;

                 (iii) any breach of warranty or inaccurate or erroneous representation made by such Allied Party in Article V of this Agreement (other than the representations and warranties set forth in Sections 5.2, 5.3, 5.4, 5.5 and the first sentence of 5.12; and

                 (iv) any breach of warranty or inaccurate or erroneous representation made by such Allied Party in Sections 5.2, 5.3, 5.4,
         5.5 and the first sentence of 5.12 of this Agreement;

provided, however, that the amount of any Damages in respect of which Allied shall be required to indemnify the Laidlaw Sellers under clauses (ii) and (iii) of this Section 14.2 shall (but not clauses (i) and (iv) of this Section 14.2) be limited to the amount by which the aggregate of all such Damages exceeds $25,000,000. For purposes of this Section 14.2, the representations and warranties shall be read as if references therein to materiality to the Allied Parties or any of them of any condition, fact, statement, event or act (including all references to "Material Adverse Effects" and "in all material respects") were deleted and the effect of any such references were deleted altogether. Thus, for example: (i) any representation that a statement is true and correct in all material respects shall be read as a representation that the statement is true and correct; (ii) any representation that a condition exists except to the extent that its failure to exist would not have a Material Adverse Effect on the Allied Parties shall be read as a representation that such condition exists; and (iii) any representation that no incidents of a specific nature have occurred that would have a Material Adverse Effect on the Allied Parties shall be read as a representation that no incidents of such nature have occurred. For purposes of this Section 14.2, the representations and warranties shall be read as if references therein to the "knowledge of the Allied Parties" were deleted in their entirety.

         The obligations of Allied under this Section 14.2 (other than the obligation to indemnify and hold harmless the Laidlaw Sellers with respect to the Laidlaw Guarantees referred to in clause (i) above) shall be subordinated to the obligations of Allied and its subsidiaries under the Credit Facility (as defined in the Guaranties) and the Senior Subordinated Debentures to the same extent and with the same extent as the obligations of Allied under the Guaranties are subordinated to Senior Indebtedness (as such term is defined in the Guaranties). If so requested by Allied or by any holder of any Indebtedness incurred pursuant to the Credit Facility or by any holder of any of the Senior Subordinated Debentures, the Laidlaw Sellers shall execute such additional documents and agreements as may be requested from time to time to evidence the subordination contemplated hereby. Nothing contained in this
Section 14.2 will be
deemed to subordinate the obligation of the Allied Parties or the Acquired Subsidiaries to pay to the Laidlaw Seller any amounts received by them as a refund of taxes pursuant to Section 12.6. Allied shall not make any payments under this Section 14.2 to the Laidlaw Sellers (other than payments pursuant to the obligation to indemnify and hold harmless the Laidlaw Sellers with respect to the Laidlaw Guaranties referred to in clause (i) above) as long as the Credit Facility (as defined in the Guaranties) and the Senior Subordinated Debentures are in place and in effect, provided that any payment that would have been required to be paid pursuant to this Section 14.2 but for this paragraph will accrue interest at 7% from the date such amount would have been paid, and such amount together with accrued interest shall become due 91 days following the termination of the Credit Facility and after the Indebtedness incurred pursuant to the Credit Facility referred to in the Commitment Letter and the Indebtedness evidenced by the Senior Subordinated Debentures have been indefeasibly paid in full in cash.

         14.3 Third Party Claims. If any Party (for purposes of this Section 14.3, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability owed by the Indemnified Party to a third party or a claim otherwise advanced by a third party against the Indemnified Party (any such item being herein called a "Third Party Claim"), the Indemnified Party, shall give prompt written notice of the Third Party Claim to the Party obligated to provide indemnity with respect to such Third Party Claim (for purposes of this Section 14.3, the "Indemnifying Party"), requesting indemnification therefor, specifying the nature of and specific basis for the Third Party Claim and the amount or estimated amount thereof to the extent then feasible; provided, however, a failure to give such notice will not waive any rights of the Indemnified Party except to the extent the rights of the Indemnifying Party are actually materially prejudiced by such failure. The Indemnifying Party shall have the right to assume the defense or investigation of such Third Party Claim and to retain counsel and other experts to represent the Indemnified Party and shall pay the fees and disbursements of such counsel and other experts. If within 30 days after receipt of the request (or five days if litigation is pending) the Indemnifying Party fails to give notice to the Indemnified Party that the Indemnifying Party assumes the defense or investigation of the Third Party Claim, an Indemnified Party may retain counsel and other experts (whose fees and disbursements shall be at the expense of the Indemnifying Party) to file any motion, answer or other pleading and take such other action which the Indemnified Party reasonably deems necessary to protect its interests or those of the Indemnifying Party until the date on which the Indemnified Party receives such notice from the Indemnifying Party. If an Indemnifying Party assumes the defense or investigation and retains such counsel and other experts, any Indemnified Party shall have the right to retain its own counsel and other experts, but the fees and expenses of such counsel and other experts shall be at the expense of the Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party mutually agree to the retention of such counsel and other experts or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would, in the opinion of counsel retained by the Indemnifying Party, be inappropriate due to actual or potential differing interests between them.

         If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any Third Party Claim which the Indemnifying Party defends, or, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the person asserting the Third Party Claim, or any cross-complaint against any person. No Third Party Claim may be settled by the Indemnified Party without the consent of the Indemnifying Party, which consent will not be unreasonably withheld. Unless the Indemnifying Party agrees in writing that the Damages to the Indemnified Party resulting from such settlement are fully covered by the indemnities provided herein and that such Damages are fully compensable in money, no Third Party Claim may be settled without the consent of the Indemnified Party, which consent will not be unreasonably withheld. Except with respect to settlements entered without the Indemnified Party's consent pursuant to the immediately preceding sentence, to the extent it is determined that the Indemnified Party has no right under this Article XIV to be indemnified by the Indemnifying Party, the Indemnified Party shall promptly pay to the Indemnifying Party any amounts previously paid or advanced by the Indemnifying Party with respect to such matters pursuant to this Article XIV.

         After the delivery of a notice of a Third Party Claim hereunder, at the reasonable request of the Indemnifying Party the Indemnified Party shall grant the Indemnifying Party and its representatives full and complete access to the books, records and properties of the Indemnified Party to the extent reasonably related to the matters to which the notice relates. The Indemnifying Party will not disclose to any third person (except its representatives) any information obtained pursuant to the preceding sentence which is designated as confidential by the Indemnified Party and which is not otherwise generally available to the public, except as may be required by applicable law. The Indemnifying Party shall request its representatives not to disclose any such information (except as may be required by applicable law). All such access shall be subject to the normal safety regulations of the Indemnified Party, and shall be granted under conditions which will not unreasonably interfere with the business and operations of the Indemnified Party.

         14.4 Claims Between the Parties. If any Party (for purposes of this Section 14.4, an "Indemnified Party") becomes aware of a fact, circumstance, claim, situation, demand or other matter (other than an Third Party Claim) for which it or any other Indemnified Party has been indemnified under this Article XIV and which has resulted or could result in a liability (any such items being herein called a "Claim") being owed to the Indemnified Party by another Party (the "Indemnifying Party"), the Indemnified Party shall give prompt written notice to the Indemnifying Party of the Claim, stating the nature and basis of the Claim and the amount claimed thereunder, together with supporting information to the Claim, if any. If the Indemnifying Party does not notify the Indemnified Party within 30 days from the date such Claim notice is given that it disputes the Claim, the amount of the Claim shall conclusively be deemed to be a liability of the Indemnifying Party hereunder.

         14.5 Arbitration. If an Indemnified Party and an Indemnifying Party cannot reach agreement with respect to the validity or amount of any Third Party Claim or a Claim within 60 days after notice thereof is first given, the validity and amount thereof, as the case may be, shall be finally settled by arbitration in Chicago, Illinois in accordance with the Commercial Arbitration Rules of the American Arbitration Association (or any organization successor thereto) then in effect (to the extent such rules do not conflict with the terms hereof), by a panel consisting of three arbitrators, each being qualified to make evaluations of the kind under dispute. Each of the two parties to such arbitration shall appoint one arbitrator and the two arbitrators so appointed shall select the third neutral arbitrator within 30 days after their appointment. If the arbitrators appointed by the parties are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the American Arbitration Association. Each arbitrator shall be unaffiliated with each of the parties hereto. The parties hereto agree to be bound by whatever procedural and evidentiary rules are established by the panel of arbitrators. The arbitrators shall render their written decision and award, upon the concurrence of at least two of their members, within 90 days of the appointment of the third arbitrator. The decision of the arbitrators shall be binding on the parties, final and nonappealable. Any arbitration award may be enforced in any court having jurisdiction over the party against which enforcement is sought. The party designated by the arbitrators as the unsuccessful party shall pay the fees and expenses (including attorneys' fees) incurred in connection with the arbitration by all parties thereto; provided that if the arbitrators do not designate either party as the unsuccessful party, Allied shall bear 50% and Laidlaw shall bear 50% of such fees and expenses.

         14.6 Payment. Payments of all amounts owing hereunder with respect to any Third Party Claim shall be made within 30 days after (i) the settlement of the Third Party Claim, or (ii) if arbitration has been commenced pursuant to
Section 14.5, the final resolution of such arbitration. Payments of all amounts owing hereunder with respect to any Claim shall be made within ten days after (i) the expiration of the 60-day Claim notice period without delivery of a notice of dispute, or (ii) if arbitration has been commenced pursuant to
Section 14.5, the final resolution of such arbitration.

                                   ARTICLE XV

                           AMENDMENT AND TERMINATION

         15.1 Amendment. This Agreement may be amended by the Parties, by or pursuant to action taken by their respective Boards of Directors, at any time before or after approval by Allied's stockholders of the matters specified in Section 7.5, but after such approval, no amendment shall be made which materially increases the amount or materially alters terms of the Allied Securities without the further approval of Allied's stockholders. This Agreement may be amended only by a written instrument executed by all of the Parties.

         15.2 Waiver. At any time on or before the Closing Date, each of the Parties may (i) extend the time for the performance of any of the obligations or other act of any of the other Party or Parties, (ii) waive any inaccuracies in the representations and warranties made in this Agreement or in a Disclosure Schedule of a Party, (iii) waive compliance with any of the agreements or conditions of this Agreement which may be legally waived, and
(iv) grant consents under this Agreement. Any such extension, waiver or grant shall be valid only if evidenced by a written instrument executed by the Party giving it.

         15.3 Termination. This Agreement may be terminated at any time before the Closing by:

                 (i) the mutual consent of the Boards of Directors of Laidlaw and Allied;

                 (ii) by either Allied or Laidlaw if the Acquisitions have not been consummated on or before the later to occur of December 31, 1996 or the 61st day after the SEC has approved the Allied Proxy Statement (or any later date which may be agreed to by the mutual written consent of Allied and Laidlaw); provided, however, that such right to terminate this Agreement shall not be available to any Party that has breached in any material respect its obligations under this Agreement in any manner that has proximately contributed to the failure of the Acquisitions to occur on or before such date; or

                 (iii) by either the Laidlaw Parties or the Allied Parties if the stockholders of Allied shall have failed to approve at the Allied Stockholders' Meeting the matters specified in Section 7.5.

         15.4 Substitute Financing. Between the date hereof and the Closing, the Allied Parties shall, from time to time, advise Laidlaw as to the status of the private placement or public offering of the Senior Subordinated Debentures. In the event the Allied Parties determine that all conditions contained in Articles VIII and IX to the Allied Parties obligation to consummate the Acquisitions and to take the other actions called for under Articles II and III can be satisfied at the Closing except that some or all of the Senior Subordinated Debentures cannot be sold on terms acceptable to Allied, the Allied Parties shall give notice to Laidlaw thereof (the "High Yield Event Notice"). The High Yield Event Notice shall specify the amount of such Senior Subordinated Debentures (the "Remainder Senior Subordinated Debentures") which cannot be sold to third party purchasers on terms acceptable to Allied. If the aggregate principal amount of the Remainder Senior Subordinated Debentures is $150,000,000 or less, on or before noon on the first Business Day following Laidlaw's receipt of the High Yield Event Notice, Laidlaw may give notice (the "Substitute Financing Notice") to the Allied Parties of Laidlaw's election and agreement (the "Substitute Financing Election") to purchase the Remainder Senior Subordinated Debentures on the same price and terms as are applicable to purchases of Senior Subordinated Debentures by third party purchasers (net of the discount otherwise payable to Goldman, Sachs & Co.) (the price payable pursuant to clauses (i) or (ii) above) the "Substitute Financing Purchase Price"). Upon giving the Substitute Financing Notice, Laidlaw will be obligated to purchase the Remainder Senior Subordinated Debentures on the Closing Date for the Substitute Financing Purchase Price, and upon Laidlaw's payment of the Substitute Financing Purchase Price at the Closing, the condition contained in
Section 9.9 to the effect that the Allied Parties shall have received the proceeds of the financing contemplated by the Highly Confident Letter will be deemed satisfied to the extent of the funding provided by Laidlaw. Any Senior Subordinated Debentures purchased by Laidlaw may not be sold, transferred or assigned to any Person for a period of 180 days after the purchase, unless waived by Goldman, Sachs & Co. Upon the giving of the High Yield Event Notice, the Allied Parties will be obligated to pay $10,000,000 to Laidlaw on the Closing Date or (if the Closing does not occur because the aggregate principal amount of the Remainder Senior Subordinated Debentures exceeds $150,000,000 or Laidlaw decides not to make the Substitute Financing Election) within ten Business Days after the date the High Yield Event Notice is given. Such amount will be payable even if the Acquisitions are consummated on the Closing Date as a result of Laidlaw's purchase of the Remainder Senior Subordinated Debentures.

         15.5 Consequences of Termination. If this Agreement is terminated as provided in Section 15.3, it shall forthwith become void and, except as otherwise provided in Sections 5.14 and 15.5, there shall be no liability or obligation on the part of any Party or their respective officers or directors. Notwithstanding the foregoing, the Confidentiality Agreement shall also survive such a termination. Nothing in this Section 15.5 shall, however, relieve any Party from any liability for any breach of this Agreement.

         If this Agreement is terminated solely because the stockholders of Allied fail to approve the matters referred to in Section 7.5 hereof, and the failure to receive such stockholder approval directly results from the existence of a third party offer to acquire at least 51% of Allied's stock or assets (whether in the form of a tender offer, merger proposal, asset purchase or otherwise) then Allied will pay to Laidlaw within 10 days of such termination of this Agreement an amount equal to the product obtained by multiplying 5,000,000 times the difference between (i) the price per share of the third party offer (as in effect at the time of such stockholders' meeting) and (ii) $8.25.


                                  ARTICLE XVI

                               GENERAL PROVISIONS

         16.1 Non-Business Days. If the date on which any action (including the delivery of notices) to be taken under this Agreement is to occur falls on a day which is not a Business Day, such action will be deemed timely taken if taken on the first Business Day following.

         16.2 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a Party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

         (1)     if to any Laidlaw Party, to:

                          Laidlaw Inc.
                          3221 North Service Road
                          Burlington, Ontario
                          Canada L7R 3Y8
                          Attention:  Ivan R. Cairns
                          Telecopy No.: (905) 332-6550

         (2)     if to any Allied Party, to:

                          Allied Waste Industries, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention: Roger A. Ramsey
                          Telecopy No.: (602) 481-9347
                          with a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana Street, Suite 3500
                          Houston, Texas 77002
                          Attention: Robert G. Reedy
                          Telecopy No.: (713) 228-1331

         16.3 Entire Agreement. This Agreement, its Exhibits, the Disclosure Schedules, all documents delivered under this Agreement, the Confidentiality Agreement and the letter agreement dated the date hereof relating to the option to purchase the Option Assets of Laidlaw granted to Allied constitute, and together with the Ancillary Agreements upon their execution and delivery as herein provided will constitute, the entire agreement, and supersede all of the prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter of this Agreement.

         16.4 Assignment; Binding Effect. This Agreement may not be assigned by any of its Parties. Subject to the preceding sentence, this Agreement shall be binding upon the Parties and their respective successors and assigns.

         16.5 Counterparts. This Agreement may be executed in counterparts which together shall constitute a single agreement.

         16.6 Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties created hereby shall be governed by the internal Laws of the State of Delaware without regard to its conflict of law rules. The Parties irrevocably consent to the non-exclusive jurisdiction of the courts of the State of Delaware in connection with any dispute between or among them arising under this Agreement or any Ancillary Agreement.

         16.7 Severability of Provisions. If a provision of this Agreement or its application to any Person or circumstance, is held invalid or unenforceable in any jurisdiction, to the extent permitted by law, such provision or the application of such provision to Persons or circumstances other than those as to which it is held invalid or unenforceable and in other jurisdictions, and the remaining provisions of this Agreement, shall not be affected.

         16.8 Specific Performance. Each Party agrees that one or more other Parties would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or was otherwise breached. Therefore, the Parties agrees that each Party shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or any of its provisions and to specifically enforce this

Agreement its terms and provisions in any action instituted in any court of the United States or Canada or any state or province thereof having subject matter jurisdiction, in addition to any other remedy to which a Party may be entitled, at law or in equity.

         16.9 Joint Drafting. This Agreement and its Exhibits have been jointly drafted by the Parties and their counsel. Neither this Agreement nor any of its Exhibits shall be construed against any Party based on its authorship.

         16.10 Captions. The article and section headings in this Agreement are for convenience only, and shall not affect the meaning or interpretation of this Agreement.

         16.11 No Third-Party Beneficiaries. There are no third-party beneficiaries of this Agreement, except that the respective Affiliates of the Parties are entitled to the benefits of the respective indemnification obligations of the Parties under Section 11.10 and Article XIV.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Parties have duly executed this Agreement, all as of the date first written above.

                                        LAIDLAW INC.



                                        By: /s/ IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------



                                        LAIDLAW TRANSPORTATION, INC.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Senior Vice President
                                              ---------------------------------



                                        LAIDLAW WASTE SYSTEMS, INC.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------



                                        LAIDLAW WASTE SYSTEMS (CANADA) LTD.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------

                                        LAIDLAW MEDICAL SERVICES LTD.



                                        By: IVAN R. CAIRNS
                                           ------------------------------------
                                        Title: Authorized Officer
                                              ---------------------------------


                                        ALLIED WASTE INDUSTRIES, INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: Chairman
                                              ---------------------------------



                                        ALLIED HOLDINGS (UNITED STATES), INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------



                                        3294862 (CANADA), INC.



                                        By: /s/ ROGER A. RAMSEY
                                           ------------------------------------
                                        Title: President
                                              ---------------------------------

                                                                    EXHIBIT  A-1


THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS AND UPON DELIVERY TO ALLIED CANADA OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED CANADA TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199_, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

                   7% JUNIOR SUBORDINATED DEBENTURE DUE 200_(1)


$150,000,000                                             _________________, 199_


       FOR VALUE RECEIVED, 3294862 CANADA INC., a Canadian corporation ("Allied Canada"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the principal amount of $150,000,000 on the Maturity Date, with interest on the principal balance outstanding from time to time at the rate and payable at the times and in the manner hereinafter set forth.




-------------------------

     (1) The due date will be 12 years after the date of issuance.

1.     Definitions.

       (a)    For all purposes of this Debenture:

              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

              "Allied Canada" means 3294862 Canada Inc., a Canadian corporation, and its successors and assigns.

              "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

              "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

              "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section 2.3 of the Stock Purchase Agreement.

              "Bankruptcy or Insolvency Proceeding" is defined in Subsection 5(b) of this Debenture.

              "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

              "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

              "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

              "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

              "Credit Facility" means the Credit Agreement dated as of _____________, 199_, among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

              "Debenture" means this 7% Junior Subordinated Debenture due
       200__.

              "Default" is defined in Section 8.

              "Default Rate" means an annual interest rate equal to 9% per annum.

              "Deferral Period" is defined in Subsection 3(b).

              "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and
       (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "$" means U.S. dollars, the lawful currency of the United States of America.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Indebtedness" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases,
       (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Indenture" means the Indenture dated _____________, 199_, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

              "Laidlaw" means Laidlaw Inc., a Canadian corporation.

              "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

              "Maturity Date" means _______________ ___, 200_ [12 years after the date hereof].

              "Offset Letter Agreement" means the letter agreement dated the Closing Date among Allied, 3294854 Canada Inc., Laidlaw and LTI, in substantially the form of Exhibit N attached to this Agreement, to be executed and delivered pursuant to Section 3.3.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

              "Section 4(b) Prepayment Date" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Fraction" means, with respect to any prepayment pursuant to Section 4(b) of this Debenture, the fraction obtained by dividing the principal amount of the Debenture to be prepaid by $150 million.

              "Section 4(b) Prepayment Notice" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Option" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Price" means (i) at any date set forth in the table below (the "Section 4(b) Value Date"), the amount set forth opposite such Section 4(b) Value Date, and (ii) at any other date (the "Section 4(b) Determination Date"), the amount equal to the sum of (y) the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately following such Section 4(b) Determination Date minus the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 4(b) Value Date to (but excluding) such Section 4(b) Determination Date and the denominator of which is the number of days from (and including) such preceding Section 4(b) Value Date to (but excluding) the immediately following Section 4(b) Value Date.

                         Section 4(b)                Section 4(b)
                         Value Date (2)            Prepayment Price
                         ----------                ----------------
                     ___________, ____               $126,700,000
                     ___________, ____               $130,400,000
                     ___________, ____               $134,600,000
                     ___________, ____               $139,400,000
                     ___________, ____               $144,700,000
                     ___________, ____               $150,000,000
                     ___________, ____               $150,000,000
                     ___________, ____               $150,000,000


---------------------------

   (2) The initial Section 4(b) Value Date shall be the date five years after the date of the Debenture, and succeeding Section 4(b) Value Dates shall occur annually thereafter until the Maturity Date.

              "Section 9 Prepayment Date" is defined in Section 9(b) of this Debenture.

              "Section 9 Purchase Price" means (i) at any time prior to five years from the date hereof, $126,700,000, (ii) at any date set forth in the table below (the "Section 9 Value Date"), the amount set forth opposite such Section 9 Value Date, and (iii) at any other date (the "Section 9 Determination Date"), the amount equal to the sum of (y) the
       Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 9 Purchase Price as of the Section 9 Value Date immediately following such Section 9 Determination Date minus the Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 9 Value Date to (but excluding) such Section 9 Determination Date and the denominator of which is the number of days from (and including) such preceding Section 9 Value Date to (but excluding) the immediately following Section 9 Value Date.

                         Section 9                       Section 9
                        Value Date (3)               Prepayment Price
                        ----------                   ----------------
                      ___________, ____                 $126,700,000
                      ___________, ____                 $130,400,000
                      ___________, ____                 $134,600,000
                      ___________, ____                 $139,400,000
                      ___________, ____                 $144,700,000
                      ___________, ____                 $150,000,000
                      ___________, ____                 $150,000,000
                      ___________, ____                 $150,000,000

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or




----------------------------

   (3) The initial Section 9 Value Date shall be the date five years after the date of the Debenture, and succeeding Section 9 Value Dates shall occur annually thereafter until the Maturity Date.

       nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of Allied Canada, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Canada (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility, the Senior Subordinated Debentures or the Indenture, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility, the Senior Subordinated Debentures or the Indenture. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Canada, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Canada and (iii) Indebtedness with respect to Allied Canada's Zero Coupon Junior Subordinated Debenture due 200_ dated the date hereof.

              "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(4) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

              "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Canada, Laidlaw and certain other parties named therein.

              "Subordinated Obligations" is defined in Subsection 5(a).

              "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.




--------------------------


    (4) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

              "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

       (b)    Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

       2. Interest Rate; Default Rate. From (and including) the date of this Debenture through (but not including) the earlier of the Maturity Date or the date the maturity of this Debenture is accelerated pursuant to Section 8(a), interest shall accrue on the unpaid principal balance of this Debenture at an annual fixed rate equal to 7% per annum. All past due principal and interest shall accrue interest at the Default Rate from (and including) the day after the date such principal or interest is payable hereunder through (but not including) the date of payment. Interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

       3.     Payment Terms.  Subject to Section 5:

              (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

              (b) During the period beginning on the date hereof and ending three years thereafter (the "Deferral Period"), interest on the outstanding principal balance of this Debenture will accrue but will be deferred. During the Deferral Period, interest will be compounded semi-annually. After the Deferral Period, at the election of Allied Canada, the deferred interest may be paid at any time, and (i) the aggregate unpaid amount, if any, of interest deferred during the Deferral Period, together with interest thereon at the rate of 7% per annum, will be payable in eighteen equal (or as nearly equal as possible) installments on the ___ day of each _______ and _______ of each year (beginning __________, __), and on the Maturity Date and (ii) interest on the outstanding principal balance of this Debenture will be due and payable in arrears on the _____ day of each ___________ and _____________ of each year (beginning ___________, ____), and on the
       Maturity Date for the period commencing on (and including) the later of the date following the last day of the Deferral Period or the date to which interest hereon has been paid, as the case may be, and ending on (but excluding) the date of payment. (5)

              (c) Each payment or prepayment hereunder shall be made in cash by wire transfer to an account located in Canada designated by Laidlaw.

              (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until such payment is made).

       4.     Optional Redemption.

              (a) Except to the extent provided in Section 9, this Debenture may not be redeemed or prepaid, in whole or in part, on or before the date which is five years after the date hereof.

              (b) Thereafter, except as otherwise provided in Section 5, Allied Canada shall have the right and option (the "Section 4(b) Prepayment Option") to redeem and prepay this Debenture, in whole or in part, at a discount, on the terms and subject to the conditions of this
       Section 4(b). Allied Canada may exercise the Section 4(b) Prepayment Option at any time by giving the holder of this Debenture written notice (the "Section 4(b) Prepayment Notice") of its election to exercise the
       Section 4(b) Prepayment Option and by specifying in the Section 4(b) Prepayment Notice the date on which Allied Canada will prepay this Debenture pursuant to this Section 4(b) (the "Section 4(b) Prepayment Date") and the principal amount of this Debenture to be prepaid. The
       Section 4(b) Prepayment Date shall be at least 10 Business Days, and not more than 20 Business Days, after the date of the Section 4(b) Prepayment Notice. Upon the Section 4(b) Prepayment Date, Allied Canada shall prepay this Debenture to the extent specified in the Section 4(b) Prepayment Notice, by payment of an amount equal to the product obtained by multiplying the Section 4(b) Prepayment Price as of the Section 4(b) Prepayment Date times the Section 4(b) Prepayment Fraction.

       5.     Subordination.

              (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 9) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth




------------------------------


   (5) Installments of interest will be payable on a semi-annual basis commencing six months after the last day of the Deferral Period.

       herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Canada or any of its Subsidiaries or Affiliates, and Allied Canada will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Canada shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Canada may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments (including payments not made during the Blockage Period) shall be reinstated, and Allied Canada shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Canada be obligated to make, and Allied Canada shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of, or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

              (b) Upon any payment or distribution of any kind or character to creditors of Allied Canada (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Canada (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Canada or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Canada's assets and liabilities (any of the foregoing in clauses
       (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Canada, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non- statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Debenture. Promptly after taking any action provided in clauses (i) or (ii) above, Allied Canada shall give written notice thereof to the holder of this Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any action so taken.

              (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 5(a) and (b), any such payment or distribution of assets of Allied Canada of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

              (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                     (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                     (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                     (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                     (iv) exercise or refrain from exercising any rights and remedies against Allied Canada or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Canada or any other Person; and

                     (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

              (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Canada or such holder of Senior Indebtedness an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such holder is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 5, 6 and 13 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Canada would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Canada or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw's reasonable satisfaction that such holder is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Canada (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein.
       Promptly after exercise of any such power, Allied Canada will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

              (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Subsection 7(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to Section 8, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

              (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Canada or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Section 5 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Canada and the holder of this Debenture, a payment by Allied Canada on Senior Indebtedness.

              (h) This Section 5 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                     (i) impair, as between Allied Canada and such holder, the obligation of Allied Canada, which is absolute and unconditional, to pay principal of and, premium and interest, if any, on this Debenture in accordance with its terms; or

                     (ii) except as otherwise set forth in this Section 5, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

       6. No Impairment. Section 5, this Section 6, the proviso to Subsection 8(a), and Section 13 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 6 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Canada or Laidlaw, or by any non-compliance by Allied Canada or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 5, this Section 6 and the subordination and other provisions referred to in this Section 6 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

       7. Events of Default. "Default" means the occurrence of one or more of the following:

              (a) Payment. Allied Canada fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

              (b) Voluntary Bankruptcy. Allied Canada (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding, (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property,
       (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

              (c) Involuntary Bankruptcy. A petition is filed against Allied Canada seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Canada, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

              (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

       8. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

              (a) Acceleration. Subject to the provisions of Section 5 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Canada), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this Debenture may not take any action against Allied Canada with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

              (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Canada, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Canada that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

       9.     Offer of Prepayment upon Change of Control.

              (a) Allied Canada will, within thirty business days after any executive officer of Allied Canada has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in Subsection 9(b).

              (b) The offer to prepay this Debenture contemplated by Subsection 9(a) shall be an offer to prepay, in accordance with and subject to this Section 9, all, but not less than all, of this Debenture at the Section 9 Purchase Price, together with all interest accrued and unpaid hereon, on a date specified in such offer (the "Section 9 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 9 Prepayment Date shall not be specified in such offer, the Section 9 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

              (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 9 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Canada within ten business days after receipt of the written notice to be given pursuant to Subsection 9(a). A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 9 shall be deemed to constitute a rejection of such offer.

              (d) Prepayment of this Debenture pursuant to this Section 9 shall be at the Section 9 Purchase Price. The prepayment shall be made on the Section 9 Prepayment Date.

              (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Canada prepay (or be obligated to prepay) this Debenture pursuant to this Section 9 until 91 days after Allied Canada shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

       10. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

       11. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):



       (1)    if to Laidlaw, to:

                     Laidlaw Inc.
                     3221 North Service Road
                     Burlington, Ontario
                     Canada L7R 3Y8
                     Attention:  Ivan R. Cairns
                     Telecopy No.: (905) 332-6550

       (2)    if to Allied Canada, to:

                     3294862 CANADA INC.
                     c/o Allied Waste Industries, Inc.
                     7201 East Camelback Road, Suite 375
                     Scottsdale, Arizona 85251
                     Attention: Roger A. Ramsey
                     Telecopy No.: (602) 481-9347

                     with a copy to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana Street, Suite 3500
                     Houston, Texas 77002
                     Attention: Robert G. Reedy
                     Telecopy No.: (713) 228-1331


       12. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

       13. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of
Section 5(e) and Section 14 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

       NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED CANADA AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED CANADA AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED CANADA AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED CANADA AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED CANADA AND LAIDLAW.



                                   3294862 CANADA INC.
                                   a Canadian corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------

Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   -------------------------------------
Name:
     -----------------------------------
Title:
      ----------------------------------

                                                                       EXHIBIT A
                                                   to the 7% Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                             3294862 Canada Inc.
                                                        in favor of Laidlaw Inc.


                                     [Date]


--------------------

--------------------

--------------------



Gentlemen:

       Reference is made to the 7% Junior Subordinated Debenture Due 200__ dated __________, 199_ (the "Subordinated Debenture"), in the original principal amount of $150 million issued by 3294862 CANADA INC., a Canadian corporation ("Allied Canada"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Canada in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

       The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Canada (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 5, 6 and 13 of the Subordinated Debenture and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Canada or any other holder of Senior Indebtedness would be able to do so.

       The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

       The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Canada, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

       The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.




                                           Very truly yours,

                                           [NAME OF SUBORDINATED CREDITOR]


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                                                     EXHIBIT A-2

THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS AND UPON DELIVERY TO ALLIED CANADA OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED CANADA TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199__, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

              ZERO COUPON JUNIOR SUBORDINATED DEBENTURE DUE 200__(1)


$168,300,000                                            _________________, 199__



       FOR VALUE RECEIVED, 3294862 CANADA INC., a Canadian corporation ("Allied Canada"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the amount of $168,300,000 on the Maturity Date.






----------------------------------

   (1) The due date will be 12 years after the date of issuance.

              1.     Definitions.

              (a)    For all purposes of this Debenture:

              "Accreted Value" means (i) at any date set forth in the table below (the "Value Date"), the amount set forth opposite such Value Date, and (ii) at any other date (the "Determination Date"), the amount equal to the sum of (y) the Accreted Value as of the Value Date immediately preceding such Determination Date plus (z) an amount equal to the product of (A) the difference between the Accreted Value as of the Value Date immediately following such Determination Date minus the Accreted Value as of the Value Date immediately preceding such Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Value Date to (but excluding) such Determination Date and the denominator of which is the number of days from (and including) such preceding Value Date to (but excluding) the immediately following Value Date.

                                          Value Date(2)             Accreted Value
                                          ----------                --------------
                                   ___________, ____                   $ 33,200,000

                                   ___________, ____                   $ 38,000,000

                                   ___________, ____                   $ 43,500,000
                                   ___________, ____                   $ 49,800,000

                                   ___________, ____                   $ 57,000,000
                                   ___________, ____                   $ 65,300,000

                                   ___________, ____                   $ 74,700,000
                                   ___________, ____                   $ 85,500,000

                                   ___________, ____                   $ 98,000,000
                                   ___________, ____                   $112,100,000

                                   ___________, ____                   $128,400,000
                                   ___________, ____                   $147,000,000

                                   ___________, ____                   $168,300,000


              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to






----------------------------------

   (2) The initial Value Date shall be the date of the Debenture, and succeeding Value Dates shall occur each year thereafter until the Maturity Date.

       direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

              "Allied Canada" means 3294862 Canada Inc. a Canadian corporation, and its successors and assigns.

              "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

              "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

              "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section 2.3 of the Stock Purchase Agreement.

              "Bankruptcy or Insolvency Proceeding" is defined in Subsection 4(b) of this Debenture.

              "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

              "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

              "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

              "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Polaris or any such Person; provided, however, that Persons (other than Polaris or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

              "Credit Facility" means the Credit Agreement dated as of ___________, 199_ among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

              "Debenture" means this Zero Coupon Junior Subordinated Debenture due 200__.

              "Default" is defined in Section 6.

              "Default Rate" means an annual interest rate equal to 9% per annum.

              "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and
       (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "$" means U.S. dollars, the lawful currency of the United States of America.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Indebtedness" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Indenture" means the Indenture dated _____________, 199__, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

              "Laidlaw" means Laidlaw Inc., a Canadian corporation.

              "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

              "Maturity Date" _________________, 200__ [12 years after the date hereof].

              "Offset Letter Agreement" means the letter agreement dated the date hereof among Allied, 3294862 Canada Inc., Laidlaw and LTI, in substantially the form of Exhibit N to the Stock Purchase Agreement.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

              "Section 8 Prepayment Date" is defined in Section 8(b) of this Debenture.

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with, any Indebtedness of Allied Canada, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Canada (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility or the Senior Subordinated Indebtedness, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any indebtedness incurred or to be incurred pursuant to the Credit Facility or the Senior Subordinated Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Canada, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Canada and (iii) Indebtedness with respect to Allied Canada's 7% Junior Subordinated Debentures due 200_ dated the date hereof and the Guaranty thereof by the Guarantor.

              "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200_(3) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

              "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Canada, Laidlaw and certain other parties named therein.

              "Subordinated Obligations" is defined in Subsection 4(a).

              "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

              "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

       (b)    Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

       2. Interest; Default Rate. From (and including) the date of this Debenture through (and including) the Maturity Date, no interest shall accrue or be payable with respect to this Debenture. All past due principal of this Debenture shall accrue interest at the Default Rate from (but not including) the Maturity Date through (but not including) the date of payment. From and after the Maturity Date, interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).






----------------------------------

    (3) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

       3.     Payment Terms.  Subject to Section 4:

              (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

              (b)    No interest is payable with respect to the principal
       amount of this Debenture prior to the Maturity Date.   After the
       Maturity Date, interest will be payable in arrears on the ________ day of each ___________ and ____________ of each year on the principal balance of this Debenture outstanding from time to time.(4)

              (c) Each payment or prepayment hereunder shall be made by wire transfer to an account located in Canada designated by Laidlaw.

              (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until such payment is made).

       4.     Subordination.

              (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 8) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Canada or any of its Subsidiaries or Affiliates, and Allied Canada will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Canada shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Canada may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments shall be reinstated, and Allied Canada shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Canada be obligated to make, and Allied Canada shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of,





----------------------------------

   (4) Interest will be payable each six months after the Maturity Date.

       or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

              (b) Upon any payment or distribution of any kind or character to creditors of Allied Canada (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Canada (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Canada or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Canada's assets and liabilities (any of the foregoing in clauses
       (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Canada, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Debenture. Promptly after taking any action provided in clauses (i) or (ii) above, Allied Canada shall give written notice thereof to the holder of this Debenture; provided, however that failure to give such notice shall in no event affect the validity of any action so taken.

              (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 4(a) and (b), any such payment or distribution of assets of Allied Canada of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

              (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                     (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                     (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                     (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                     (iv) exercise or refrain from exercising any rights and remedies against Allied Canada or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Canada or any other Person; and

                     (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

              (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Canada or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such Person is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 4, 5 and 12 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Canada would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Canada or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw' reasonable satisfaction that such Person is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Canada (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein.
       Promptly after exercise of any such power, Allied Canada will give written notice thereof to the holders of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

              (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Section 6(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to Section 7, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate;" provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

              (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Canada or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
       Section 4 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Canada and the holder of this Debenture, a payment by Allied Canada on Senior Indebtedness.

              (h) This Section 4 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                     (i) impair, as between Allied Canada and the holder of this Debenture, the obligation of Allied Canada, which is absolute and unconditional, to pay principal of and premium and interest, if any, on this Debenture in accordance with its terms; or

                     (ii) except as otherwise set forth in this Section 4, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

       5. No Impairment. Section 4, this Section 5, the proviso to Section 7(a), and Section 12 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 5 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Canada or Laidlaw, or by any non-compliance by Allied Canada or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.
Section 4, this Section 5 and the subordination and other provisions referred to in this Section 5 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

       6. Events of Default. "Default" means the occurrence of one or more of the following:

              (a) Payment. Allied Canada fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

              (b) Voluntary Bankruptcy. Allied Canada (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding, (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property,
       (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

              (c) Involuntary Bankruptcy. A petition is filed against Allied Canada seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Canada, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

              (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

       7. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

              (a) Acceleration. Subject to the provisions of Section 4 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Canada), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this

       Debenture may not take any action against Allied Canada with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

              (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Canada, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Canada that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

       8.     Offer of Prepayment upon Change of Control.

              (a) Allied Canada will, within thirty business days after any executive officer of Allied Canada has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in subsection (b) of this Section 8.

              (b) The offer to prepay this Debenture contemplated by subsection (a) of this Section 8 shall be an offer to prepay, in accordance with and subject to this Section 8, all, but not less than all, of this Debenture on a date specified in such offer (the "Section 8 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 8 Prepayment Date shall not be specified in such offer, the Section 8 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

              (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 8 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Canada within ten business days after receipt of the written notice to be given pursuant to subsection (a) of this Section 8. A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 8 shall be deemed to constitute a rejection of such offer.

              (d) Prepayment of this Debenture pursuant to this Section 8 shall be at the Accreted Value of the Debenture at the Section 8 Prepayment Date. The prepayment shall be made on the Section 8 Prepayment Date.

              (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Canada prepay (or be obligated to prepay) this Debenture pursuant to this

       Section 8 until 91 days after Allied Canada shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

       9. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

       10. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

       (1)    if to Laidlaw, to:

                     Laidlaw Inc.
                     3221 North Service Road
                     Burlington, Ontario
                     Canada L7R 3Y8
                     Attention:  Ivan R. Cairns
                     Telecopy No.: (905) 332-6550

       (2)    if to Allied Canada, to:

                     3294862 Canada Inc.
                     c/o Allied Waste Industries, Inc.
                     7201 East Camelback Road, Suite 375
                     Scottsdale, Arizona 85251
                     Attention: Roger A. Ramsey
                     Telecopy No.: (602) 481-9347

                     with a copy to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana Street, Suite 3500
                     Houston, Texas 77002
                     Attention: Robert G. Reedy
                     Telecopy No.: (713) 228-1331

       11. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

       12. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of
Section 4(e) and Section 13 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

       NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED CANADA AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED CANADA AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED CANADA AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED CANADA AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED CANADA AND LAIDLAW.



                                          3294862 CANADA INC.
                                          a Canadian corporation


                                          By:
                                             ----------------------------------
                                             Name:
                                                  -----------------------------
                                             Title:
                                                   ----------------------------


Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   -------------------------------------------
Name:
     -----------------------------------------
Title:
      ----------------------------------------

                                                                       EXHIBIT A
                                          to the Zero Coupon Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                             3294862 Canada Inc.
                                                        in favor of Laidlaw Inc.


                                     [Date]


---------------
---------------
---------------


Gentlemen:

         Reference is made to the Zero Coupon Junior Subordinated Debenture Due 200__ dated __________, 199__ (the "Subordinated Debenture"), in the original principal amount of $________________ issued by 3294862 Canada Inc., a Canadian corporation ("Allied Canada"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Canada in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

         The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that (a) the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such Bankruptcy or Insolvency Proceeding and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with, the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Canada (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, (b) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 4, 5 and 12 of the Subordinated Debenture, and (c) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Canada or any other holder of Senior Indebtedness would be able to do so.

         The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

         The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Canada, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

         The rights created hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.



                                     Very truly yours,

                                     [NAME OF SUBORDINATED CREDITOR]


                                     By:
                                        ---------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------


Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ---------------------------------------
Name:
     -------------------------------------
Title:
      ------------------------------------

                                                                    EXHIBIT  B-1


THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS AND UPON DELIVERY TO ALLIED FINANCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED FINANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199_, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

                  7% JUNIOR SUBORDINATED DEBENTURE DUE 200_(1)


$150,000,000                                             _________________, 199_


       FOR VALUE RECEIVED, 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the principal amount of $150,000,000 on the Maturity Date, with interest on the principal balance outstanding from time to time at the rate and payable at the times and in the manner hereinafter set forth.




-------------------------------

(1)    The due date will be 12 years after the date of issuance.

       1.     Definitions.

       (a)    For all purposes of this Debenture:

              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

              "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

              "Allied Finance" means 3294854 Canada Inc., a Canadian corporation, and its successors and assigns.

              "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

              "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section 2.3 of the Stock Purchase Agreement.

              "Bankruptcy or Insolvency Proceeding" is defined in Subsection 5(b) of this Debenture.

              "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

              "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

              "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

              "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

              "Credit Facility" means the Credit Agreement dated as of _____________, 199_, among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

              "Debenture" means this 7% Junior Subordinated Debenture due
       200__.

              "Default" is defined in Section 8.

              "Default Rate" means an annual interest rate equal to 9% per annum.

              "Deferral Period" is defined in Subsection 3(b).

              "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and
       (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "$" means U.S. dollars, the lawful currency of the United States of America.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Indebtedness" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases,
       (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Indenture" means the Indenture dated _____________, 199_, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

              "Laidlaw" means Laidlaw Inc., a Canadian corporation.

              "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

              "Maturity Date" means _______________ ___, 200_ [12 years after the date hereof].

              "Offset Letter Agreement" means the letter agreement dated the Closing Date among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N attached to this Agreement, to be executed and delivered pursuant to Section 3.3.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

              "Section 4(b) Prepayment Date" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Fraction" means, with respect to any prepayment pursuant to Section 4(b) of this Debenture, the fraction obtained by dividing the principal amount of the Debenture to be prepaid by $150 million.

              "Section 4(b) Prepayment Notice" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Option" is defined in Subsection 4(b) of this Debenture.

              "Section 4(b) Prepayment Price" means (i) at any date set forth in the table below (the "Section 4(b) Value Date"), the amount set forth opposite such Section 4(b) Value Date, and (ii) at any other date (the "Section 4(b) Determination Date"), the amount equal to the sum of (y) the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately following such Section 4(b) Determination Date minus the Section 4(b) Prepayment Price as of the Section 4(b) Value Date immediately preceding such Section 4(b) Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 4(b) Value Date to (but excluding) such Section 4(b) Determination Date and the denominator of which is the number of days from (and including) such preceding Section 4(b)Value Date to (but excluding) the immediately following Section 4(b)Value Date.

       Section 4(b)            Section 4(b)         Section 4(b)        Section 4(b)
       Value Date (2)         Prepayment Price      Value Date       Prepayment Price
       ----------             ----------------      ----------       ----------------
       ___________, ____       $126,700,000      ___________, ____           $144,700,000
       ___________, ____       $130,400,000      ___________, ____           $150,000,000
       ___________, ____       $134,600,000      ___________, ____           $150,000,000
       ___________, ____       $139,400,000      ___________, ____           $150,000,000

              "Section 9 Prepayment Date" is defined in Section 9(b) of this Debenture.

              "Section 9 Purchase Price" means (i) at any time prior to five years from the date hereof, $126,700,000, (ii) at any date set forth in the table below (the "Section 9 Value Date"), the amount set forth opposite such Section 9




----------------------------

(2) The initial Section 4(b) Value Date shall be the date five years after the date of the Debenture, and succeeding Section 4(b) Value Dates shall occur annually thereafter until the Maturity Date.

       Value Date, and (iii) at any other date (the "Section 9 Determination Date"), the amount equal to the sum of (y) the Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date plus (z) an amount equal to the product of (A) the difference between the Section 9 Purchase Price as of the Section 9 Value Date immediately following such Section 9 Determination Date minus the Section 9 Purchase Price as of the Section 9 Value Date immediately preceding such Section 9 Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Section 9 Value Date to (but excluding) such
       Section 9 Determination Date and the denominator of which is the number of days from (and including) such preceding Section 9 Value Date to (but excluding) the immediately following Section 9 Value Date.

        Section 9                     Section 9       Section 9                 Section 9
       Value Date (3)             Prepayment Price    Value Date             Prepayment Price
       ----------                 ----------------    ----------             ----------------
        ___________, ____          $126,700,000      ___________, ____         $144,700,000
        ___________, ____          $130,400,000      ___________, ____         $150,000,000
        ___________, ____          $134,600,000      ___________, ____         $150,000,000
        ___________, ____          $139,400,000      ___________, ____         $150,000,000

              "Securities Act" means the Securities Act of 1933, as amended.

              "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of Allied Finance, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility, the Senior




---------------------------

(3) The initial Section 9 Value Date shall be the date five years after the date of the Debenture, and succeeding Section 9 Value Dates shall occur annually thereafter until the Maturity Date.

       Subordinated Debentures or the Indenture, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility, the Senior Subordinated Debentures or the Indenture. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Finance, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Finance and (iii) Indebtedness with respect to Allied Finance's Zero Coupon Junior Subordinated Debenture due 200_ dated the date hereof.

              "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(4) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

              "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Finance, Laidlaw and certain other parties named therein.

              "Subordinated Obligations" is defined in Subsection 5(a).

              "Subscription Agreement" means the Subscription Agreement dated the date hereof among Allied, Allied Finance, Laidlaw and LTI.

              "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

              "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

       (b)    Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically




---------------------------

(4) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

       2. Interest Rate; Default Rate. From (and including) the date of this Debenture through (but not including) the earlier of the Maturity Date or the date the maturity of this Debenture is accelerated pursuant to Section 8(a), interest shall accrue on the unpaid principal balance of this Debenture at an annual fixed rate equal to 7% per annum. All past due principal and interest shall accrue interest at the Default Rate from (and including) the day after the date such principal or interest is payable hereunder through (but not including) the date of payment. Interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

       3.     Payment Terms.  Subject to Section 5:

              (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.

              (b) During the period beginning on the date hereof and ending three years thereafter (the "Deferral Period"), interest on the outstanding principal balance of this Debenture will accrue but will be deferred. During the Deferral Period, interest will be compounded semi-annually. After the Deferral Period, at the election of Allied Finance, the deferred interest may be paid at any time, and (i) the aggregate unpaid amount, if any, of interest deferred during the Deferral Period, together with interest thereon at the rate of 7% per annum, will be payable in eighteen equal (or as nearly equal as possible) installments on the ___ day of each _______ and _______ of each year (beginning __________, __), and on the Maturity Date and (ii) interest on the outstanding principal balance of this Debenture will be due and payable in arrears on the _____ day of each ___________ and _____________ of each year (beginning ___________, ____), and on the
       Maturity Date for the period commencing on (and including) the later of the date following the last day of the Deferral Period or the date to which interest hereon has been paid, as the case may be, and ending on (but excluding) the date of payment.(5)

              (c) Each payment or prepayment hereunder shall be made in cash by wire transfer to an account located in Canada designated by Laidlaw.

              (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day




---------------------------

(5) Installments of interest will be payable on a semi-annual basis commencing six months after the last day of the Deferral Period.

       (but interest shall continue to accrue on any applicable payment until such payment is made).

              (e) Pursuant to Article II of the Subscription Agreement, LTI has agreed to subscribe for shares of Allied Common Stock from time to time. Reference is made to the Subscription Agreement for a complete statement of the terms and conditions pursuant to which such shares are to be issued.

       4.     Optional Redemption.

              (a) Except to the extent provided in Section 9, this Debenture may not be redeemed or prepaid, in whole or in part, on or before the date which is five years after the date hereof.

              (b) Thereafter, except as otherwise provided in Section 5, Allied Finance shall have the right and option (the "Section 4(b) Prepayment Option") to redeem and prepay this Debenture, in whole or in part, at a discount, on the terms and subject to the conditions of this
       Section 4(b). Allied Finance may exercise the Section 4(b) Prepayment Option at any time by giving the holder of this Debenture written notice (the "Section 4(b) Prepayment Notice") of its election to exercise the
       Section 4(b) Prepayment Option and by specifying in the Section 4(b) Prepayment Notice the date on which Allied Finance will prepay this Debenture pursuant to this Section 4(b) (the "Section 4(b) Prepayment Date") and the principal amount of this Debenture to be prepaid. The
       Section 4(b) Prepayment Date shall be at least 10 Business Days, and not more than 20 Business Days, after the date of the Section 4(b) Prepayment Notice. Upon the Section 4(b) Prepayment Date, Allied Finance shall prepay this Debenture to the extent specified in the
       Section 4(b) Prepayment Notice, by payment of an amount equal to the product obtained by multiplying the Section 4(b) Prepayment Price as of the Section 4(b) Prepayment Date times the Section 4(b) Prepayment Fraction.

       5.     Subordination.

              (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 9) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Finance or any of its Subsidiaries or Affiliates, and Allied Finance will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Finance shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Finance may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments (including payments not made during the Blockage Period) shall be reinstated, and Allied Finance shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Finance be obligated to make, and Allied Finance shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of, or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

              (b) Upon any payment or distribution of any kind or character to creditors of Allied Finance (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Finance (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Finance or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Finance's assets and liabilities (any of the foregoing in clauses
       (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Finance, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non- statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this

       Debenture.  Promptly after taking any action provided in clauses (i) or
       (ii) above, Allied Finance shall give written notice thereof to the holder of this Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any action so taken.

              (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 5(a) and (b), any such payment or distribution of assets of Allied Finance of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

              (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                     (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                     (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                     (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                     (iv) exercise or refrain from exercising any rights and remedies against Allied Finance or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance or any other Person; and

                     (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

              (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Finance or such holder of Senior Indebtedness an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such holder is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 5, 6 and 13 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Finance would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Finance or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw's reasonable satisfaction that such holder is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Finance (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein.
       Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

              (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Subsection 7(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to Section 8, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate"; provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

              (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Finance or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to

       Senior Indebtedness. A distribution made under this Section 5 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Finance and the holder of this Debenture, a payment by Allied Finance on Senior Indebtedness.

              (h) This Section 5 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                     (i) impair, as between Allied Finance and such holder, the obligation of Allied Finance, which is absolute and unconditional, to pay principal of and, premium and interest, if any, on this Debenture in accordance with its terms; or

                     (ii) except as otherwise set forth in this Section 5, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

       6. No Impairment. Section 5, this Section 6, the proviso to Subsection 8(a), and Section 13 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 6 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Finance or Laidlaw, or by any non-compliance by Allied Finance or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 5, this Section 6 and the subordination and other provisions referred to in this Section 6 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

       7. Events of Default. "Default" means the occurrence of one or more of the following:

              (a) Payment. Allied Finance fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

              (b) Voluntary Bankruptcy. Allied Finance (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding, (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property,
       (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

              (c) Involuntary Bankruptcy. A petition is filed against Allied Finance seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Finance, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

              (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

       8. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

              (a) Acceleration. Subject to the provisions of Section 5 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Finance), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this Debenture may not take any action against Allied Finance with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

              (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Finance, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Finance that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

       9.     Offer of Prepayment upon Change of Control.

              (a) Allied Finance will, within thirty business days after any executive officer of Allied Finance has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in Subsection 9(b).

              (b) The offer to prepay this Debenture contemplated by Subsection 9(a) shall be an offer to prepay, in accordance with and subject to this Section 9, all, but not less than all, of this Debenture at the Section 9 Purchase Price, together with all interest accrued and unpaid hereon, on a date specified in such offer (the "Section 9 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 9 Prepayment Date shall not be specified in such offer, the Section 9 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

              (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 9 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Finance within ten business days after receipt of the written notice to be given pursuant to Subsection 9(a). A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 9 shall be deemed to constitute a rejection of such offer.

              (d) Prepayment of this Debenture pursuant to this Section 9 shall be at the Section 9 Purchase Price. The prepayment shall be made on the Section 9 Prepayment Date.

              (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Finance prepay (or be obligated to prepay) this Debenture pursuant to this Section 9 until 91 days after Allied Finance shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

       10. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

       11. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):



       (1)    if to Laidlaw, to:

                     Laidlaw Inc.
                     3221 North Service Road
                     Burlington, Ontario
                     Canada L7R 3Y8
                     Attention:  Ivan R. Cairns
                     Telecopy No.: (905) 332-6550

       (2)    if to Allied Finance, to:

                     3294854 CANADA INC.
                     c/o Allied Waste Industries, Inc.
                     7201 East Camelback Road, Suite 375
                     Scottsdale, Arizona 85251
                     Attention: Roger A. Ramsey
                     Telecopy No.: (602) 481-9347

                     with a copy to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana Street, Suite 3500
                     Houston, Texas 77002
                     Attention: Robert G. Reedy
                     Telecopy No.: (713) 228-1331


       12. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

       13. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of
Section 5(e) and Section 14 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

       14. OFFSET. THE OBLIGATIONS OF ALLIED FINANCE HEREUNDER ARE, IN ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS DEBENTURE BY LAIDLAW AND ANY TRANSFEREE SHALL TAKE THIS DEBENTURE SUBJECT TO THE TERMS THEREOF.

       NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED FINANCE AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED FINANCE AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED FINANCE AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW.



                                   3294854 CANADA, LTD.
                                   a Canadian corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   -----------------------------------------
Name:
     ---------------------------------------
Title:
      --------------------------------------

                                                                       EXHIBIT A
                                                   to the 7% Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                            3294854 Canada, Ltd.
                                                        in favor of Laidlaw Inc.


                                     [Date]


--------------------

--------------------

--------------------


Gentlemen:

       Reference is made to the 7% Junior Subordinated Debenture Due 200__ dated __________, 199_ (the "Subordinated Debenture"), in the original principal amount of $150 million issued by 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Finance in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

       The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 5, 6 and 13 of the Subordinated Debenture and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Finance or any other holder of Senior Indebtedness would be able to do so.

       The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

       The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Finance, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

       The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.



                                           Very truly yours,

                                           [NAME OF SUBORDINATED CREDITOR]


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ---------------------------------
Name:
     -------------------------------
Title:
      ------------------------------

                                                                     EXHIBIT B-2

THIS DEBENTURE HAS NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE SECURITIES ACT (DEFINED BELOW), THE CANADIAN SECURITIES LEGISLATION (DEFINED BELOW), OR THE LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA, AND THIS DEBENTURE MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH THE TERMS HEREOF AND THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT, THE CANADIAN SECURITIES LEGISLATION AND SUCH STATE LAWS OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS AND UPON DELIVERY TO ALLIED FINANCE OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ALLIED FINANCE TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION AND THE PROSPECTUS DELIVERY REQUIREMENTS UNDER THOSE LAWS.

THIS DEBENTURE WILL BE ISSUED WITH ORIGINAL ISSUE DISCOUNT ("OID"). THE HOLDER OF THIS DEBENTURE SHOULD BE AWARE THAT SUCH HOLDER WILL BE REQUIRED TO INCLUDE OID IN SUCH HOLDER'S GROSS INCOME FOR INCOME TAX PURPOSES IN ADVANCE OF THE RECEIPT OF CASH ATTRIBUTABLE TO SUCH INCOME. WITH RESPECT TO OID, THE ISSUE DATE OF THIS DEBENTURE IS _________________, 199__, THE ISSUE PRICE IS [$_________], THE AMOUNT OF OID IS [$_________], AND THE YIELD TO MATURITY IS [______]%.

             ZERO COUPON JUNIOR SUBORDINATED DEBENTURE DUE 200__(1)


$168,300,000                                            _________________, 199__


         FOR VALUE RECEIVED, 3294854 CANADA INC., a Canadian corporation ("Allied Finance"), promises to pay to Laidlaw Inc., a Canadian corporation ("Laidlaw"), or its registered assigns, the amount of $168,300,000 on the Maturity Date.





----------------------------------

     (1)  The due date will be 12 years after the date of issuance.

         1.      Definitions.

         (a)     For all purposes of this Debenture:

                 "Accreted Value" means (i) at any date set forth in the table below (the "Value Date"), the amount set forth opposite such Value Date, and (ii) at any other date (the "Determination Date"), the amount equal to the sum of (y) the Accreted Value as of the Value Date immediately preceding such Determination Date plus (z) an amount equal to the product of (A) the difference between the Accreted Value as of the Value Date immediately following such Determination Date minus the Accreted Value as of the Value Date immediately preceding such Determination Date multiplied by (B) a fraction, the numerator of which is the number of days elapsed from (and including) such preceding Value Date to (but excluding) such Determination Date and the denominator of which is the number of days from (and including) such preceding Value Date to (but excluding) the immediately following Value Date.

               Value Date (2)             Accreted Value              Value Date              Accreted Value
               ----------                 --------------              ----------              --------------
         ___________, ____                   $ 33,200,000      ___________, ____                 $ 85,500,000

         ___________, ____                   $ 38,000,000      ___________, ____                 $ 98,500,000

         ___________, ____                   $ 43,500,000      ___________, ____                 $112,100,000
         ___________, ____                   $ 49,800,000      ___________, ____                 $128,400,000

         ___________, ____                   $ 57,000,000      ___________, ____                 $147,000,000
         ___________, ____                   $ 65,300,000      ___________, ____                 $168,300,000

         ___________, ____                   $ 74,700,000      ___________, ____

                 "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person, with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

                 "Allied" means Allied Waste Industries, Inc., a Delaware corporation, and its successors and assigns.

                 "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.





----------------------------------

   (2) The initial Value Date shall be the date of the Debenture, and succeeding Value Dates shall occur each year thereafter until the Maturity Date.

                 "Allied Finance" means 3294854 Canada Inc. a Canadian corporation, and its successors and assigns.

                 "Allied U.S." means Allied Holdings (United States), Inc., a Delaware corporation, and its successors and assigns.

                 "Allied Warrant" means the warrant for the purchase of shares of Allied Common Stock to be issued by Allied to Laidlaw under Section
         2.3 of the Stock Purchase Agreement.

                 "Bankruptcy or Insolvency Proceeding" is defined in Subsection 4(b) of this Debenture.

                 "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

                 "Business Day" means a day other than Saturday, Sunday or any day on which banks located in Toronto, Ontario or New York, New York are authorized or obligated to close.

                 "Canadian Securities Legislation" means the Securities Act of the Province of Ontario (R.S.O. 1990, c. S.5, as amended) and similar provincial legislation, and the regulations and rules promulgated thereunder.

                 "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Polaris or any such Person; provided, however, that Persons (other than Polaris or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

                 "Credit Facility" means the Credit Agreement dated as of ___________, 199_ among Allied U.S., as borrower, Allied, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, increased, extended, refinanced, or otherwise supplemented from time to time).

                 "Debenture" means this Zero Coupon Junior Subordinated Debenture due 200_.

                 "Default" is defined in Section 6.

                 "Default Rate" means an annual interest rate equal to 9% per annum.

                 "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

                 "$" means U.S. dollars, the lawful currency of the United States of America.

                 "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

                 "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

                 "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Indebtedness" means with respect to any Person at any date,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business),
         (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Indenture" means the Indenture dated _____________, 199__, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

                 "Laidlaw" means Laidlaw Inc., a Canadian corporation.

                 "LTI" means Laidlaw Transportation, Inc., a Delaware corporation.

                 "Maturity Date" _________________, 200__ [12 years after the date hereof].

                 "Offset Letter Agreement" means the letter agreement dated the date hereof among Allied, Allied Finance, Laidlaw and LTI, in substantially the form of Exhibit N to the Stock Purchase Agreement.

                 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

                 "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

                 "Section 8 Prepayment Date" is defined in Section 8(b) of this Debenture.

                 "Securities Act" means the Securities Act of 1933, as amended.

                 "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any proceeding pursuant to any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with, any Indebtedness of Allied Finance, whether outstanding on the date of this Debenture or thereafter created, incurred, assumed or Guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Debenture. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility or the Senior Subordinated Indebtedness, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any indebtedness incurred or to be incurred pursuant to the Credit Facility or the Senior Subordinated Indebtedness. Notwithstanding the foregoing, Senior Indebtedness shall not include
         (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of Allied Finance, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by Allied Finance and
         (iii) Indebtedness with respect to Allied Finance's 7% Junior

         Subordinated Debentures due 200_ dated the date hereof and the Guaranty thereof by the Guarantor.

                 "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(3) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

                 "Stock Purchase Agreement" means the Stock Purchase Agreement dated as of September 17, 1996, among Allied, Allied Finance, Laidlaw and certain other parties named therein.

                 "Subordinated Obligations" is defined in Subsection 4(a).

                 "Subscription Agreement" means the Subscription Agreement, dated the date hereof among Allied, Allied Finance, Laidlaw and LTI.

                 "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

                 "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

         (b)     Capitalized terms defined in this Debenture are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Debenture, unless otherwise specifically indicated. In this Debenture, "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

         2. Interest; Default Rate. From (and including) the date of this Debenture through (and including) the Maturity Date, no interest shall accrue or be payable with respect to this Debenture. All past due principal of this Debenture shall accrue interest at the Default Rate from (but not including) the Maturity Date through (but not including) the date of payment. From and after the Maturity Date, interest will be calculated on the basis of the actual number of days elapsed over a year composed of 365 days (or 366 days, as the case may be).

         3.      Payment Terms.  Subject to Section 4:

                 (a) The outstanding principal balance of this Debenture and all accrued and unpaid interest thereon shall be due and payable on the Maturity Date.





----------------------------------

    (3) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

                 (b)      No interest is payable with respect to the principal
         amount of this Debenture prior to the Maturity Date.   After the
         Maturity Date, interest will be payable in arrears on the ________ day of each ___________ and ____________ of each year on the principal balance of this Debenture outstanding from time to time.(4)

                 (c) Each payment or prepayment hereunder shall be made by wire transfer to an account located in Canada designated by Laidlaw.

                 (d) Any payment or action that is due hereunder on a day which is not a Business Day shall be deferred until the next succeeding Business Day (but interest shall continue to accrue on any applicable payment until such payment is made).

                 (e) Pursuant to Article II of the Subscription Agreement, LTI has agreed to subscribe for shares of Allied Common Stock from time to time. Reference is made to the Subscription Agreement for a complete statement of the terms and conditions pursuant to which such shares are to be issued.

         4.      Subordination.

                 (a) The indebtedness evidenced by, and all obligations in respect of, this Debenture (including the obligations under Section 8) and the payment of principal of, premium and interest, if any, on and all other obligations in respect of, this Debenture (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstances to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from Allied Finance or any of its Subsidiaries or Affiliates, and Allied Finance will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, except during a Blockage Period, Allied Finance shall make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, scheduled payments of principal or interest on this Debenture in accordance with the terms hereof and, provided, further, that at any time, except during a Blockage Period, Allied Finance may prepay this Debenture so long as such prepayment would not cause the occurrence of a Blockage Period. Upon the termination of any Blockage Period, the right of Laidlaw to receive payments shall be reinstated, and Allied Finance shall resume making such payments to Laidlaw in accordance with the terms hereof. In no event shall Allied Finance be obligated to make, and Allied Finance shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of,






----------------------------------

    (4)  Interest will be payable each six months after the Maturity Date.

         or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

                 (b) Upon any payment or distribution of any kind or character to creditors of Allied Finance (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of Allied Finance (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding (including a proceeding under the Canadian Companies' Creditors Arrangement Act) relating to Allied Finance or its property, or in an assignment for the benefit of creditors or any marshaling of Allied Finance's assets and liabilities (any of the foregoing in clauses (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Debenture (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to Allied Finance, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Debenture. Promptly after taking any action provided in clauses (i) or (ii) above, Allied Finance shall give written notice thereof to the holder of this Debenture; provided, however that failure to give such notice shall in no event affect the validity of any action so taken.

                 (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 4(a) and (b), any such payment or distribution of assets of Allied Finance of any kind or character, whether in cash, property or securities, shall be received by the holder of this Debenture which is not permitted hereby such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

                 (d) The holders of the Senior Indebtedness shall have no duty or obligation to the holder of this Debenture in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to the holder of this Debenture and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Debenture hereunder, take any or all of the following actions:

                          (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                          (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                          (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                          (iv) exercise or refrain from exercising any rights and remedies against Allied Finance or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance or any other Person; and

                          (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

                 (e) Laidlaw and any future holder of this Debenture, by acceptance of this Debenture, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of Allied Finance or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Debenture addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A attached hereto to the effect that such Person is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 4, 5 and 12 of this Debenture and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent Allied Finance would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from Allied Finance or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw' reasonable satisfaction that such Person is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Debenture, by acceptance of this Debenture, irrevocably appoint Allied Finance (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein. Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holders of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

                 (f) If a Default shall have occurred and be continuing (other than a Default pursuant to Section 6(b) or (c)) and the holder of this Debenture elects to accelerate this Debenture pursuant to
         Section 7, Laidlaw shall give the Representative under the Credit Facility 30 days' prior written notice before accelerating this Debenture, which notice shall state that it is a "Notice of Intent to Accelerate;" provided, however, that Laidlaw shall not be required to give such notice if at such time payment of any Indebtedness incurred pursuant to the Credit Facility shall have been accelerated. If payment of this Debenture is accelerated because of a Default, the holder shall promptly notify the Representatives under the Designated Senior Indebtedness and the holders of all other Senior Indebtedness of the acceleration.

                 (g) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holders of this Debenture shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against Allied Finance or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Debenture shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Section 4 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Debenture is not, as between Allied Finance and the holder of this Debenture, a payment by Allied Finance on Senior Indebtedness.

                 (h) This Section 4 defines the relative rights of the holder of this Debenture and holders of Senior Indebtedness. Nothing in this Debenture shall:

                          (i) impair, as between Allied Finance and the holder of this Debenture, the obligation of Allied Finance, which is absolute and unconditional, to pay principal of and premium and interest, if any, on this Debenture in accordance with its terms; or

                          (ii) except as otherwise set forth in this Section 4, prevent the holder of this Debenture from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

         5.      No Impairment.  Section 4, this Section 5, the proviso to
Section 7(a), and Section 12 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 5 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of Allied Finance or Laidlaw, or by any non-compliance by Allied Finance or Laidlaw with the terms, provisions and covenants of this Debenture, regardless of any knowledge thereof any such holder may have or otherwise be charged with.
Section 4, this Section 5 and the subordination and other provisions referred to in this Section 5 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

         6. Events of Default. "Default" means the occurrence of one or more of the following:

                 (a) Payment. Allied Finance fails to pay the outstanding principal amount of this Debenture on the Maturity Date.

                 (b) Voluntary Bankruptcy. Allied Finance (i) files a petition initiating a voluntary Bankruptcy or Insolvency Proceeding,
         (ii) seeks, consents to, or does not contest the appointment of a receiver or trustee for itself or for all or any substantial part of its property, (iii) is voluntarily adjudicated a bankrupt or insolvent, (iv) makes a general assignment for the benefit of its creditors, or (v) admits in writing its inability to pay its debts as they mature.

                 (c) Involuntary Bankruptcy. A petition is filed against Allied Finance seeking to initiate a Bankruptcy or Insolvency Proceeding and such petition is not dismissed within 180 days after being filed, or a court of competent jurisdiction enters an order, judgment or decree appointing a receiver or trustee for Allied Finance, or for all or substantially all of its property, and such order, judgment or decree is not discharged or stayed within 180 days after its entry.

                 (d) Acceleration of Other Indebtedness. An event of default occurs and is continuing under the Credit Facility and, as a result thereof, the Indebtedness outstanding pursuant to the Credit Facility is accelerated; provided, however, that in the event the holders of such Indebtedness elect to waive such event of default or to otherwise de-accelerate such Indebtedness, no Default shall subsist hereunder.

         7. Remedies of Laidlaw. Upon the occurrence and during the continuance of a Default, Laidlaw shall have the following rights:

                 (a) Acceleration. Subject to the provisions of Section 4 hereof, Laidlaw may, at its option, declare the entire principal balance of this Debenture, together with the accrued and unpaid interest thereon, immediately due and payable without notice of Default, notice of intent to accelerate, notice of acceleration, or any other notice, presentment, protest, demand or action of any kind or nature whatsoever (each of which is hereby expressly waived by Allied Finance), whereupon the entire Indebtedness under this Debenture shall become immediately due and payable; provided, however, that no such acceleration (except for an acceleration upon the occurrence of a Default specified in Subsection 7(d)) shall be effective or of any force whatsoever and the holder of this

         Debenture may not take any action against Allied Finance with respect to a Default hereunder if made during a Blockage Period, or if such acceleration would result in a Blockage Period; provided, further, that in the event the Indebtedness under this Debenture is accelerated upon the occurrence of a Default specified in Subsection 7(d) and the holders of the Indebtedness outstanding pursuant to the Credit Facility elect to waive the event of default giving rise to the acceleration thereunder or otherwise elect to de-accelerate such Indebtedness, Laidlaw shall de-accelerate the obligations hereunder.

                 (b) Other Rights. Except as otherwise modified hereby, Laidlaw shall have all rights and remedies available at law or equity and the same (i) shall be cumulative and concurrent, (ii) may be pursued separately, successively, or concurrently against Allied Finance, (iii) may be exercised as often as occasion therefor shall arise, it being agreed by Allied Finance that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right or remedy, and (iv) are intended to be, and shall be, nonexclusive.

         8.      Offer of Prepayment upon Change of Control.

                 (a) Allied Finance will, within thirty business days after any executive officer of Allied Finance has knowledge of the occurrence of a Change of Control, give written notice of such Change of Control to the holder of this Debenture. Subject to the provisions of Section 5, such notice shall contain and constitute an offer to prepay this Debenture as described in subsection (b) of this Section 8.

                 (b) The offer to prepay this Debenture contemplated by subsection (a) of this Section 8 shall be an offer to prepay, in accordance with and subject to this Section 8, all, but not less than all, of this Debenture on a date specified in such offer (the "Section 8 Prepayment Date") which date shall be not less than 45 days and not more than 60 days after the date of such offer (if the Section 8 Prepayment Date shall not be specified in such offer, the Section 8 Prepayment Date shall be the first business day after the 45th day after the date of such offer).

                 (c) The holder of this Debenture may accept the offer to prepay made pursuant to this Section 8 in whole but not in part by causing a notice of such acceptance to be delivered to Allied Finance within ten business days after receipt of the written notice to be given pursuant to subsection (a) of this Section 8. A failure by a holder of this Debenture to respond within such time period to an offer to prepay made pursuant to this Section 8 shall be deemed to constitute a rejection of such offer.

                 (d) Prepayment of this Debenture pursuant to this Section 8 shall be at the Accreted Value of the Debenture at the Section 8 Prepayment Date. The prepayment shall be made on the Section 8 Prepayment Date.

                 (e) Notwithstanding any provision hereof to the contrary, in no event shall Allied Finance prepay (or be obligated to prepay) this Debenture pursuant to this

         Section 8 until 91 days after Allied Finance shall have prepaid the Senior Indebtedness incurred pursuant to the Credit Facility and the Senior Subordinated Debentures, and all other Senior Indebtedness which is entitled to be prepaid upon the occurrence of a Change of Control, unless the holder or holders of such Senior Indebtedness have waived or otherwise failed to enforce their rights to receive a prepayment of the Senior Indebtedness held by them to which they are entitled in connection with such Change of Control.

         9. Captions. The captions, headings, and arrangements used in this Debenture are for convenience only and do not affect or modify the terms of this Debenture.

         10. Notices. All notices or other communications which are required or may be given under this Debenture shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

         (1)     if to Laidlaw, to:

                          Laidlaw Inc.
                          3221 North Service Road
                          Burlington, Ontario
                          Canada L7R 3Y8
                          Attention:  Ivan R. Cairns
                          Telecopy No.: (905) 332-6550

         (2)     if to Allied Finance, to:

                          3294854 Canada Inc.
                          c/o Allied Finance, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention: Roger A. Ramsey
                          Telecopy No.: (602) 481-9347

                          with a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana Street, Suite 3500
                          Houston, Texas 77002
                          Attention: Robert G. Reedy
                          Telecopy No.: (713) 228-1331

         11. Applicable Law. This Debenture shall be governed by and construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

         12. Transfer Restriction. This Debenture may not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by Laidlaw or any other holder, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this Debenture applicable to Laidlaw, including but not limited to the provisions of Section 4(e) and Section 13 hereof. Any transfer of this Debenture shall be of the entire Debenture and not of any part of the indebtedness evidenced hereby or of at least $75,000,000 of the principal amount thereof.

         13. OFFSET. THE OBLIGATIONS OF ALLIED FINANCE HEREUNDER ARE, IN ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS DEBENTURE BY LAIDLAW AND ANY TRANSFEREE SHALL TAKE THIS DEBENTURE SUBJECT TO THE TERMS THEREOF.

         NOTICE: THE RIGHTS AND OBLIGATIONS OF ALLIED FINANCE AND LAIDLAW SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS DEBENTURE (AS AMENDED IN WRITING FROM TIME TO TIME) REPRESENTS THE FINAL AGREEMENT BETWEEN ALLIED FINANCE AND LAIDLAW AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR OR CONTEMPORANEOUS ORAL AGREEMENTS BY ALLIED FINANCE AND LAIDLAW. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN ALLIED FINANCE AND LAIDLAW.




                                   3294854 CANADA INC.
                                   a Canadian corporation


                                   By:
                                      -----------------------------------------
                                   Name:
                                        ---------------------------------------
                                   Title:
                                         --------------------------------------


Agreed and Accepted:

LAIDLAW INC.
a Canadian corporation


By:
   ----------------------------------------------
Name:
     --------------------------------------------
Title:
      -------------------------------------------

                                                                       EXHIBIT A
                                          to the Zero Coupon Junior Subordinated
                                                   Debenture Due 200__ Issued by
                                                             3294854 Canada Inc.
                                                        in favor of Laidlaw Inc.


                                     [Date]


----------------
----------------
----------------


Gentlemen:

         Reference is made to the Zero Coupon Junior Subordinated Debenture Due 200__ dated __________, 199__ (the "Subordinated Debenture"), in the original principal amount of $________________ issued by 3294862 Canada Inc., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by Allied Finance in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Subordinated Debenture are used herein as therein defined.

         The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that (a) the Subordinated Creditor is the owner and holder of the Subordinated Debenture and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such Bankruptcy or Insolvency Proceeding and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with, the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by Allied Finance (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, (b) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 4, 5 and 12 of the Subordinated Debenture, and (c) the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of the Subordinated Debenture to the same extent that Allied Finance or any other holder of Senior Indebtedness would be able to do so.

         The Subordinated Creditor hereby agrees that the Subordinated Debenture will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

         The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to Allied Finance, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

         The rights created hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.


                                         Very truly yours,

                                         [NAME OF SUBORDINATED CREDITOR]


                                         By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
                                         Title:
                                               --------------------------------


Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                                                       EXHIBIT C


THE SECURITIES REPRESENTED BY THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED (OR QUALIFIED BY PROSPECTUS) UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OF CANADA. THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE ON EXERCISE OF THIS WARRANT MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF REGISTRATION (OR QUALIFICATION BY PROSPECTUS) THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION AND PROSPECTUS REQUIREMENTS UNDER THOSE LAWS.


No. ___________                                         __________________, 1996

                                    WARRANT

                          to Purchase Common Stock of

                         ALLIED WASTE INDUSTRIES, INC.

                        Expiring on _____________, 2008


         This Common Stock Purchase Warrant (the "Warrant") certifies that for value received and subject to the terms hereof, Laidlaw (as hereinafter defined) is entitled to subscribe for and purchase from Allied (as hereinafter defined), in whole or in part, 20,400,000 shares of Common Stock (as hereinafter defined) at the Exercise Price (as hereinafter defined), subject to and upon the terms and conditions hereinafter set forth. The number of shares of Common Stock purchasable hereunder, and the Exercise Price therefor are subject to adjustment as hereinafter set forth. This Warrant and all rights hereunder shall expire at 5:00 p.m., Scottsdale, Arizona time, on __________, 2008 (the "Expiration Date").

                                   ARTICLE I

                                  Definitions

         As used herein, the following terms shall have the meanings set forth below:

         1.1 "Affiliate"means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act or Section 197(f)(9)(c) of the United States Internal Revenue Code of 1986, as amended, respectively.

         1.2 "Allied" shall mean Allied Waste Industries, Inc., a Delaware corporation, and any successor by merger, consolidation or otherwise.

         1.3 "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time beneficially own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change of Control (a) "Group" means a "group" for purposes of Section 13(d) of the Exchange Act; (b) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Laidlaw or its Affiliates) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (c) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

         1.4 As used herein, "beneficially own" shall have the meaning set forth in Rule 13d-3 under the Exchange Act, provided that, for purposes of this definition, a Person shall not be deemed to beneficially own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange.

         1.5 "Common Stock" shall mean and include the Common Stock of Allied, par value $.01 per share, authorized on the date of the original issue of this Warrant and shall also include (i) in case of any reorganization, reclassification, consolidation, merger, share exchange or sale, transfer or other disposition of assets, the stock or other securities provided for herein, and (ii) any other shares of common stock of Allied into which such shares of Common Stock may be converted.

         1.6 "Current Market Price" per share of Common Stock on any specified date means the average daily market prices (determined as set forth below in this definition), of the Common Stock for the 20 consecutive Trading Days ending on the third Trading Day before that date. The market price for each such Trading Day shall be the average of the last sale prices on such Trading Day on all stock exchanges and the Nasdaq Stock Market on which the Common Stock may then be listed or admitted for quotation, respectively; provided, that if no sale takes place on any such Trading Day on any such exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices on such day as officially quoted thereon shall be used, or, if Common Stock is not then listed or admitted for quotation on any stock exchange or the Nasdaq Stock Market, the market price for each Trading Day shall be the average of the reported bid and asked prices on such day on the over-the-counter market, or, if Common Stock is not quoted on the over-the-counter market, the market price for each Trading Day shall be the average of the bid and asked prices furnished by any member of the National Association of Securities Dealers selected by Allied.

         1.7 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         1.8 "Exercise Price" shall mean $8.25, as adjusted from time to time pursuant to the provisions hereof.

         1.9 "Outstanding," when used with reference to Common Stock, shall mean (except as otherwise expressly provided herein) at any date as of which the number of shares thereof is to be determined, all issued and outstanding shares of Common Stock, except shares then beneficially owned or held by or for the account of Allied and its direct or indirect wholly-owned subsidiaries.

         1.10 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, governmental entity, business trust, unincorporated organization, or other legal entity.

         1.11    "Laidlaw" shall mean Laidlaw Inc., a Canadian corporation.

         1.12 "Securities Act" means the United States Securities Act of 1933, as amended.

         1.13 "Trading Day" shall mean any days during the course of which the principal securities exchange or the Nasdaq National Market, as the case may be, on which the Common Stock is listed or admitted to trading is open for the exchange of securities.

         1.14 "Warrant Shares" shall mean the shares of Common Stock purchased or purchasable upon the exercise of the Warrant by the holder entitled to exercise the Warrant.

                                   ARTICLE II

                              Exercise of Warrant

         2.1 Method of Exercise. The Warrant may be exercised in whole or in part by (i) Laidlaw and its Affiliates only after the occurrence of a Change of Control of Allied, or (ii) by any holder hereof other than Laidlaw and its Affiliates, at any time and from time to time on or after the date hereof, until 5:00 p.m., Scottsdale, Arizona time on the Expiration Date. To exercise the Warrant, the holder hereof shall deliver to Allied, at the Warrant Office designated herein, (i) a written notice substantially in the form of the Subscription Notice attached as an exhibit hereto, stating therein the election of the holder hereof to exercise the Warrant in the manner provided in the Subscription Notice; (ii) payment in full of the Exercise Price, by certified check or by wire transfer of immediately available funds for all Warrant Shares purchased hereunder; and (iii) the Warrant. The Warrant shall be deemed to be exercised on the date of receipt by Allied of the Subscription Notice, accompanied by payment for the Warrant Shares and surrender of the Warrant (the "Exercise Date"). Upon such exercise, Allied shall, as promptly as practicable and in any event within five business days, issue and deliver to the holder hereof a certificate or certificates for the full number of the Warrant Shares purchased by the holder hereof, and shall, unless the Warrant has expired, deliver to the holder hereof a new Warrant representing the portion of the Warrant, if any, that shall not have been exercised, in all other respects identical to the Warrant. The holder hereof shall be deemed to have become a holder of record of such Common Stock on the Exercise Date and shall be entitled to all of the benefits of such holder on the Exercise Date, including without limitation the right to receive dividends and other distributions for which the record date falls on or after the Exercise Date and to exercise voting rights.

         2.2 Expenses and Taxes. Allied shall pay all expenses and taxes (including, without limitation, all documentary, stamp, transfer or other transactional taxes) other than income taxes attributable to the issuance or exercise of the Warrant and to the issuance, possession or disposition of the Warrant Shares.

         2.3 Reservation of Shares. Allied shall reserve at all times so long as the Warrant remains outstanding, free from preemptive rights, out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Warrant, a sufficient number of shares of Common Stock to provide for the exercise of the Warrant, as adjusted pursuant to
Article IV hereof.

         2.4 Valid Issuance. All Warrant Shares will, upon issuance by Allied, be duly and validly issued, fully paid and nonassessable.

         2.5     Other Agreements.   Laidlaw, Allied and certain other parties
have entered into a Stock Purchase Agreement (the "Purchase Agreement") dated September __, 1996. Laidlaw, Allied and certain parties named therein have also entered into a Stock Registration Agreement (the "Registration Agreement") dated September __, 1996. The Warrant is the warrant to purchase Common Stock issued to Laidlaw pursuant to the Purchase Agreement. Laidlaw, or any transferee of rights to registration under the Registration Agreement, shall be entitled to the rights to registration under the Securities Act and any applicable state securities or blue sky laws to the extent set forth in the Registration Agreement. The terms of the Purchase Agreement and Registration Agreement are incorporated herein for all purposes and shall be considered a part of the Warrant as if they had been fully set forth herein; provided, that the rights to registration in the Registration Agreement shall be transferable only as provided for therein. Notwithstanding the previous sentence, in the event of any conflict between the provisions of the Purchase Agreement or the Registration Agreement and of the Warrant, the provisions of the Warrant shall control.

         2.6 No Fractional Shares. Allied shall not be required to issue fractional shares of Common Stock on the exercise of the Warrant. If a portion of the Warrant shall be presented for exercise, the number of full shares of Common Stock which shall be issuable upon such exercise shall be computed on the basis of the aggregate number of whole shares of Common Stock purchasable on exercise of the portion of the Warrant so presented. If any fraction of a share of Common Stock would, except for the provisions of this Section, be issuable on the exercise of the Warrant, Allied shall pay an amount in cash calculated by it to be equal to the Current Market Price of one share of Common Stock at the time of such exercise multiplied by such fraction computed to the nearest whole cent.

                                  ARTICLE III

                                    Transfer

         3.1 Restrictions on Transfer of the Warrant. The Warrant may be sold, assigned or transferred to any Person other than Laidlaw and its Affiliates (except that this Warrant may be transferred to a wholly owned subsidiary of Laidlaw) and may also be sold, assigned or transferred pursuant to the exercise by the holder hereof of rights, if any, to register and sell the Warrant pursuant to the Registration Agreement; provided, that no sale, assignment or transfer of this Warrant will be permitted if the transferee of this Warrant and its Affiliates, collectively, shall beneficially own after said sale, assignment or transfer, more than 9% of the total number of shares of Common Stock then outstanding, unless such transferee receives such Warrants pursuant to a pro-rata distribution of Warrants to all stockholders of all classes of Laidlaw's outstanding capital stock.

         3.2 Warrant Office. Allied shall maintain an office for certain purposes specified herein (the "Warrant Office"), which office shall initially be the Company's offices at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251 and may subsequently be such other office of Allied or of any transfer agent retained by Allied in the continental United States as to which written notice has previously been given to the holders hereof Allied shall maintain, at the Warrant Office, a register for the Warrant in which Allied shall record the name and address of the holders hereof. Upon any public distribution of the Warrants, Allied shall retain a transfer agent for the Warrants and the business address of such transfer agent shall be the Warrant Office from the date of such public distribution.

         3.3 Split Up, Combination, Exchange and Transfer of Warrants. Subject to the provisions of Section 3.1, the Warrants may be split up, combined or exchanged for other Warrants representing a like aggregate number of Warrants. Any holder desiring to split up, combine or exchange shall make such request in writing delivered to the Warrant Office and shall surrender the Warrants to be so split up, combined or exchanged. Subject to (i) any applicable laws, rules or regulations of the United States or Canada restricting transferability, (ii) any restriction on transferability that may appear on a Warrant in accordance with the terms hereof, or (iii) any "stop-transfer" instructions Allied may give to the Warrant Office to implement any such restrictions (which instructions Allied is expressly authorized to give), transfer of outstanding Warrants may be effected by the Warrant Office from time to time upon the books of Allied to be maintained by the Warrant Office for that purpose, upon a surrender of the Warrants to the Warrant Office with the assignment form set forth in the Warrants duly executed and with Signatures Guaranteed. Upon any such surrender for split up, combination, exchange or transfer, the Warrant Office shall execute and deliver to the person entitled thereto Warrants as so requested. the Warrant Office may require the holder to pay a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any split up, combination, exchange or transfer of Warrants prior to the issuance of any new Warrants.

         3.4 Cancellation of Warrants. Any Warrants surrendered upon the exercise of Warrants or for split up, combination, exchange or transfer, or purchased or otherwise acquired by Allied, shall be cancelled and shall not be reissued by Allied; and, except as provided (i) in Section 2.1, in case of the exercise of less than all of the Warrants, or (ii) in Section 3.3, in case of a split up, combination, exchange or transfer of the Warrants, no Warrants shall be issued hereunder in lieu of such cancelled Warrants. Any Warrants so cancelled shall be destroyed by the Warrant Office unless otherwise directed by Allied.

         3.5 Compliance with Securities Laws. Subject to the terms of the Registration Agreement and notwithstanding any other provisions contained in the Warrant, the holders hereof understand and agree that the following restrictions and limitations shall be applicable to all Warrant Shares and to all resales or other transfers thereof pursuant to the Securities Act or applicable securities legislation, regulations and rules of the provinces and territories of Canada:

                 3.5.1 The Warrant Shares may not be sold or otherwise transferred unless the Warrant Shares are registered (or qualified by prospectus) under the Securities Act and applicable state or provincial or territorial securities or blue sky laws or are exempt from such requirements.

                 3.5.2 A legend in substantially the following form will be placed on the certificate(s) evidencing the Warrant Shares:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED OR QUALIFIED BY PROSPECTUS UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY PROVINCE OR TERRITORY OF CANADA. SUCH SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH A REGISTRATION (OR QUALIFICATION) THEREUNDER OTHER THAN PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND QUALIFICATION REQUIREMENTS AND DELIVERY TO ALLIED WASTE INDUSTRIES, INC. OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT TRANSFER IS EXEMPT FROM REGISTRATION AND QUALIFICATION REQUIREMENTS UNDER THOSE LAWS."

                 3.5.3 Stop transfer instructions will be imposed with respect to the Warrant Shares so as to restrict resale or other transfer thereof.

                                   ARTICLE IV

                                   Adjustment

         4.1 Adjustment. The Exercise Price shall be subject to adjustment from time to time as provided herein. Upon each adjustment of the Exercise Price, the holder hereof shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Exercise Price resulting from such adjustment.

         4.2     Adjustment of Exercise Price

                 4.2.1 In case at any time after the date hereof Allied shall distribute to all holders of Common Stock any rights to subscribe for or to purchase Common Stock or any options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which shares of Common Stock are issuable upon the exercise of such rights or options or upon conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by Allied as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to Allied upon the exercise of such rights or options, or plus, in the case of such rights or options that relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options) shall be less than the Current Market Price in effect as of the date of granting such rights or options, then the total maximum number of shares of Common Stock issuable upon the exercise of such rights or options or upon conversion or exchange of all such Convertible Securities issuable upon the exercise of such rights or options shall be deemed to be outstanding as of the date of the granting of such rights or options and to have been issued for such price per share, and the Exercise Price shall be reduced (but not increased, except as otherwise specifically provided herein) to the price (calculated to the nearest one-tenth of a cent) determined by dividing (x) an amount equal to the sum of (1) the aggregate number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by then existing Exercise Price plus (2) the consideration received by Allied upon such issue or sale by
(y) the aggregate number of shares of Common Stock outstanding immediately after such issue or sale. Except as provided herein, no further adjustment of the Exercise Price shall be made upon the actual issuance of such Common Stock or of such Convertible Securities upon exercise of such rights or options or upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities.

                 4.2.2 If: (i) the purchase price provided for in any right or option distributed to all holders of Common Stock, (ii) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities distributed to all holders of Common Stock or (iii) the rate at which any Convertible Securities distributed to all holders of Common Stock are convertible into or exchangeable for Common Stock shall be decreased (other than under or by reason of provisions designed to protect against dilution), the Exercise Price then in effect shall be decreased to the Exercise Price that would have been in effect had such rights, options or Convertible Securities provided for such changed purchase price, additional consideration or conversion rate at the time initially issued.

                 4.2.3 In case at any time Common Stock or Convertible Securities or any rights or options to purchase Common Stock or Convertible Securities shall be issued or sold to all holders of Common Stock for cash, the total amount of cash consideration shall be deemed to be the amount received by Allied. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold to all holders of Common Stock for consideration other than cash, the amount of the consideration other than cash received by Allied shall be deemed to be the fair market value of such consideration, as determined reasonably and in good faith by the Board of Directors of Allied. If at any time any Common Stock, Convertible Securities or any rights or options to purchase any Common Stock or Convertible Securities shall be issued to all holders of Common Stock in connection with any merger or consolidation, the amount of consideration received therefor shall be deemed to be the fair market value, as determined reasonably and in good faith by the Board of Directors of Allied, of such portion of the assets and business of the nonsurviving corporation as such Board of Directors may determine to be attributable to such Common Stock, Convertible Securities, rights or options as the case may be. In case at any time any rights or options to purchase any shares of Common Stock or Convertible Securities shall be issued to all holders of Common Stock in connection with any issuance and sale of other securities of Allied, together consisting of one integral transaction in which no consideration is allocated to such rights or options by the parties, such rights or options shall be deemed to have been issued without consideration.

                 4.2.4 In case Allied shall take a record of the holders of its Common Stock for the purpose of entitling them to subscribe for or purchase Common Stock or Convertible Securities, then such record date shall be deemed to be the date of the issuance or sale of the Common Stock or Convertible Securities deemed to have been issued or sold as a result of the date of the granting of such right of subscription or purchase, as the case may be.

                 4.2.5 The number of shares of Common Stock outstanding at any given time shall not include shares owned directly by Allied in treasury, and the disposition of any such shares shall be considered an issuance or sale of Common Stock.

                 4.2.6 In case Allied shall at any time after the date hereof (i) declare a dividend on all the outstanding shares of Common Stock payable in shares of its capital stock, (ii) subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue any shares of capital stock by reclassification or reorganization of the Common Stock (including any such reclassification in connection with a consolidation or merger), then, in each case, the Exercise Price in effect, and the number of shares of Common Stock issuable upon exercise of the Warrants outstanding, at the time of the record date for such dividend or of the effective date of such subdivision, combination, reclassification or reorganization, shall be proportionately adjusted so that the holders of the Warrants after such time shall be entitled to receive the aggregate number and kind of shares which, if such Warrants had been exercised immediately prior to such time, such holders would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination, reclassification or reorganization. Such adjustment shall be made successively whenever any event listed above shall occur.

                 4.2.7 In case Allied shall distribute to all holders of Common Stock (including any such distribution made to the shareholders of Allied in connection with a consolidation or merger) evidences of its indebtedness or assets (other than distributions and dividends payable in shares of Common Stock) then, in such case, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to the record date for the determination of shareholders entitled to receive such distribution by a fraction, the numerator of which shall be the Current Market Price per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board of Directors of Allied, in its sole discretion) of the portion of the evidences of indebtedness or assets so to be distributed, applicable to one share, and the denominator of which shall be such Current Market Price per share of Common Stock on such record date. Such adjustment shall become effective at the close of business on such record date.

         4.3 Tender Offer. If a purchase, tender or exchange offer (a "Tender Offer") is made to and accepted by holders of 51 percent or more of the outstanding shares of Common Stock, Allied shall not effect any consolidation, merger, share exchange or sale, transfer or other disposition of all or substantially all of Allied's assets (an "Extraordinary Transaction") with the Person having made such Tender Offer or with any Affiliate of such Person, unless prior to the consummation of such Extraordinary Transaction the holder hereof shall have been given a reasonable opportunity to elect to receive, upon the exercise of the Warrant, either: (i) the capital stock, securities, assets or cash then issuable with respect to the Common Stock upon consummation of the Extraordinary Transaction; or (ii) the capital stock, securities, assets or cash issued to previous holders of the Common Stock upon acceptance of such Tender Offer.

         4.4 De Minimis Adjustments. No adjustment in the number of shares of Common Stock purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one share of Common Stock purchasable upon an exercise of the Warrant and no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least $0.10 in the Exercise Price; provided, however, that any adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations shall be made to the nearest full share or nearest one hundredth of a dollar, as applicable.

         4.5 Notifications to Holders. In case at any time Allied proposes:

               (i) to declare any dividend upon its Common Stock payable in capital stock or make any special dividend or other distribution (other than cash dividends) to the holders of its Common Stock;

              (ii) to offer for subscription pro rata to all of the holders of its Common Stock any additional shares of capital stock of any class or other rights;

             (iii) to effect any capital reorganization, or reclassification of the capital stock of Allied, or consolidation, merger or share exchange of Allied with another Person, or sale, transfer or other disposition of all or substantially all of its assets; or

              (iv) to effect a voluntary or involuntary dissolution, liquidation or winding up of Allied,

then, in any one or more of such cases, Allied shall give the holder hereof (a) at least 10 days (but not more than 90 days) prior written notice of the date on which the books of Allied shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, and (b) in the case of any such issuance, reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, at least 10 days (but not more than 90 days) prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the date on which the holders of Common Stock shall be entitled thereto, and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock, as the case may be, for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, share exchange, sale, transfer, disposition, dissolution, liquidation or winding up, as the case may be.

         4.6 Notice of Adjustment. Whenever the Exercise Price or the number of Warrant Shares issuable upon the exercise of the Warrant shall be adjusted as herein provided, or the rights of the holder hereof shall change by reason of other events specified herein, Allied shall compute the adjusted Exercise Price and the adjusted number of Warrant Shares in accordance with the provisions hereof and shall prepare and mail to the holder hereof a certificate setting forth the adjusted Exercise Price as of the date of such event and the adjusted number of Warrant Shares issuable upon the exercise of the Warrant or specifying the other shares of stock, securities, assets or cash receivable as a result of such change in rights, and showing in reasonable detail the facts and calculations upon which such adjustments or other changes are based.

                                   ARTICLE V

                                 Miscellaneous

         5.1 Entire Agreement. The Warrant, together with the Purchase Agreement and the Registration Agreement, contain the entire agreement between the holder hereof and Allied with respect to the Warrant and the Warrant Shares purchasable upon exercise hereof and the related transactions and supersedes all prior arrangements or understandings with respect thereto.

         5.2 Governing Law. This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware.

         5.3 Waiver and Amendment. Any term or provision of the Warrant may be waived at any time by the party which is entitled to the benefits thereof and any term or provision of the Warrant may be amended or supplemented at any time by agreement of the holder hereof and Allied, except that any waiver of any term or condition, or any amendment or supplementation, of the Warrant shall be in writing. A waiver of any breach or failure to enforce any of the terms or conditions of the Warrant shall not in any way effect, limit or waive a party's rights hereunder at any time to enforce strict compliance thereafter with every term or condition of the Warrant.

         5.4 Severability. In the event that any one or more of the provisions contained in this Warrant shall be determined to be invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in any other respect and the remaining provisions of the Warrant shall not, at the election of the party for whom the benefit or the provision exists, be in any way impaired.

         5.5 Notice. Any notice or other document required or permitted to be given or delivered to the holder hereof shall be in writing and delivered at, or sent by certified or registered mail to the holder hereof at, the last address shown on the books of Allied maintained at the Warrant Office for the registration of the Warrant or at any more recent address of which the holder hereof shall have notified Allied in writing. Any notice or other document required or permitted to be given or delivered to Allied, other than such notice or documents required to be delivered to the Warrant Office, shall be delivered at, or sent by certified or registered mail to, the offices of Allied at 7201 East Camelback Road, Suite 375, Scottsdale, Arizona 85251 or such other address within the continental United States of America as shall have been furnished by Allied to the holder hereof.

         5.6 Limitation of Liability; Not Stockholders. No provision of the Warrant shall be construed as conferring upon the holder hereof the right to vote, consent, receive dividends or receive notices (other than as herein expressly provided) in respect of meetings of stockholders for the election of directors of Allied or any other matter whatsoever as a stockholder of Allied prior to exercise of the Warrant. No provision hereof, in the absence of affirmative action by the holder hereof to purchase shares of Common Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of the holder hereof for the purchase price of any shares of Common Stock or as a stockholder of Allied, whether such liability is asserted by Allied or by creditors of Allied.

         5.7 Exchange, Loss, Destruction, etc. of Warrant. Upon receipt of evidence reasonably satisfactory to Allied of the loss, theft, mutilation or destruction of the Warrant, and in the case of any such loss, theft or destruction upon delivery of an appropriate affidavit in such form as shall be reasonably satisfactory to Allied and include reasonable indemnification of Allied, or in the event of such mutilation upon surrender and cancellation of the Warrant, Allied will make and deliver a new Warrant of like tenor, in lieu of such lost, stolen, destroyed or mutilated Warrant. A Warrant issued under the provisions of this Section in lieu of a Warrant alleged to be lost, destroyed or stolen, or in lieu of a mutilated Warrant, shall constitute an original contractual obligation on the part of Allied. The Warrant shall be promptly canceled by Allied upon the surrender hereof in connection with any exchange or replacement. Allied shall pay all taxes (other than securities transfer taxes or capital gains or income taxes) and all other expenses and charges payable in connection with the preparation, execution and delivery of a Warrant pursuant to this Section.

         5.8 Specific Performance. Each party hereto agrees that one or more other parties would be irreparably damaged if any provision of the Warrant was not performed in accordance with its specific terms or was otherwise breached. Therefore, the parties hereto agree that each party shall be entitled to an injunction or injunctions to prevent breaches of the Warrant or any of their provisions and to specifically enforce the Warrant, its terms and provisions in any action instituted in any court of the United States or Canada or any state or province thereof having subject matter jurisdiction, in addition to any other remedy to which a party may be entitled, at law or in equity.

         5.9 Headings. The Article and Section and other headings herein are for convenience only and are not a part of this Warrant and shall not affect the interpretation thereof.

IN WITNESS WHEREOF, Allied has caused this Warrant to be signed in its name.

Dated: _______________, 1996




                                 ALLIED WASTE INDUSTRIES, INC.



                                 ------------------------------------
                                 By:
                                    ---------------------------------
                                 Title:
                                       ------------------------------




RECEIVED AND ACKNOWLEDGED

LAIDLAW TRANSPORTATION, INC.

---------------------------------------------------
By:
   ------------------------------------------------
Title:
      ---------------------------------------------

                          FORM OF SUBSCRIPTION NOTICE


          The undersigned hereby elects to exercise purchase rights represented thereby for, and to purchase thereunder, ____________ shares of the Common Stock covered by Warrants to purchase Common Stock, and herewith makes payment in full for such shares, and requests (a) that certificates for such shares (and any other securities or other property issuable upon such exercise) be issued in the name of, and delivered to, ____________________ and (b), such shares shall not include all of the shares issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares issuable thereunder be delivered to the undersigned.




                                      -----------------------------------------
                                      By:
                                         --------------------------------------
                                      Title:
                                            -----------------------------------




Date:
     --------------------------------------

                                                                       EXHIBIT D


                             SUBSCRIPTION AGREEMENT

       This Subscription Agreement dated _____________, 199_ (this "Agreement"), is among Allied Waste Industries, Inc., a Delaware corporation ("Allied"), 3294854 Canada, Inc., a Canadian corporation ("Allied Finance"), Laidlaw Inc., a Canadian corporation ("Laidlaw"), and Laidlaw Transportation, Inc., a Delaware corporation ("LTI").

                              W I T N E S S E T H:

       WHEREAS, pursuant to the Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement"), among Allied, Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of Allied ("Allied U.S."), and 3294854 Canada, Inc., a Canadian corporation and a wholly-owned subsidiary of Allied U.S. ("Allied Canada"), all of which are collectively referred to in this Agreement as the "Allied Parties," and Laidlaw, LTI, Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada), Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LWSC"), and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LMS"), Allied, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares in the share capital of each of LWSC and LMS, has acquired, on the date hereof, all of the United States and Canadian solid waste management operations of Laidlaw;

       WHEREAS, as a portion of the consideration for the purchase by Allied Canada of the LWSC Shares (as such term is defined in the Stock Purchase Agreement), Allied Canada has issued to Laidlaw its 7% Junior Subordinated Debenture due 200__ dated the date hereof (the "Allied Canada 7% Debenture"), in the original principal amount of $150,000,000 and its Zero Coupon Junior Subordinated Debenture due 200__ dated the date hereof (the "Allied Finance Zero Coupon Debenture" and, together with the Allied Finance 7% Debenture, the "Allied Canada Debentures"), in the original principal amount of $168,300,000;

       WHEREAS, pursuant to the Debenture Exchange Agreement dated the date hereof between Allied Finance and Laidlaw, Allied Finance has issued its 7% Junior Subordinated Debenture due 200_ dated the date hereof (the "Allied Finance 7% Debenture"), payable to Laidlaw in the original principal amount of $150,000,000 and its Zero Coupon Junior Subordinated Debenture due 200_ dated the date hereof (the "Allied Finance Zero Coupon Debenture" and, together with the Allied Finance 7% Debenture, the "Debentures"), payable to Laidlaw in the original principal amount of $168,300,000, in exchange for the Allied Canada Debentures;

       WHEREAS, pursuant to Section 3(b) of the Allied Finance 7% Debenture, interest on the outstanding principal balance of the Allied Finance 7% Debenture will accrue but will be deferred during the Deferral Period (as such term is defined in the Allied Finance 7% Debenture), and thereafter (i) the interest deferred during the Deferral Period may, at the option of Allied Finance, be paid at any time and, if not so paid, such deferred interest, together with interest thereon atl 7% per annum, will be payable in eighteen equal (or as nearly equal as possible) installments on the _____ day of each ________ and ________ of each year

(beginning ______________, _____), and on the Maturity Date and (ii) interest accrued after the Deferral Period will be due and payable in arrears on the last day of each ___________ and ___________ of each year (beginning _____________, ____), and on the Maturity Date for the period commencing on (and including) the later of date following the last day of the Deferral Period or the date to which interest thereon has been paid, as the case may be, and ending on (but excluding) the date of such payment (each installment of interest payable as provided in either clause (i) or clause (ii) above being hereinafter referred to as an "Interest Installment");

       WHEREAS, with respect to each Interest Installment, Allied desires to be able to require LTI to subscribe for shares of Allied Common Stock with a purchase price equal to the amount of such Interest Installment;

       WHEREAS, in the event a Change of Control (as hereinafter defined) occurs and Laidlaw elects to require prepayment of the Allied Finance 7% Debenture pursuant to Section 9 thereof or of the Allied Finance Zero Coupon Debenture pursuant to Section 8 thereof (a "Change of Control Payment Event"), Allied desires to be able to require LTI to subscribe for shares of Allied Common Stock with a purchase price equal to the amount payable to Laidlaw (the "Change of Control Proceeds") as a result of the Change of Control Payment Event;

       NOW, THEREFORE, Allied, Allied Finance, Laidlaw and LTI (collectively, the "Parties") agree that:

                                   ARTICLE I

                                  DEFINITIONS

       1.1 Definitions. The terms defined in the preamble and the recitals of this Agreement are used herein as therein defined. The following terms have the meaning indicated below:

              "Allied Common Stock" means the Common Stock, $.01 par value per share, of Allied.

              "Change of Control" means a change resulting when any Unrelated Person or any Unrelated Persons acting together that would constitute a Group together with any Affiliates thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of Allied; provided, however, that if at the date any "Change of Control" would otherwise have occurred but for the fact that a Person was not an Unrelated Person because such Person or an Affiliate of such Person acquired shares of Allied Common Stock or all or any portion of the Allied Warrant from Laidlaw or from any Affiliate of Laidlaw within nine months prior to such date, such shares of Allied Common Stock acquired from Laidlaw or any Affiliate of Laidlaw, or any shares of Allied Common Stock issued upon exercise of the Allied Warrant or any portion thereof, shall at all times thereafter be excluded when calculating whether a Change of Control has occurred. As used in this definition of Change in Control (a) "Beneficially Own" means "beneficially own" as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor provisions thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange; (b) "Group" means a "group" for purposes of
       Section 13(d) of the Exchange Act; (c) "Affiliate" means, with respect to any Person, another Person which would be an "affiliate" of such Person for purposes of Section 13(d) of the Exchange Act; (d) "Unrelated Person" means at any time any Person other than Laidlaw, any Person to whom Laidlaw or any of its Affiliates transfers, within nine months prior to such time, any shares of Allied Common Stock or all or any portion of the Allied Warrant or any Affiliate of Laidlaw or any such Person; provided, however, that Persons (other than Affiliates of Laidlaw) to whom Laidlaw or any of its Affiliates transfers any shares of Allied Common Stock or all or any portion of the Allied Warrant after five years from the date hereof shall not be deemed Unrelated Persons; and (e) "Voting Stock" of any Person shall mean capital stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

              "Change of Control Payment Date" means (i) with respect to a Change of Control Payment Event with respect to the Allied Finance 7% Debenture, the Section 9 Prepayment Date (as such term is defined in Subsection 9(b) of the Allied Finance 7% Debenture) and (ii) with respect to a Change of Control Payment Event with respect to the Allied Finance Zero Coupon Debenture, the Section 8 Prepayment Date (as such term is defined in Subsection 8(b) of the Allied Finance Zero Coupon Debenture).

              "Current Market Price" per share of Allied Common Stock on any specified date means the average daily market prices (determined as set forth below in this definition), of the Allied Common Stock for the 20 consecutive Trading Days ending on the third Trading Day before that date. The market price for each such Trading Day shall be the average of the last sale prices on such Trading Day on all stock exchanges and the Nasdaq Stock Market on which the Allied Common Stock may then be listed or admitted for quotation, respectively; provided, that if no sale takes place on any such Trading Day on any such exchange or the Nasdaq Stock Market, the average of the closing bid and asked prices on such day as officially quoted thereon shall be used, or, if Allied Common Stock is not then listed or admitted for quotation on any stock exchange or the Nasdaq Stock Market, the market price for each Trading Day shall be the average of the reported bid and asked prices on such day on the over-the-counter market, or, if Allied Common Stock is not quoted on the over-the-counter market, the market price for each Trading Day shall be the average of the bid and asked prices furnished by any member of the National Association of Securities Dealers selected by Allied.

              "Interest Due Date" is defined in Section 2.1.

              "Interest Installment" is defined in the premises of this Agreement.

              "Maturity Date" means ____________________ __, 200_ [12 years after the date hereof].

              "Section 2.1 Subscription Obligation" is defined in Section 2.1.

              "Section 2.1 Subscription Shares" is defined in Section 2.1.

              "Section 2.2 Subscription Obligation" is defined in Section 2.2.

              "Section 2.2 Subscription Shares" is defined in Section 2.2.

              "Subscription Notice" means the written notice in substantially the form of Exhibit A attached hereto to be given pursuant to Section 2.3.

              "Subscription Shares" means, collectively, the Section 2.1 Subscription Shares and the Section 2.2 Subscription Shares.

                                   ARTICLE II

                            SUBSCRIPTION FOR SHARES

       2.1 Interest Payment Subscriptions. At the date (the "Interest Due Date") each Interest Installment is due and payable pursuant to the Allied Finance 7% Debenture, LTI agrees, upon receipt of a Subscription Notice and upon the other terms and subject to the conditions herein contained, to subscribe (the "Section 2.1 Subscription Obligation") for a number of shares (the "Section 2.1 Subscription Shares"), rounded up to the nearest whole number, of the Allied Common Stock equal to the product obtained by dividing the amount of such Interest Installment by the Current Market Price of the Allied Common Stock as of such Interest Due Date for an aggregate purchase price equal to the amount of such Interest Installment.

       2.2 Change of Control Subscription. If a Change of Control Payment Event occurs, LTI hereby agrees, upon receipt of a Subscription Notice and upon the other terms and subject to the conditions herein contained, to subscribe (the "Section 2.2 Subscription Obligation") for a number of shares (the "Section 2.2 Subscription Shares"), rounded up to the nearest whole number, of Allied Common Stock equal to the product obtained by dividing the amount of the Change of Control Proceeds applicable to such Change of Control Event by the Current Market Price of the Allied Common Stock as of the Change of Control Payment Date for an aggregate purchase price equal to the amount of the Change of Control Proceeds.

       2.3 Method of Subscription. If Allied elects at any time to cause LTI to subscribe for Section 2.1 Subscription Shares or Section 2.2 Subscription Shares pursuant to this Agreement, Allied shall deliver to LTI, at the office designated in Section 3.1(a), a written notice signed by Allied in substantially the form of the Subscription Notice attached hereto as Exhibit A. Upon receipt by LTI of each duly executed Subscription Notice, LTI will be deemed to have subscribed for the number of Subscription Shares covered by the Subscription Notice. Upon each such subscription for Section 2.1 Subscription Shares, Allied shall issue and deliver to LTI, at the address set forth in Section 3.1(a), on the relevant Interest Due Date a certificate for said Section 2.1 Subscription Shares. Upon delivery of such certificate, the obligation of Allied Finance to pay the Interest Installment due on such Interest Due Date to Laidlaw shall be automatically in all respects satisfied and discharged as provided in Section
2.5. Upon each subscription for Section 2.2 Subscription Shares, Allied shall issue and deliver to LTI, at the address set forth in Section 3.1(a), on the Change of Control Payment Date a certificate for said Section 2.2 Subscription Shares, and Laidlaw and LTI shall deliver to Allied the Debenture or Debentures as to which a Change of Control Event has occurred marked "Cancelled." Upon delivery of such certificate, the obligation of Allied Finance to pay the Change of Control Proceeds to Laidlaw shall be in all respects satisfied and discharged. If, as a result of any merger, consolidation, reclassification or reorganization, the shares of Allied Common Stock have been converted into another security, shares of such other security may be delivered hereunder in lieu of shares of Allied Common Stock. If shares of the Allied Common Stock have not been converted into another security and such shares have no value or if no shares of Allied Common Stock are available for issuance, nothing herein contained will relieve Allied Finance of its obligation to pay Interest Installments and amounts payable upon a change of Control, to the extent and in the manner set forth in the Debentures.

       2.4 Rights in Subscription Shares. LTI shall be deemed to have become a holder of record of the Subscription Shares, and shall be entitled to all of the benefits thereof, on the relevant Interest Due Date or Change of Control Payment Date, as the case may be, including without limitation the right to receive dividends and other distributions for which the record date falls on or after such date and to exercise voting rights with respect to Subscription Shares as of such date.

       2.5 Acknowledgments by Laidlaw. Laidlaw hereby irrevocably authorizes and directs Allied Finance to apply and pay to Allied all Interest Installments and the Change of Control Proceeds in respect of which a Subscription Notice has been given in satisfaction of LTI's obligations hereunder to pay the purchase price for the Subscription Shares to be issued by Allied to LTI in accordance herewith. Laidlaw hereby further acknowledges and agrees to the provisions herein contained, and agrees that the application and payment of funds by Allied Finance as herein set forth on account of the issuance of Subscription Shares to LTI as described in Section 2.3 will satisfy and discharge the obligation of Allied Finance to pay Interest Installments otherwise due under the Allied Finance 7% Debenture or to pay the Change of Control Proceeds to Laidlaw upon the occurrence of a Change of Control Event.

                                  ARTICLE III

                                 MISCELLANEOUS

       3.1 Notices. All notices or other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):


              (a)    if to Laidlaw or LTI to:

                            Laidlaw Inc.
                            3221 North Service Road
                            Burlington, Ontario
                            Canada L7R 3Y8
                            Attention: Ivan R. Cairns
                            Telecopy No.: (905) 332-6550

              (b)    if to Allied or Allied Finance, to:

                            Allied Waste Industries, Inc.
                            7201 East Camelback Road, Suite 375
                            Scottsdale, Arizona 85251
                            Attention: Roger A. Ramsey
                            Telecopy No.: (602) 481-9347

                            with a copy to:

                            Porter & Hedges, L.L.P.
                            700 Louisiana Street, Suite 3500
                            Houston, Texas 77002
                            Attention: Robert G. Reedy
                            Telecopy No.: (713) 228-1331

       3.2 Section Headings. The article and section headings in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. References in this Agreement to a designated "Article" or "Section" refer to an Article or Section of this Agreement unless otherwise specifically indicated.

       3.3 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the law of Delaware.

       3.4 Amendments. This Agreement may be amended only by an instrument in writing executed by all of the Parties.

       3.5 Entire Agreement. This Agreement constitutes the entire agreement among the Parties concerning its subject matter.

       3.6 Assignment. The rights and obligations hereunder of any Party may not be assigned without written consent of each of the other Parties; provided, however, that in the event of a permitted assignment of either of the Debentures, the rights and obligations of Laidlaw and LTI hereunder shall be assigned to the assignee of such Debentures to the extent of such assignment.

       3.7 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Agreement.

       3.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

       IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first above written.



                                           ALLIED WASTE INDUSTRIES, INC.



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           3294854 CANADA, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           LAIDLAW INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                           LAIDLAW TRANSPORTATION, INC.



                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                                       EXHIBIT A
                                                       to Subscription Agreement


                          FORM OF SUBSCRIPTION NOTICE


Laidlaw Transportation, Inc.
c/o Laidlaw Inc.
3221 North Service Road
Burlington, Ontario
Canada L7R 3Y8

Attention: Ivan R. Cairns

Gentlemen:

       The undersigned hereby elects to exercise its option to require you, pursuant to Article II of the Subscription Agreement dated __________, 199_ (the "Subscription Agreement"), among Allied Waste Industries, Inc., 3294854 Canada, Inc., Laidlaw Inc. and Laidlaw Transportation, Inc., to subscribe for the number of shares of Allied Common Stock (the "Subscription Shares") determined pursuant to Section [2.1] [2.2] of the Subscription Agreement for an aggregate purchase price equal to the amount of the [Interest Installment due on _____________, ______, pursuant to the Allied Finance 7% Debenture] [Change of Control Proceeds] (as defined in the Subscription Agreement).

       Upon your receipt of this notice, you will be deemed to have subscribed to the Subscription Shares and the undersigned shall issue and deliver to you a certificate or certificates for the Subscription Shares as more fully set forth in Section 2.3 of the Subscription Agreement.



                                            Allied Waste Industries, Inc.



Date:                                       By:
      ----------------------                    -------------------------------
                                            Title:
                                                   ----------------------------

                                                                       EXHIBIT E



                          STOCK REGISTRATION AGREEMENT

       This Stock Registration Agreement dated _____________, 199__ (this "Registration Agreement"), is among Allied Waste Industries, Inc., a Delaware corporation ("Allied"), Laidlaw Inc., a Canadian corporation ("Laidlaw"), and Laidlaw Transportation, Inc., a Delaware corporation ("LTI"), both of which are together referred to in this Registration Agreement as the "Laidlaw Parties."

                              W I T N E S S E T H:

       WHEREAS, under a Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement"), among Allied, the Laidlaw Parties and others, Allied is this date issuing to the Laidlaw Parties (i) 14,600,000 shares (the "Initial Common Shares") of Common Stock, $.01 par value per share ("Common Stock"), of Allied, (ii) the Warrants (the "Warrants") for the purchase of 20,400,000 shares of Common Stock (subject to adjustment as provided in the Warrants), a Zero Coupon Subordinated Debenture which may be redeemed using Common Stock in certain events (the "Zero Coupon Debenture"), and a 7% Subordinated Debenture which provides for the payment of interest at Allied's option using shares of Common Stock and may be redeemed using Common Stock in certain events (the "7% Debenture"); and

       WHEREAS, the Stock Purchase Agreement requires that this Registration Agreement be entered into among Allied and the Laidlaw Parties upon the issuance to the Laidlaw Parties of such securities of Allied.

       NOW, THEREFORE, Allied and the Laidlaw Parties (collectively, the "Parties") agree that:


                                   ARTICLE I

                                  DEFINITIONS

       1.1.   Definitions.  In this Registration Agreement:

       "Canadian Securities Acts" means the applicable securities legislation of each of the provinces and territories of Canada, and the regulations, rules and policies made thereunder or issued by the Commissions administering such legislation, as the same may hereafter be amended or replaced.

       "Commissions" means the securities commissions or similar regulatory authorities of each of the provinces and territories of Canada and any successor regulatory authorities having similar powers.

       "Exchange Act" means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated under such Act.

       "Offering Expenses" means all expenses incidental to Allied's performance of or compliance with its obligations under Section 2.2 in connection with the qualification by prospectus of Registrable Securities under any of the Canadian Securities Acts, including, without limitation, all filing fees, all fees and expenses of complying with the applicable Canadian Securities Acts, all printing and translation expenses, all fees and disbursements of counsel to any Laidlaw Party and all fees and disbursements of counsel to Allied and its auditors, including the expenses of any special audits required by or incidental to such performance and compliance, and any underwriting fees and commissions and applicable transfer taxes, if any, relating to the distribution of the Registrable Securities.

       "Registrable Securities" means (i) the Initial Common Shares, (ii) the Warrant to purchase 20,400,000 shares of Common Stock issued by Allied to Laidlaw (the "Allied Warrant") and any shares of Common Stock issued upon any exercise or exercises of the Allied Warrant (the "Allied Warrant Shares"),
(iii) any shares of Common Stock issued pursuant to the Laidlaw Subscription Agreement entered into by Allied and the Laidlaw Parties of even date herewith, and (iv) any shares of Common Stock issued in connection with any stock dividend on, or any stock split, reclassification or reorganization of, shares of Common Stock referenced in subparagraphs (i), (ii) and (iii) above.

       "SEC" means the United States Securities and Exchange Commission or any successor agency.

       "Securities Act" means the United States Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated under such Act.


                                   ARTICLE II

                              REGISTRATION RIGHTS

       2.1. Incidental Rights. If at any time or from time to time Allied proposes to file (i) with the SEC a registration statement (whether on Form S-1, S-2, or S-3, or any equivalent form then in effect) for the registration under the Securities Act of any shares of Common Stock for sale, or (ii) file a prospectus under any of the

Canadian Securities Acts in order to qualify a distribution under any of the Canadian Securities Acts of any securities, for cash consideration, to the public by Allied or on behalf of one or more shareholders of Allied (excluding any sale of securities convertible into or exercisable for Common Stock, and any shares of Common Stock issuable by Allied upon the exercise of employee stock options, or to any employee stock ownership plan, or in connection with any acquisition made by Allied, any securities exchange offer, dividend reinvestment plan, employee benefit plan, corporate reorganization, or in connection with any amalgamation, the merger or consolidation of Allied with one or more other corporations if Allied is the surviving corporation), Allied shall give the Laidlaw Parties at least 20 days' prior written notice of the proposed filing (or if 20 days' notice is not practicable, a reasonable shorter period to be not less than 7 days), which notice shall outline the nature of the proposed distribution and the U.S. and Canadian jurisdictions in which Allied proposes to qualify and offer such securities (the "Elected Jurisdictions"). On the written request of a Laidlaw Party received by Allied within 15 days after the date of Allied's delivery to the Laidlaw Parties of the notice of intended registration (which request shall specify the Registrable Securities sought to be disposed of by each Laidlaw Party and the intended method or methods by which dispositions are intended to be made), Allied shall, under the terms and subject to the conditions of this Article II,
(i) at its own expense as provided in Section 4.1, include in the coverage of such U.S. registration statement (or in a separate U.S. registration statement concurrently filed) and qualify for sale under the blue sky or securities laws of the various states, and (ii) at the expense of the requesting Laidlaw Parties as provided in section 4.2, use its best efforts to effect the qualification of under the Canadian Securities Acts, in the Elected Jurisdictions the number of Registrable Securities (herein called the "Specified Securities") held by such Laidlaw Party, or which such Laidlaw Party is entitled to purchase upon exercise of Warrant, and which such Laidlaw Party has so requested to be registered or qualified for distribution, to the extent requisite to permit the distribution (in accordance with the intended method or methods thereof as aforesaid) in the Elected Jurisdictions requested by such Laidlaw Party of such Registrable Securities.

       If the distribution proposed to be effected by Allied involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Specified Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of securities proposed to be sold (which statement of the managing underwriter shall also state the maximum number of shares, if any, which can be sold by the Laidlaw Party requesting registration under this
Section 2.1 without materially adversely affecting the sale of the shares proposed to be sold), then the number of Specified Securities which the requesting Laidlaw Party shall have the right to include in such registration statement or to have qualified by such prospectus shall be reduced to the maximum number of shares specified by the managing underwriter. In all cases, priority shall be afforded to securities covered by a registration statement and/or qualified for distribution by a prospectus filed in response to the exercise of a demand registration or qualification right by another holder of Common Stock and no securities proposed to be sold by such other holder shall be so reduced until all securities proposed to be sold by all other parties have been entirely eliminated. As to all other proposed selling shareholders of Common Stock, including the Laidlaw Party requesting to include Registrable Securities in the coverage of such a registration statement or prospectus, any such reduction in the number of shares of Common Stock proposed to be sold by the selling shareholders shall be effected on a pro rata basis in accordance with the relationship which the number of shares of Common Stock proposed to be sold by each selling shareholder bears to the number of shares of Common Stock proposed to be sold by all selling shareholders. Until the first anniversary of the date of this Registration Agreement, the Laidlaw Parties agree that they will not exercise registration rights under this
Section 2.1 regarding any registration statement filed on behalf of TPG Partners, L.P. or TPG Parallel I, L.P. by Allied pursuant to the Securities Purchase Agreement by and between Allied and TPG dated October 27, 1994.

       Allied shall have the sole right to select any underwriters, including the managing underwriter, of any public offering of shares of Common Stock subject to this Section 2.1. Nothing in this Section 2.1 shall create any liability on the part of Allied to a Laidlaw Party if Allied for any reason decides not to file or to delay or withdraw a registration statement or preliminary prospectus or (final) prospectus (which Allied may do in its sole discretion).

       Each Laidlaw Party may request to have Common Stock included in an unlimited number of registrations, and qualified by an unlimited number of prospectuses, under this Section 2.1.

       2.2. Mandatory Rights. Upon written request of a Laidlaw Party made at any time after six months following the date of this Registration Agreement, Allied shall, under the terms and subject to the conditions set forth in this
Section 2.2 and Sections 2.4 and 2.5, (i) file (and use its reasonable efforts to cause to become effective) a U.S. registration statement covering, and use its reasonable efforts to qualify for sale under the blue sky or securities laws of the various U.S. states as may be requested by such Laidlaw Party (except any such state in which, in the opinion of the managing underwriter of the offering, the failure to so qualify would not materially and adversely affect the proposed offering), and (ii) use its reasonable efforts to effect the qualification for distribution under the Canadian Securities Acts, in accordance with the intended method or methods of disposition set forth in that notice, of such number of Registrable Securities, but not less than five million shares, as may be designated by such Laidlaw Party in its request, or that portion thereof designated in said request for registration or qualification in each of the Designated Jurisdictions (as defined below). A request for registration under this Section 2.2 shall specify the number of shares to be registered, the United States and Canadian jurisdiction in which such registration or qualification is to be effected (the "Designated Jurisdictions") and the proposed manner of sale, including the name and address of any proposed underwriter; provided, that all offerings contemplated by a request for registration under this Section 2.2 shall be underwritten offerings involving either a distribution of Registrable Shares to the public where no single buyer, acting individually or with others, acquires more than 10% of such offering, or a distribution by way of dividend or other distribution to holders of Common Stock in the capital of Laidlaw where such dividend or other distribution is made pro rata between the holders of all such classes of shares according to the number of shares of either class held by each of them. The principal underwriter or underwriters for any such offering shall be selected by the Laidlaw Party requiring registration, subject to Allied's approval, which may not be unreasonably withheld.

       If the distribution proposed to be effected pursuant to this Section 2.2 involves an underwritten offering of the securities being so distributed by or through one or more underwriters, and if the managing underwriter of such underwritten offering indicates in writing its reasonable belief that including all or part of the Registrable Securities in the coverage of such registration statement or in the distribution to be effected by such prospectus will materially and adversely affect the sale of the securities proposed to be sold, then the number of securities proposed to be sold shall be reduced to the maximum number of securities specified by the managing underwriter. In such a case, priority shall be afforded to Registrable Securities and the securities that are not Registrable Securities shall be completely eliminated before the number of Registrable Securities is reduced.

       Allied may delay the filing of any registration statement, or any preliminary prospectus or (final) prospectus required to effect a qualification for distribution, requested under this Section 2.2, or delay its effectiveness, for a reasonable period (but not longer than 120 days) if, in the sole judgment of Allied's Board of Directors, (i) a delay is necessary in light of pending financing transactions, corporate reorganizations, or other major events involving Allied, or (ii) filing at the time requested would materially and adversely affect the business or prospects of Allied in view of disclosures that may be thereby required. Once the cause of the delay is eliminated, Allied shall promptly notify the Laidlaw Parties requiring registration or qualification, and promptly after a Laidlaw Party notifies Allied to proceed, Allied shall, as required in connection with the Designated Jurisdictions selected by the relevant Laidlaw Parties, file a registration statement or a preliminary prospectus and/or (final) prospectus and begin performance of its other obligations under this Section 2.2.

       The Laidlaw Parties shall be entitled to request not more than five registrations or qualifications under this Section 2.2 (provided that the filing of a registration statement and a preliminary prospectus or (final) prospectus in more than one Designated Jurisdictions in connection with a concurrent or substantially concurrent distribution shall be deemed for the purposes hereof to be a single registration and qualification); provided that the Laidlaw Parties will be entitled to one more request under this Section 2.2 if they receive shares of Common Stock in payment of the principal amount of the Allied Zero Coupon Junior Subordinated Debenture due 200__ and the Allied 7% Junior Subordinated Debenture due 200__; and provided further that only three of such distributions may be used to register or qualify distributions of the Warrants. However, if a Laidlaw Party requests a registration under this
Section 2.2, but no registration statement or (final) prospectus becomes effective with respect to the Registrable Securities covered by such request, then such request shall not count as a request for purposes of determining the number of requests for registration or qualification the Laidlaw Parties may make under this Section 2.2.

       2.3. Registration Conditions. Notwithstanding any other provision of this Registration Agreement, Allied shall not be required to effect a registration or qualification of any securities under this Article II, or file any post-effective amendment to such a registration or a prospectus relating to such a qualification:

              (a) unless the requesting Laidlaw Party agrees to (x) sell and distribute a portion or all of its Registrable Securities in accordance with the plan or plans of distribution adopted by and through underwriters, if any, acting for Allied, and (y) bear a pro rata share of underwriter's discounts and commissions;

              (b) if a registration or qualification requested under Section 2.2, or any post-effective amendment to the registration statement and/or prospectus filed in connection therewith, requires, under applicable statutes and rules, a special audit (other than a normal fiscal year-end audit) of any financial statements, unless the requesting Laidlaw Party agrees to pay its proportionate share (determined by the number of shares to be sold by such Laidlaw Party in the offering in proportion to the total number of shares to be sold by Allied and all other participants in such offering) of the reasonable fees and expenses of accountants incurred in connection with the special audit and which would otherwise not be incurred;

              (c) if, in the case of a request for registration or qualification under Section 2.1 or 2.2, in the opinion of counsel for Allied and counsel for the Laidlaw Party requesting the registration or qualification, as applicable, (i) the Registrable Securities for which registration under the Securities Act has been requested may be disposed of without adversely affecting the market price of such Registrable Securities within a comparable time frame without registration under the Securities Act and (ii) upon such disposition all legends on certificates representing such shares which restrict their transfer under the Securities Act and applicable state securities laws may be removed, and the sale by the applicable Laidlaw Party of any Registrable Securities for which qualification for distribution under any Canadian Securities Acts has been requested (i) will not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts, or (ii) may be effected in the method requested (or in a method having a substantially similar economic effect, as to which such counsel may make any reasonable assumption for the purposes of such opinion) without qualification by prospectus, provided that the first trade of such Registrable Securities by the purchaser thereof from the Laidlaw Party in such sale would not constitute a "distribution" (or the corresponding term) under the applicable Canadian Securities Acts (but for (A) any unusual effort made to prepare the market or to create a demand for such securities made by or on behalf of such purchaser, (B) any extraordinary commission or consideration paid or to be paid in respect of such first trade, or (C) such purchaser being a person described in clause (C) of the definition of "distribution" set forth in section l(1) of the Securities Act (Ontario) in relation to Allied (or any corresponding provision of any other applicable Canadian Securities Act);

              (d)    if, in the case of a request for registration under
       Section 2.2, (x) any registration statement or prospectus covering securities regarding which a Laidlaw Party could have exercised registration rights under Section 2.1 of this Registration Agreement has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within six months preceding the date of such request, (y) a registration statement or prospectus requested by a Laidlaw Party pursuant to Section 2.2 has become effective under the Securities Act or, with respect to a (final) prospectus, a receipt has been issued therefor under the applicable Canadian Securities Acts within twelve months preceding the date of such request, or (z) Allied has given notice under Section 2.1 of its intention to file a registration statement under the Securities Act or a prospectus under any Canadian Securities Acts and has not completed or abandoned the proposed offering; and

              (e) unless Allied has received from the Laidlaw Party requesting registration or qualification all information Allied has reasonably requested concerning such Laidlaw Party and its method of distribution of its Registrable Securities, so as to enable Allied to include in the registration statement or prospectus all facts required to be disclosed in it.

       2.4.   Covenants and Procedures.  If Allied becomes obligated under this
Article II to effect a registration or qualification of Registrable Securities on behalf of a Laidlaw Party requesting registration or qualification under this Article II (hereinafter called a "Selling Laidlaw Party"), then (as applicable to the jurisdictions for which such registration or qualification is to be made):

              (a) Allied, (i) at its expense as provided in Section 4.1, shall prepare and file with the SEC a registration statement covering and, as applicable, (ii) at the expense of the requesting Laidlaw Parties as provided in section 4.2, prepare and file with the applicable Commissions (in the English and French languages, as applicable) a preliminary prospectus qualifying, such securities and such other related documents as may be necessary or appropriate relating to the proposed distribution, and shall use reasonable efforts to cause the registration statement to become effective and (with respect to Canadian jurisdictions) to, after any comments of the Commissions have been satisfied with respect thereto, prepare and file in accordance with the relevant Canadian Securities Acts, a (final) prospectus in the English and French languages, as appropriate, and receive receipts therefor and shall take all other steps and proceedings that may be necessary in order to qualify the applicable Registrable Securities for distribution under such Canadian Securities Acts by registrants who comply with the relevant provisions of such Canadian Securities Acts. Allied will also
       (i) with respect to any U.S. registration statement, file such post-effective amendments to the registration statement (and use reasonable efforts to cause them to become effective) and such supplements as are necessary so that current prospectuses are at all times available for a period of at least 90 days after the effective date of the registration statement or for such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in the registration statement, and (ii) with respect to any Canadian prospectus, file with the Commissions such amendments and supplements to such preliminary prospectus and (final) prospectus as may be necessary to comply with the provisions of the Canadian Securities Acts applicable to the proposed distribution until the earlier of (A) such time as all of Registrable Securities proposed to be sold thereunder have been disposed of in accordance with the intended method or methods of disposition by the seller or sellers thereof, and (B) the expiration of a period of at least 90 days after the issuance by the Commissions in all applicable Canadian jurisdictions for the (final) prospectus or such longer period, not to exceed 180 days, as may be required under the plan or plans of distribution set forth in such (final) prospectus. Each Selling Laidlaw Party shall promptly provide Allied with such information with respect to such Selling Laidlaw Party's Registrable Securities to be so registered and qualified and, if applicable, the proposed terms of their offering, as is required for the registration or qualification. If the Registrable Securities to be covered by the registration statement and/or prospectus are not to be sold to or through underwriters acting for Allied, Allied shall:

                     (x) deliver to each Selling Laidlaw Party, as promptly as practicable, as many copies of preliminary prospectuses as each Selling Laidlaw Party may reasonably request (in which case each Selling Laidlaw Party shall keep a written record of the distribution of the preliminary prospectuses and shall refrain from delivery of the preliminary prospectuses in any manner or under any circumstances which would violate the Securities Act, the applicable Canadian Securities Acts or the securities laws of any other jurisdiction, including the various states of the United States);

                     (y) deliver to each Selling Laidlaw Party, as soon as practicable after the effective date of the U.S. registration statement, or, as applicable, the date on which all applicable Commissions shall have issued a receipt for the Canadian (final) prospectus, and from time to time thereafter during the applicable period described in paragraph 2.4(a)(i) or (ii), as many copies of the relevant prospectuses (including any (final) prospectus as such Selling Laidlaw Party may reasonably request; and

                     (z) in case of the happening, after the effective date of the registration statement and during the applicable 90 or 180 day period described in the second sentence of paragraph 2.4(a), of any event or occurrence as a result of which the prospectus (including any preliminary prospectus or (final) prospectus), as then in effect, would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make any statement therein not misleading in the light of the circumstances in which it was made, give each Selling Laidlaw Party written notice of the event or occurrence and prepare and furnish to each Selling Laidlaw Party, in such quantities as it may reasonably request, copies of an amendment of or a supplement to such prospectus as may be necessary so that the prospectus, as so amended or supplemented and thereafter delivered to purchasers of the securities, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which it was made, not misleading.

              (b) Allied will notify the Laidlaw Parties of any action by the SEC or any Commission to suspend the effectiveness of any registration statement or prospectus filed pursuant hereto or the initiation or threatened initiation of any proceeding for such purpose or the receipt by Allied of any notification with respect to the suspension of the qualification of the securities for sale in any jurisdiction. Immediately upon receipt of any such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to the registration statement or prospectus in the jurisdiction to which such order or suspension relates. Allied will also notify the Laidlaw Parties promptly of the occurrence of any event or the existence of any state of facts that, in the judgment of Allied, should be set forth in such registration statement or prospectus. Immediately upon receipt of such notice, the Laidlaw Parties shall cease to offer or sell any Registrable Securities pursuant to such registration statement or prospectus, cease to deliver or use such registration statement or prospectus and, if so requested by Allied, return to Allied at Allied's expense all copies of such registration statement or prospectus. Allied will as promptly as practicable take such action as may be necessary to amend or supplement such registration statement or prospectus in order to set forth or reflect such event or state of facts and provide copies of such proposed amendment or supplement to the Laidlaw Parties.

              (c) On or before the date on which the registration statement is declared effective, or a receipt is issued by all Commissions for the (final) prospectus, Allied shall use its reasonable efforts to:

                     (i) register or qualify (and cooperate with each Selling Laidlaw Party, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of) the securities covered by the registration statement for offer and sale under the securities or blue sky laws of each state and other U.S. or Canadian jurisdiction as any Selling Laidlaw Party or underwriter reasonably requests;

                     (ii) use its reasonable efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period the registration statement or prospectus is required to be kept effective; and

                     (iii) do any and all other acts or things necessary or advisable to enable the disposition in all such jurisdictions of the Common Stock covered by the applicable registration statement or prospectus, provided that Allied will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified.

              (d) Allied shall use its reasonable efforts to cause all Registrable Securities of a Selling Laidlaw Party included in the registration statement or qualified by prospectus to be listed, by the date of the first sale of such shares pursuant to such registration statement or prospectus, on each securities exchange on which the securities is then listed or proposed to be listed, if any.

              (e) Allied shall make generally available to each Selling Laidlaw Party and any underwriter participating in the offering conducted pursuant to the registration statement an earnings statement satisfying Section 11(a) of the Securities Act no later than 45 days after the end of the 12-month period beginning with the first day of Allied's first fiscal quarter commencing after the effective date of the registration statement. The earnings statement shall cover such 12-month period. This requirement will be deemed to be satisfied if Allied timely files complete and accurate information on Forms 10-Q, 10-K, and 8-K under the Exchange Act, and otherwise complies with Rule 158 under the Securities Act as soon as feasible. In addition, in the event that Allied shall have become a reporting issuer (or have the corresponding status) under any of the Canadian Securities Acts, Allied shall comply with the continuous disclosure obligations of a reporting issuer (or the obligations attendant upon such corresponding status) prescribed by each Canadian Securities Act under which it has such status.

              (f) Allied shall cooperate with each Selling Laidlaw Party and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold under the registration statement or prospectus, and to enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or the Selling Laidlaw Party, may request, subject to the underwriters' obligation to return any certificates representing unsold securities.

              (g) Allied shall use its reasonable efforts to cause Registrable Securities covered by the registration statement or prospectus to be registered with or approved by such other governmental agencies or authorities in the U.S. or Canada (including the registration of Registrable Securities under the Exchange Act) as may be necessary to enable the Selling Laidlaw Parties or the underwriter or underwriters, if any, to consummate the disposition of such securities.

              (h) Allied shall, during normal business hours and upon reasonable notice, make available for inspection by each Selling Laidlaw Party, any underwriter participating in any offering pursuant to the registration statement or prospectus, and any attorney, accountant or other agent retained by a Selling Laidlaw Party or any such underwriter (collectively, the "Inspectors"), all nonconfidential financial and other records, pertinent corporate documents, and properties of Allied, as shall be reasonably necessary to enable the Inspectors to exercise their due diligence responsibilities and as they may reasonably consider to be necessary for the purpose of establishing their due diligence defense (as applicable) as contemplated by the Canadian Securities Acts and in order to enable any such underwriters to execute the certificate on any prospectus required pursuant to any Canadian Securities Acts to be executed by them. Allied shall also cause its officers, directors, and employees to supply all nonconfidential information reasonably requested by any Inspector in connection with the registration statement.

              (i) Allied shall use its reasonable efforts to obtain a "cold comfort" letter and, as applicable, a "long-form comfort letter" from Allied's independent public accountants, and an opinion of counsel for Allied, each in customary form and covering such matters of the type customarily covered by cold comfort letters and long form comfort letters and legal opinions in connection with public offerings of securities, as the Selling Laidlaw Party reasonably requests, and consents from all parties from whom such consents would be required under the applicable Canadian Securities Acts.

              (j) Upon any public distribution of Allied Warrants (as defined in the Purchase Agreement), Allied (i) shall make such changes to the Allied Warrants as are reasonably necessary to effect such public distribution and (ii) shall file a U.S. registration statement covering the continuous offering of the Allied Warrant Shares pursuant to the Allied Warrants.


                                  ARTICLE III

                                INDEMNIFICATION

       3.1. Indemnification by Allied. In the event of any registration or qualification under the Securities Act or any Canadian Securities Act by any registration agreement or prospectus pursuant to rights herein granted of Registrable Securities held by a Laidlaw Party who becomes a Selling Laidlaw Party, Allied will hold harmless such Selling Laidlaw Party and each underwriter of such securities and each other person, if any, who controls such Selling Laidlaw Party or such underwriter within the meaning of the Securities Act, against any losses, claims, damages, or liabilities (including legal fees and costs of court), joint or several, to which such Selling Laidlaw Party or such underwriter or controlling person may become subject under the Securities Act, the applicable Canadian Securities Acts or otherwise, insofar as such losses, claims, damages, or liabilities (or any actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on its effective date, in any registration statement under which such securities were registered under the Securities Act, or in any related preliminary or (final) prospectus, or in any preliminary prospectus or (final) prospectus under which such securities were qualified for distribution under any Canadian Securities Act, or any amendment or supplement to any of the foregoing, or which arise out of or are based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse such Selling Laidlaw Party and each such underwriter and each such controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, or liability; provided, however, that Allied shall not be liable to such Selling Laidlaw Party or its underwriters or controlling persons in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or (final) prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished to Allied through a written instrument duly executed by such Selling Laidlaw Party or such underwriter specifically for use in the preparation thereof or results from any improper conduct of such Selling Laidlaw Party or any such underwriter or controlling person.

       3.2. Indemnification by Selling Laidlaw Parties. It shall be a condition precedent to the obligation of Allied to include in any registration statement or to qualify by prospectus any Registrable Securities of a Selling Laidlaw Party that Allied shall have received from such Selling Laidlaw Party an undertaking, reasonably satisfactory to Allied and its counsel, to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 3.1) Allied, each director of Allied, each officer of Allied who shall sign the registration statement or prospectus, and any person who controls Allied within the meaning of the Securities Act, (i) with respect to any statement or omission from such registration statement, any related preliminary or (final) prospectus, or any amendment or supplement to it, if such statement or omission was made in reliance upon and in conformity with information furnished to Allied through a written instrument duly executed by such Selling Laidlaw Party specifically for use in the preparation of such registration statement, preliminary or (final) prospectus, or amendment or supplement, and
(ii) with respect to compliance by such Selling Laidlaw Party with applicable laws in effecting the sale or other disposition of the securities covered by such registration statement.

       3.3. Indemnification Procedures. Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in the preceding Sections of this Article III, the indemnified party will, if a resulting claim is to be made or may be made against an indemnifying party, give written notice to the indemnifying party of the commencement of the action. If any such action is brought against an indemnified party, the indemnifying party will be entitled to participate in and to assume the defense of the action with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to such indemnified party of its election to assume defense of the action, the indemnifying party will not be liable to such indemnified party for any legal or other expenses incurred by the latter in connection with the action's defense. An indemnified party shall have the right to employ separate counsel in any action or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at such indemnified party's expense unless (a) the employment of such counsel has been specifically authorized in writing by the indemnifying party, which authorization shall not be unreasonably withheld, (ii) the indemnifying party has not assumed the defense and employed counsel reasonably satisfactory to the indemnified party within 30 days after notice of any such action or proceeding, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include the indemnified party and the indemnifying party and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to the indemnified party that are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action or proceeding on behalf of the indemnified party), it being understood, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to all local counsel which is necessary, in the good faith opinion of both counsel for the indemnifying party and counsel for the indemnified party in order to adequately represent the indemnified parties) for the indemnified party and that all such fees and expenses shall be reimbursed as they are incurred upon written request and presentation of invoices. Whether or not a defense is assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term the giving by the claimant or plaintiff, to the indemnified party, of a release from all liability in respect of such claim or litigation.

       3.4. Contribution. If the indemnification required by this Article III from the indemnifying party is unavailable to or insufficient to hold harmless an indemnified party in respect of any indemnifiable losses, claims, damages, liabilities, or expenses, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities, or expenses in such proportion as is appropriate to reflect (i) the relative benefit of the indemnifying and indemnified parties and (ii) if the allocation in clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect the relative benefit referred to in clause (i) and also the relative fault of the indemnified and indemnifying parties, in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or relates to information supplied by, such indemnifying party or parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damage, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding. Allied and the Laidlaw Parties agree that it would not be just and equitable if contribution pursuant to this Section 3.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the prior provisions of this Section 3.4.

       Notwithstanding the provisions of this Section 3.4, no indemnifying party shall be required to contribute any amount in excess of the amount by which the total price at which the securities were offered to the public by the indemnifying party exceeds the amount of any damages which the indemnifying party has otherwise been required to pay by reason of an untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or the Criminal Code (Canada)) shall be entitled to contribution from any person who was not guilty of such a fraudulent misrepresentation.


                                   ARTICLE IV

                                OTHER AGREEMENTS

       4.1. Other Registration Rights. Allied agrees that it will not grant to any party registration rights which would allow such party to limit Laidlaw's priority for the sale or distribution of Registrable Securities upon the exercise of a mandatory registration right pursuant to Section 2.2.

       4.2. Expenses. All expenses incurred by Allied in connection with any U.S. registration statement covering Registrable Securities offered by a Laidlaw

Party, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), printing expenses, fees and disbursements of counsel (except for the fees and disbursements of counsel for such Laidlaw Party) and of the independent certified public accountants (except, in the case of any special audits, if required in connection with any such registration, such Laidlaw Party's proportionate share of their expense as provided in Section 2.4), and the expense of qualifying such shares under state blue sky laws, shall be borne by Allied; provided, however, that Allied shall not be required to pay for any expenses of any registration proceeding begun pursuant to
Section 2.2 if the registration request is subsequently withdrawn at the request of a Laidlaw Party (in which case such Laidlaw Party shall bear such expenses), unless the Laidlaw Parties agree to forfeit their right to one demand registration pursuant to Section 2.2; provided further, however, that if at the time of such withdrawal, such Laidlaw Party has learned of a material adverse change in the condition, business, or prospects of the Allied from that known at the time of its request, then such Laidlaw Party shall not be required to pay any of such expenses and shall retain its rights pursuant to Section
2.2. Allied's obligations under this Section 4.1 shall apply to each registration under the Securities Act or state blue sky legislation pursuant to
Section 2.2. However, all underwriting expenses incurred by such Laidlaw Party, including underwriter's discounts and commissions, shall be borne by such Laidlaw Party.

       4.3. Offering Expenses. The Laidlaw Party selling any Registrable Securities pursuant to any prospectus filed with any Commission in connection with the satisfaction by Allied of its obligations under Section 2.2 shall reimburse Allied for all Offering Expenses reasonably incurred by or on behalf of Allied upon receipt by such Laidlaw Party of a written request from Allied in respect of same, together with invoices outlining in reasonable detail the expenses to be borne by the Laidlaw Party or Laidlaw Parties. In addition, the relevant Laidlaw Parties shall be responsible for any additional expenses reasonably incurred by Allied as a result of such Laidlaw Parties' participation in any offering proposed to be completed by Allied in any Canadian jurisdiction as contemplated in Section 2.1 upon receipt by the relevant Laidlaw Parties of a written request from Allied in respect of the same, together with appropriate documentation outlining all expenses incurred by Allied in respect of that distribution and the proportion of the same to be borne by the relevant Laidlaw Parties, together with a brief explanation as to the reasons why the expenses so charged to the Laidlaw Parties would not have been incurred by Allied in the absence of the participation by the Laidlaw Parties in that distribution.

       4.4. Dispositions During Registration. The Laidlaw Parties and their Affiliates hereby agree that from the date of receipt of written notice (the "Offering Notice") from Allied that Allied intends to file a registration statement or prospectus (the "Offering Registration Statement") covering shares of Common Stock or securities convertible into or exercisable for Common Stock until the Offering Termination Date (defined below), the Laidlaw Parties and their Affiliates will not sell or otherwise dispose of any securities owned by such Laidlaw Party or Affiliate except for Registrable Shares included in the Offering Registration Statement. As used herein, the "Offering Termination Date" shall occur on (i) the lapse of 60 days from the date of receipt of the Offering Notice if the Offering Registration Statement is not declared effective (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, a receipt is not issued therefor by the applicable Commissions) before such lapse, (ii) the lapse of 180 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if any Registrable Shares are included in the Offering Registration Statement, or
(iii) the lapse of 90 days from the date of effectiveness of the Offering Registration Statement (or, if the Offering Registration Statement is a (final) prospectus to be filed under any Canadian Securities Act, the date a receipt has been issued therefor by all applicable Commissions) if no Registrable Shares are included in the Offering Registration Statement.

       4.5. Transfer of Rights. The incidental registration and qualification rights or benefits of this Registration Agreement and no more than one mandatory registration or qualification right, including indemnification by Allied, shall be transferable by the Laidlaw Parties only
(i) in a transaction which is not a public offering or public distribution of Common Stock or the Allied Warrant; (ii) if the transferee is not an Affiliate of Laidlaw and (iii) if the transferee receives at least an aggregate of 2,000,000 shares of Common Stock or Warrants. In the case of any assignment, the party or parties who have the rights and benefits of an assigning Laidlaw Party under this Registration Agreement shall become parties to and be subject to this Registration Agreement, and shall not, as a group, have the right to request any greater number of registrations or qualifications than the assigning Laidlaw Party would have had if no assignment had occurred. Upon any transfer of the registration and qualification rights or benefits of this Registration Agreement, the assigning Laidlaw Party shall give Allied written notice prior to or promptly following such transfer stating the name and address of the transferee and identifying the securities with respect to which such rights are being assigned. Such notice shall include or be accompanied by a written undertaking by the transferee to comply with the obligations imposed hereunder. In the event any registration and qualification rights are transferred in accordance with the terms hereof, any actions required to be taken by the Laidlaw Parties will be taken with the approval of the holders of such registration and qualification rights who hold a majority of the Registrable Securities, whose actions shall bind all such holders of such registration and qualification rights.

       4.6. Termination of Registration Rights. The Laidlaw Parties and their permitted assigns shall be entitled to exercise any right provided for in this Registration Agreement until six months after the twelfth anniversary of the date of this Registration Agreement.

       4.7. Multijurisdictional Disclosure System. Nothing in this Registration Agreement shall be construed to limit or restrict in any manner whatsoever the ability of Allied to make use of the Multijurisdictional Disclosure System (as set forth in National Policy No. 45 of the Canadian Securities Administrators) with respect to the qualification, distribution or sale in Canada of any securities of Allied, including pursuant to request made pursuant to Section 2.1 or Section 2.2 hereof.


                                   ARTICLE V

                                 MISCELLANEOUS

       5.1. Notices. All notices or other communications which are required or may be given under this Registration Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) to a party at the address or telecopy number, as applicable, set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):



              (a)    if to any Laidlaw Party, to:

                            Laidlaw Inc.
                            3221 North Service Road
                            Burlington, Ontario
                            Canada L7R 3Y8
                            Attention: Ivan R. Cairns
                            Telecopier No.: (905) 332-6550

              (b)    if to Allied, to:

                            Allied Waste Industries, Inc.
                            7201 East Camelback Road, Suite 375
                            Scottsdale, Arizona 85251
                            Attention: Roger A. Ramsey
                            Telecopier No.: (602) 481-9347
                            with a copy to:

                            Porter & Hedges, L.L.P.
                            700 Louisiana Street, 35th Floor
                            Houston, Texas 77002-2764
                            Attention: Robert G. Reedy
                            Telecopier No.: (713) 228-1331


       5.2. Section Headings. The article and section headings in this Registration Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Registration Agreement. References in this Registration Agreement to a designated "Article" or "Section" refer to an Article or Section of this Registration Agreement unless otherwise specifically indicated.

       5.3. Governing Law. This Registration Agreement shall be construed and enforced in accordance with and governed by the law of Delaware.

       5.4. Amendments. This Registration Agreement may be amended only by an instrument in writing executed by all of its parties.

       5.5. Entire Agreement. This Registration Agreement constitutes the entire agreement between its parties concerning its subject matter.

       5.6. Severability. The invalidity or unenforceability of any specific provision of this Registration Agreement shall not invalidate or render unenforceable any of its other provisions. Any provision of this Registration Agreement held invalid or unenforceable shall be deemed reformed, if practicable, to the extent necessary to render it valid and enforceable and to the extent permitted by law and consistent with the intent of the parties to this Registration Agreement.

       5.7. Counterparts. This Registration Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same instrument.

       IN WITNESS WHEREOF, the Parties have executed this Registration Agreement as of the date first above written.




                                           ALLIED WASTE INDUSTRIES, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           LAIDLAW INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           LAIDLAW TRANSPORTATION, INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------

                                                                       EXHIBIT F



                      WASTE SERVICES MANAGEMENT AGREEMENT


       This WASTE SERVICES MANAGEMENT AGREEMENT (the "Agreement") is executed and delivered as of the ___ day of _________, 199_; by and between LAIDLAW INC., a Canadian corporation ("SELLER"), LAIDLAW ENVIRONMENTAL SERVICES, LTD., an Ontario corporation ("LESL"), LAIDLAW ENVIRONMENTAL SERVICES, INC., a Delaware Corporation ("LESI") and ALLIED WASTE INDUSTRIES, INC., a Delaware corporation ("COMPANY").

                                   RECITALS:

       WHEREAS, Seller operates a Solid Waste (as defined below) collection, transportation and disposal business (the "Seller's Business") located in the United States of America and Canada. Capitalized terms used herein and not otherwise defined shall have the same meanings as set forth in the Purchase Agreement.

       WHEREAS, the Company operates a Solid Waste collection, transportation, recycling, processing, land farming, storing for transfer, and disposal business (the "Company's business").

       WHEREAS, simultaneously with the execution and delivery of this Agreement, Company is acquiring all of the assets of Seller used in the Seller's Solid Waste Business (the "Acquisition") pursuant to a Stock Purchase Agreement dated September 17, 1996 (the "Purchase Agreement") by and between Seller and Company.

       WHEREAS, the Company will sustain great loss and damage if, during the term of this Agreement, for whatever reason, Seller should violate the provisions of this Agreement.

       WHEREAS, the execution and delivery by Seller of this Agreement is a condition to Company's obligation to consummate the Acquisition and Company is unwilling to consummate the Acquisition unless Seller executes and delivers this Agreement.

       NOW, THEREFORE, in consideration of the Purchase Agreement, the mutual promises, terms, covenants and conditions set forth herein and other good and valuable consideration, received to the full satisfaction of each of them, the parties hereby agree as follows:

       1.     Definitions in this Agreement:

              HAZARDOUS WASTE: means a waste, or combination of wastes, which because of its quantity, concentration or physical, chemical or infectious characteristics which has been identified, by characteristics or listing, as hazardous pursuant to Section 3001 of the Resource Conservation and Recovery Act of 1976, as amended ("RCRA").

              Potentially infectious medical waste is not a hazardous waste, except for those potentially infectious medical wastes identified by characteristics or listing as hazardous under Section 3001 of the RCRA.

              SOLID WASTE: means any waste which can be lawfully disposed of in a landfill regulated under Subtitle D of the RCRA.

       2. Seller agrees that for a period of five years following the date of Closing, it shall not directly or indirectly through a subsidiary without the prior express written consent of Company:

              (a)(i) engage, whether as a corporation on its own account, or as a shareholder, owner, partner, joint venture, agent, independent contractor, consultant or advisor, in the business of operating material recycling facilities processing curbside waste pickup, or performing residential, commercial and/or curbside Solid Waste collection, services in the United States and Canada.

              (a)(ii) Neither Seller nor any subsidiary thereof shall acquire by purchase or otherwise, lease, or enter into an operating agreement to operate a subtitle D landfill other than as presently owned, leased or operated by Laidlaw Environmental Services as that term is defined under Subtitle D
(RCRA), subject to the provisions of paragraph 4(b) hereof.

              (b) solicit or contact in any manner, directly or indirectly, any person who is, at that time, within the Territory, an employee or the Seller's business in a managerial capacity, for the purposes or with the intent of enticing such employee away from or out of the employ of Company or its subsidiaries;

              (c) disclose the identity of the customers of Seller's business at the date hereof, to any person, firm, partnership, corporation or other entity whatsoever, for any reason or purpose whatsoever or

              (d) promote or assist, financially or otherwise, any person, firm, partnership, corporation or other entity whatsoever to do any of the above.

              (e) Notwithstanding the foregoing provisions of this Section 2, (1) the parties hereto agree that the foregoing covenant shall not be deemed to prohibit Seller from acquiring, as an investment, not more than ten percent of the capital stock of a competing business, the stock of which is traded on a national securities exchange or over-the- counter; or, provided it complies with paragraph 4(b); purchase a business which has a solid waste operation, (2) Seller may continue to do business in the ordinary course as presently constituted.

       3. It is further agreed that LESL and LESI have received good valuable consideration for entering into this agreement, shall execute this agreement and remain bound to the covenants and terms hereof. Should Seller dispose of its interest in LESL and/or LESI to any arm's length third party, LESL and LESI and their subsidiaries shall remain bound to the covenants and terms hereof, but such provisions shall not extend to the Purchaser and its other subsidiaries.

       4.     (a)    Seller agrees that this Agreement is a material and
substantial part of the Acquisition. Consequently, on the date of the Acquisition, Company shall acknowledge receipt of good and valuable consideration for the noncompetition covenants contained in this Agreement.

              (b) If LESL or LESI acquires a business which has a Solid Waste operation, within 30 days of closing LESI or LESL shall serve a notice of the acquisition to the Company and a written offer to sell said Solid Waste operation at a specified price and terms.

              (c) Within 30 days of receipt of the offer to sell from LESL or LESI, Company will send a notice of its election to purchase the businesses described in LESL or LESI's offer at the price and terms offered by LESL or LESI. If Company does not deliver said notice, LESL or LESI may only sell the Solid Waste business at the offered or greater price and terms. LESL or LESI shall notify Company in writing of the amount and terms of a subsequent sale to a third party.

       5. Because the Company will sustain great loss and damage as a result of the breach by Seller of the covenants in this Agreement, and because of the immediate and irreparable damage that would be caused to Company by such a breach for which it would have no adequate remedy, since monetary damages alone may not be an adequate remedy, Seller agrees that, in the event of a breach by Seller of the covenants in this Agreement, such covenants may be enforced by Company by, without limitation, injunctions and restraining orders.

       6. It is agreed by the parties that the covenants in this Agreement impose a reasonable restraint on Seller in light of the activities and business of Company and Seller on the date of the execution of this Agreement and the future plans of Company.

       7. The covenants in this Agreement are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. Moreover, in the event any court of competent jurisdictions determines that the restrictions as set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

       8. The covenants in this Agreements shall each be construed as independent of any other provision of this Agreement and the Acquisition, and the existence of any claim or cause of action of Seller against Company, whether predicated on this Agreement, the Acquisition or otherwise, shall not constitute a defense to the enforcement by Company of such covenants.

       9. This Agreement is the final, complete and exclusive statement and expression of the agreement among the parties hereto with relation to the subject matter of this Agreement, it being understood that there are no oral representations, understandings or agreements covering the same subject matter and this Agreement. This Agreement supersedes, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous discussions, correspondence, or oral or written agreements of any kind.

       10. This Agreement, upon execution, shall be binding upon the parties, enforceable in accordance with its terms and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be modified, altered or otherwise amended only by a written instrument executed by all parties hereto, No right, remedy or election given by any term of this Agreement shall be deemed exclusive but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

       11. All notice or other communications required or permitted hereunder shall be in writing and may be given by depositing the same in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, by overnight courier, by facsimile transmission or by delivering the same in person to such entity.


              (a)    If to the Company, addressed to it at:
                     Allied Waste Industries, Inc.
                     7201 East Camelback
                     Scottsdale, Arizona 85251
                     ATTN:  Steve Helm

                     with a copy to:

                     Robert Reedy
                     Porter & Hedges, LLP
                     700 Louisiana, 35th Floor
                     Houston, TX  77002

              (b)    If to Seller, addressed to it at:

                     Laidlaw, Inc.; Laidlaw Environmental Services, Ltd. or
                            Laidlaw Environmental Services, Inc.
                     3221 North Service Road
                     P.O. Box 5028
                     Burlington, Ontario L7R 3Y8
                     ATTN:  Corporate Counsel


Notice shall be deemed given and effective the day personally delivered, the day after being sent by overnight courier, the day transmitted by facsimile if a business day and if not, on the next business day, and three days after deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received, if earlier. Either party may change the address for notice by notifying the other party of such change in accordance with this Section 10.

       12. This Agreement shall be construed in accordance with the laws of the State of Delaware.

       IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

ALLIED WASTE INDUSTRIES, INC.



By:
   -------------------------------
Its:
    ------------------------------



LAIDLAW, INC.



By:
   -------------------------------
Its:
    ------------------------------




LAIDLAW ENVIRONMENTAL SERVICES, LTD.



By:
   -------------------------------
Its:
    ------------------------------




LAIDLAW ENVIRONMENTAL SERVICES, INC.



By:
   -------------------------------
Its:
    ------------------------------

                                                                       EXHIBIT G



                               RELEASE AGREEMENT


       Release Agreement dated as of _______________, 199_, by Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Laidlaw ("LTI"), and each of the Subsidiaries of Laidlaw, other than the Acquired Subsidiaries (the "Retained Subsidiaries"), in favor of Allied Waste Industries, Inc., a Delaware corporation ("Allied"), Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of Allied ("Allied U.S."), and 3294862 Canada Inc., a Canadian corporation and a wholly owned subsidiary of Allied U.S. ("Allied Canada"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of Allied U.S. ("LWSI"), Laidlaw Waste Systems (Canada), Ltd., a Canadian corporation and a wholly owned subsidiary of Allied Canada ("LWSC"), Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Allied Canada ("LMS"), and the Acquired Subsidiaries.

       WHEREAS, pursuant to the Stock Purchase Agreement dated September 17, 1996 (the "Stock Purchase Agreement"), among Allied, Allied U.S., Allied Canada, Laidlaw, LTI, LWSI, LWSC and LMS, Allied, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares in the share capital of each of LWSC and LMS, has acquired, simultaneously herewith, all of the United States and Canadian solid waste management operations of Laidlaw; and

       WHEREAS, pursuant to Section 3.3 (iv) of the Stock Purchase Agreement, Laidlaw and LTI are to deliver this Release Agreement to Allied, Allied (U.S.), and Allied Canada (collectively, the "Allied Parties") at the closing of the transactions contemplated by the Stock Purchase Agreement;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Laidlaw and LTI agree as follows:

       1.     Definitions.  For purposes of this Release Agreement:

              "Acquired Subsidiaries" means (i) LWSI, (ii) the direct and indirect wholly owned Subsidiaries of LWSI listed and identified on the attached Schedule I, (iii) LWSC, (iv) the direct and indirect wholly owned Subsidiaries of LWSC listed and identified on the attached
       Schedule I, (v) LMS, and (vi) the 55% owned Subsidiary of LMS identified on the attached Schedule I, collectively.

              "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with another Person with the terms "control" and "controlled" meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Governmental Entity" means any U.S. or Canadian, state, territorial, federal, provincial, local or foreign court, executive office, legislature, governmental agency or ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Subsidiary" of a Person means an Affiliate of that Person more than 50% of the aggregate voting power (or for any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Persons.

       2. Release. Except as provided in Section 3 below, Laidlaw, LTI and each of the Retained Subsidiaries, jointly and severally, hereby forever release and discharge each of the Acquired Subsidiaries and their respective officers, directors, agents and employees, from any and all liabilities, charges, actions, causes of action, suits, debts, sums of money and any other claims whatsoever, in law or in equity, liquidated or unliquidated, fixed or continent, which Laidlaw, LTI or any of the Retained Subsidiaries now have against any or all of the Acquired Subsidiaries or hereafter shall have for, upon or by reason of any matter, claim, cause of action, damage, liability, cost, incident, state of facts or thing whatsoever, whether known or unknown, which occurred or existed on or before the date of this Release Agreement. Laidlaw, LTI and the Retained Subsidiaries hereby acknowledge and agree that this Release Agreement is given to induce the Allied Parties to consummate the transactions contemplated by the Stock Purchase Agreement and agree that the terms of this Release Agreement may be enforced at any time and from time to time by any of the Allied Parties or by any of the Acquired Subsidiaries.

       3. Exception to Release. The parties acknowledge and agree that the release contained in Section 2 of this Release Agreement shall have no effect upon the obligations of the Acquired Subsidiaries under the Intercompany Waste Agreements (as such term is defined in the Stock Purchase Agreement) and under Sections 11.12 and 12.4 (i) of the Stock Purchase Agreement.

       4. Captions. The captions, headings, and arrangements used in this Release Agreement are for convenience only and are not to affect or modify the terms of this Release Agreement.

       5. Applicable Law. This Release Agreement shall be governed by and construed in accordance with the laws of Delaware and the laws of the United States of America applicable to transactions within such state.

       EXECUTED as of the date first written above.

                                        LAIDLAW INC.
                                        LAIDLAW TRANSPORTATION, INC.
                                        LAIDLAW CHEM-WASTE, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                          ILLINOIS, INC.
                                        GSX CHEMICAL SERVICES OF OHIO, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (BDT), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES (FS),
                                        INC. LAIDLAW ENVIRONMENTAL SERVICES
                                        (GS), INC. LAIDLAW ENVIRONMENTAL
                                        SERVICES OF
                                          CHATTANOOGA, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                           WHITE CASTLE, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (RECOVERY), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES (TS),
                                        INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (IMPERIAL VALLEY), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (LOKERN), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                          CALIFORNIA, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (IMPERIAL VALLEY), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (LOKERN), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                          SOUTH CAROLINA, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES (NORTH
                                           EAST), INC.
                                        CORSAN TRUCKING, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (TES), INC.
                                        LAIDLAW CHEMICAL SERVICES, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (TOC), INC.

                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (TG), INC.
                                        REDOX, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (ALTAIR), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (FS), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (WT), INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                          BARTOW, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (THERMAL TREATMENT), INC.
                                        LEMC, INC.
                                        LAIDLAW OSCO HOLDINGS, INC.
                                        BRYSON INDUSTRIAL SERVICES, INC.
                                        OSCO TREATMENT SYSTEMS OF
                                          MISSISSIPPI, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES OF
                                           NASHVILLE, INC.
                                        OSCO ENVIRONMENTAL SERVICES, INC.
                                        MASTER WASH PRODUCTS, INC.
                                        USPCI CLIVE INCINERATION FACILITY, INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES LTD.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (SARNIA) LTD.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (QUEBEC) LTD.
                                        LES ENTERPRISES D'INCINERATION
                                          INDUSTRIELLE TRICIL INC.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                           (MERCIER) LTD.
                                        MASTER WASH PRODUCTS LIMITED
                                        I.W.M. DISPOSAL INC.
                                        LARRY & IRWIN HOLDINGS LTD.
                                        VINOCO OIL INC.
                                        B.V. MANUFACTURING LTD.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (RYLEY) LTD.
                                        LAIDLAW ENVIRONMENTAL SERVICES
                                          (ATLANTIC) LIMITED
                                        PPM CANADA, INC.

                                        By:
                                           ------------------------------------
                                        Name:
                                             ----------------------------------
                                        Title:
                                              ---------------------------------

AGREED AND ACCEPTED:

ALLIED WASTE INDUSTRIES, INC.
3294862 CANADA INC.
3294854 CANADA INC.
LAIDLAW WASTE SYSTEMS, INC.
LAIDLAW WASTE SYSTEMS (CANADA), LTD.
LAIDLAW MEDICAL SERVICES LTD.
LAIDLAW WASTE SYSTEMS LTD.
LAIDLAW WASTE SYSTEMS (DURHAM) LTD.
LAIDLAW WASTE SYSTEMS (WARWICK) LTD.
635952 ONTARIO, INC.
TRICIL (N.Y.), INC.
LAIDLAW WASTE SYSTEMS HOLDINGS, INC.
LAIDLAW GAS RECOVERY CORPORATION, INC.
LAIDLAW GAS RECOVERY CORPORATION II, INC.
LAIDLAW GAS RECOVERY SYSTEMS, INC.
CATPAC TWO, INC.
LAIDLAW MEDICAL SYSTEMS, INC.
LAIDLAW WASTE SYSTEMS (ADRIAN) INC.
LAIDLAW WASTE SYSTEMS (BELLEFONTAINE) INC.
LAIDLAW WASTE SYSTEMS (BRIDGETON) INC.
LAIDLAW WASTE SYSTEMS (CELINA) INC.
LAIDLAW WASTE SYSTEMS (CHIQUITA) INC.
LAIDLAW WASTE SYSTEMS (COLORADO) INC.
LAIDLAW WASTE SYSTEMS (DALLAS) INC.
LAIDLAW WASTE SYSTEMS (FORT WORTH) INC.
LAIDLAW WASTE SYSTEMS (HOUSTON) INC.
LAIDLAW WASTE SYSTEMS (JEFFERSON CITY) INC.
LAIDLAW WASTE SYSTEMS (KANSAS CITY) INC.
LAIDLAW WASTE SYSTEMS (MADISON) INC.
LAIDLAW WASTE SYSTEMS (MICHIGAN) INC.
LAIDLAW WASTE SYSTEMS (OKLAHOMA CITY) INC.
LAIDLAW WASTE SYSTEMS (TEXAS) INC.
LAIDLAW WASTE SYSTEMS (VALLEY VIEW) INC.
WILLIAMS COUNTY LANDFILL, INC.
LAIDLAW WASTE SYSTEMS CANADA, LTD.
LAIDLAW ENERGY TECHNOLOGICS LTD.
BESTAN, INC.
LAIDLAW WASTE SYSTEMS (OTTAWA), LTD.
LAIDLAW WASTE SYSTEMS (RICHMOND), LTD.
LAIDLAW WASTE SYSTEMS (STORRINGTON), LTD.
2686848 CANADA, INC.
ENDWASTE, INC.
LAIDLAW GESTION DE REBUTS QUEBEC LTEE
DECHEX LTD.

CENTRE DE TRI TRANSIT
LOCATION SANICO
LAIDLAW MEDICAL SERVICES LTD.

By:
    ----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                                                   Schedule I to
                                                               Release Agreement


                        List of Acquired Subsidiaries


LAIDLAW WASTE SYSTEMS, INC. (DELAWARE)
       Laidlaw Waste Systems Ltd. (Canada)
              Laidlaw Waste Systems (Durham) Ltd. (Ontario)
              Laidlaw Waste Systems (Warwick) Ltd. (Ontario)
              635952 Ontario, Inc. (Ontario)
       Tricil (N.Y.), Inc. (New York)
       Laidlaw Waste Systems Holdings, Inc. (Delaware)
              Laidlaw Gas Recovery Corporation, Inc. (California) Laidlaw Gas Recovery Corporation II, Inc. (California) Laidlaw Gas Recovery Systems, Inc. (California)
                     CATPAC Two, Inc. (Delaware)
              Laidlaw Medical Systems, Inc. (Delaware)
              Laidlaw Waste Systems (Adrian) Inc. (Michigan)
              Laidlaw Waste Systems (Bellefontaine) Inc. (Ohio) Laidlaw Waste Systems (Bridgeton) Inc. (Missouri) Laidlaw Waste Systems (Celina) Inc. (Ohio)
              Laidlaw Waste Systems (Chiquita) Inc. (California) Laidlaw Waste Systems (Colorado) Inc. (Colorado) Laidlaw Waste Systems (Dallas) Inc. (Delaware)
              Laidlaw Waste Systems (Fort Worth) Inc. (Delaware) Laidlaw Waste Systems (Houston) Inc. (Delaware) Laidlaw Waste Systems (Jefferson City) Inc. (Missouri) Laidlaw Waste Systems (Kansas City) Inc. (Missouri) Laidlaw Waste Systems (Madison) Inc. (Illinois) Laidlaw Waste Systems (Michigan) Inc. (Delaware) Laidlaw Waste Systems (Oklahoma City) Inc. (Oklahoma) Laidlaw Waste Systems (Texas) Inc. (Texas)
              Laidlaw Waste Systems (Valley View) Inc. (Kentucky) Williams County Landfill, Inc. (Ohio)

LAIDLAW WASTE SYSTEMS CANADA, LTD. (CANADA)
       Laidlaw Energy Technologics Ltd. (Canada)
       Bestan, Inc. (Quebec)
       Laidlaw Waste Systems (Ottawa), Ltd. (Ontario)
       Laidlaw Waste Systems (Richmond), Ltd. (Canada)
       Laidlaw Waste Systems (Storrington), Ltd. (Canada)
       2686848 Canada, Inc. (Canada)
       Endwaste, Inc. (Ontario)

       Laidlaw Gestion de Rebuts Quebec Ltee (Canada)
              Dechex Lte (Quebec)
              Centre de Tri Transit (Quebec)
              Location Sanico (Quebec)

LAIDLAW MEDICAL SERVICES LTD. (CANADA)

                                                                     EXHIBIT H-1

                                    GUARANTY
                         [Allied Finance 7% Debenture]

         THIS GUARANTY (as amended or restated, this "Guaranty") dated as of _____________ 199__, by Allied Waste Industries, Inc., a Delaware corporation (the "Guarantor"), for the benefit of Laidlaw Inc., a Canadian corporation ("Laidlaw").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement"), among the Guarantor, Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of the Guarantor ("Allied U.S."), 3294862 Canada Inc., a Canadian corporation and a wholly owned subsidiary of and Allied U.S. ("Allied Canada"), and Laidlaw, Laidlaw Transportation, Inc., a Delaware corporation ("LTI"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada), Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LWSC"), and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LMS"), the Guarantor, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares in the share capital of each of LWSC and LMS, has acquired, on the date hereof, all of the United States and Canadian solid waste management operations of Laidlaw; and

         WHEREAS, as a portion of the consideration for the purchase by Allied Canada of the LWSC Shares (as such term is defined in the Stock Purchase Agreement), Allied Canada has issued its 7% Junior Subordinated Debenture due 200_ dated the date hereof (the "Allied Canada Debenture"), payable to Laidlaw in the original principal amount of $150,000,000; and

         WHEREAS, pursuant to the Debenture Exchange Agreement dated the date hereof between Allied Finance and Laidlaw, Allied Finance has issued its 7% Junior Subordinated Debenture due 200__ dated the date hereof (the "Debenture") payable to Laidlaw in the original principal amount of $150,000,000 in exchange for the Allied Canada Debenture;

         WHEREAS, Laidlaw requires, as a condition precedent to its acceptance of the Debenture, that the Guarantor execute and deliver this Guaranty to Laidlaw; and

         WHEREAS, in the Guarantor's judgment, the consideration received and to be received by it in connection with the issuance of the Debenture and this Guaranty is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit the Guarantor directly or indirectly;

         NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to Laidlaw the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the principal of, and all accrued interest on, the Debenture (the "Guaranteed Debt"), upon the following terms and conditions:

         1.      Definitions.

                 (a)      For purposes of this Guaranty:

                 "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

                 "Bankruptcy or Insolvency Proceeding" is defined in Subsection 3(b) of this Guaranty.

                 "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

                 "Credit Facility" means the Credit Agreement dated as of _____________, 199_, among Allied U.S., as borrower, the Guarantor, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, extended, increased, refinanced, or otherwise supplemented from time to time).

                 "Debenture" is defined above.

                 "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

                 "$" means U.S. dollars, the lawful currency of the United States of America.

                 "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

                 "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

                 "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

                 "Guaranteed Debt" is defined above.

                 "Indebtedness" means with respect to any Person at any date,
         (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business),
         (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

                 "Indenture" means the Indenture dated _____________, 199_, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

                 "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

                 "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

                 "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of the Guarantor, whether outstanding on the date of this Guaranty or thereafter created, incurred, assumed or Guaranteed by the Guarantor (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Guaranty. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility, the Senior Subordinated Debentures or the Indenture, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility, the Senior Subordinated Debentures or the Indenture. Notwithstanding the foregoing, Senior Indebtedness shall not include
         (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of the Guarantor, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by the Guarantor and
         (iii) Indebtedness with respect to Allied Finance's Zero Coupon Junior Subordinated Debentures due 200__ dated the date hereof and the Guaranty thereof by the Guarantor.

                 "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(1) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

                 "Subordinated Obligations" is defined in Subsection 3(a).

                 "Subsidiary" of a Person means another Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

                 "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

         (b)     Capitalized terms defined in this Guaranty are equally
applicable to both their singular and plural forms.   References to a
designated "Section" or "Subsections" refer to a Section or Subsection of this Guaranty unless otherwise specifically indicated. In this Guaranty "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

         2. Nature of Guaranty. Subject to the provision of Section 3 of this Guaranty, the Guarantor agrees that (i) its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Debenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guaranty will not be discharged except by complete performance of the obligations contained in the Debenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Allied Finance, any right to require a proceeding first against Allied Finance or right to require the prior disposition of the assets of Allied Finance to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Debenture. If Laidlaw is required by any court or otherwise to return to either Allied Finance or any trustee or similar official acting with respect to Allied Finance, any amount paid by Allied Finance to Laidlaw, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it will not be entitled to any right of subrogation in relation to Laidlaw in respect of any obligations guaranteed hereby until all such obligations have been paid in full in cash. The Guarantor agrees that, subject to





-------------------
(1) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

Section 3, (i) the maturity of the obligations guaranteed hereby may be accelerated for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to Allied Finance of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

         3.      Subordination.

                 (a) The indebtedness evidenced by, and all obligations in respect of, this Guaranty (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from the Guarantor or any of its Subsidiaries or Affiliates, and the Guarantor will not have the right under any circumstances to, and will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, the Guarantor may make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, payments of the Guaranteed Debt to the extent (but only to the extent) that at such time Allied Finance is permitted to pay the same pursuant to the provisions of Section 5 of the Debenture. In no event shall the Guarantor be obligated to make, and the Guarantor shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of, or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

                 (b) Upon any payment or distribution of any kind or character to creditors of the Guarantor (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of the Guarantor (whether voluntarily or involuntarily) or
         (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, or in an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities (any of the foregoing in clauses
         (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Guaranty (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness.
         Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to the Guarantor, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Guaranty.
         Promptly after taking any action provided in clauses (i) and (ii) above, the holders of Senior Indebtedness taking such action shall give written notice thereof to the holder of this Debenture; provided, however that failure to give such notice shall in no event affect the validity of any action so taken.

                 (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 3(a) and (b), any such payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the holder of this Guaranty which is not permitted hereby, such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

                 (d) The holders of the Senior Indebtedness shall have no duty or obligation to Laidlaw in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to Laidlaw and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Guaranty hereunder, take any or all of the following actions:

                          (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                          (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                          (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                          (iv) exercise or refrain from exercising any rights and remedies against Allied Finance, the Guarantor or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance, the Guarantor or any other Person; and

                          (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

                 (e) Laidlaw and any future holder of this Guaranty, by acceptance of this Guaranty, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of the Guarantor or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Guaranty addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A hereto to the effect that such Person is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 3 and 4 of this Guaranty and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent the Guarantor would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from the Guarantor or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw' reasonable satisfaction that such Person is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Guaranty, by acceptance of this Guaranty, irrevocably appoint the Guarantor (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein. Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

                 (f) Until all Senior Indebtedness has been paid in full in cash, the holder of this Guaranty shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against the Guarantor or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Guaranty shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
         Section 3 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Guaranty is not, as between the Guarantor and the holder of this Guaranty, a payment by the Guarantor on Senior Indebtedness.

                 (g) This Section 3 defines the relative rights of the holder of this Guaranty and holders of Senior Indebtedness. Nothing in this Guaranty shall:

                          (i) impair, as between the Guarantor and the holder of this Guaranty, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Debt in accordance with this Guaranty; or

                          (ii) except as otherwise set forth in this Section 3, prevent the holder of this Guaranty from exercising its available remedies hereunder, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

         4. No Impairment. Section 3 and this Section 4 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 4 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or Laidlaw, or by any non-compliance by the Guarantor or Laidlaw with the terms, provisions and covenants of this Guaranty, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 3, this Section 4 and the subordination and other provisions referred to in this Section 4 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

         5. Binding Agreement. This Guaranty benefits Laidlaw and its successors and permitted assigns and binds the Guarantor and its successors and permitted assigns. Sections 3 and 4 and the other subordination provisions hereof bind the Guarantor and Laidlaw and their respective successors and assigns. The Guarantor acknowledges that the rights and benefits of this Guaranty may be transferred with any permitted assignment of the Guaranteed Debt.

         6. Notices. All notices or other communications which are required or may be given under this Guaranty shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

         (a)     if to Laidlaw, to:

                          Laidlaw Inc.
                          3221 North Service Road
                          Burlington, Ontario
                          Canada L7R 3Y8
                          Attention:  Ivan R. Cairns
                          Telecopy No.: (905) 332-6550

         (b)     if to the Guarantor, to:

                          Allied Waste Industries, Inc.
                          7201 East Camelback Road, Suite 375
                          Scottsdale, Arizona 85251
                          Attention: Roger A. Ramsey
                          Telecopy No.: (602) 481-9347

                          with a copy to:

                          Porter & Hedges, L.L.P.
                          700 Louisiana Street, Suite 3500
                          Houston, Texas 77002
                          Attention: Robert G. Reedy
                          Telecopy No.: (713) 228-1331

         7.      Applicable Law.    This Guaranty shall be governed by and
construed in accordance with the laws of the State of Delaware and the laws of United States of America applicable therein (without reference to the conflicts of law principles thereof).

         8.      OFFSET.    THE OBLIGATIONS OF ALLIED FINANCE HEREUNDER ARE, IN
ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS DEBENTURE BY LAIDLAW AND ANY TRANSFEREE SHALL TAKE THIS DEBENTURE SUBJECT TO THE TERMS THEREOF.


                                       ALLIED WASTE INDUSTRIES, INC., a Delaware
                                         corporation



                                       By:
                                           ------------------------------------
                                       Name:
                                             ----------------------------------
                                       Title:
                                              ---------------------------------


Agreed and Accepted:

Laidlaw INC., a Canadian corporation



By:
   ------------------------------------
Name:
     ----------------------------------
Title:
      ---------------------------------

                                                                       EXHIBIT A
                                                       to the Guaranty Issued by
                          Allied Waste Industries, Inc. in favor of Laidlaw Inc.
                          ------------------------------------------------------


                                    [Date]



--------------------

--------------------

--------------------



Gentlemen:

         Reference is made to the 7% Junior Subordinated Debenture Due 200__ dated __________, 199__ (the "Subordinated Debenture"), in the original principal amount of $150 million issued by Allied Waste Finance (Canada), Ltd., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation ("Laidlaw"), the Guaranty dated the date hereof (the "Guaranty"), issued by Allied Waste Industries, Inc., a Delaware corporation (the "Guarantor"), in favor of Laidlaw with respect to the obligations under the Subordinated Debenture, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by the Guarantor in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Guaranty are used herein as therein defined.

         The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and the Guaranty and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by the Guarantor (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 3 and 4 of the Guaranty and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of Sections 3 and 4 of the Guaranty to the same extent that the Guarantor or any other holder of Senior Indebtedness would be able to do so.

         The Subordinated Creditor hereby agrees that the Subordinated Debenture and the Guaranty will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

         The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to the Guarantor, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

         The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.


                                                Very truly yours,

                                                [NAME OF SUBORDINATED CREDITOR]


                                                By:
                                                    ---------------------------
                                                Name:
                                                      -------------------------
                                                Title:
                                                       ------------------------


Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
    ---------------------------------------
Name:
     --------------------------------------
Title:
       ------------------------------------

                                                                     EXHIBIT H-2


                                    GUARANTY
                     [Allied Finance Zero Coupon Debenture]

       THIS GUARANTY (as amended or restated, this "Guaranty") dated as of _____________ 199__, by Allied Waste Industries, Inc., a Delaware corporation (the "Guarantor"), for the benefit of Laidlaw Inc., a Canadian corporation ("Laidlaw").

                              W I T N E S S E T H:

       WHEREAS, pursuant to the Stock Purchase Agreement dated as of September 17, 1996 (the "Stock Purchase Agreement"), among the Guarantor, Allied Holdings (United States), Inc., a Delaware corporation and a wholly owned subsidiary of the Guarantor ("Allied U.S."), 3294862 Canada Inc., a Canadian corporation and a wholly owned subsidiary of Allied U.S. ("Allied Canada"), and 3294854 Canada, Inc., a Canadian corporation and a wholly owned subsidiary of the Guarantor ("Allied Finance"), and Laidlaw, Laidlaw Transportation, Inc. ("LTI"), Laidlaw Waste Systems, Inc., a Delaware corporation and a wholly owned subsidiary of LTI ("LWSI"), Laidlaw Waste Systems (Canada), Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LWSC"), and Laidlaw Medical Services Ltd., a Canadian corporation and a wholly owned subsidiary of Laidlaw ("LMS"), the Guarantor, through the acquisition by Allied U.S. of all of the issued and outstanding capital stock of LWSI and the acquisition by Allied Canada of all of the issued and outstanding shares in the share capital of each of LWSC and LMS, has acquired, on the date hereof, all of the United States and Canadian solid waste management operations of Laidlaw; and

       WHEREAS, as a portion of the consideration for the purchase by Allied Canada of the LWSC Shares (as such term is defined in the Stock Purchase Agreement), Allied Canada has issued its Zero Coupon Junior Subordinated Debenture due 200_ dated the date hereof (the "Allied Canada Debenture"), payable to Laidlaw in the original principal amount of $168,300,000; and

       WHEREAS, pursuant to the Debenture Exchange Agreement dated the date hereof between Allied Finance and Laidlaw, Allied Finance has issued its Zero Coupon Junior Subordinated Debenture due 200__ dated the date hereof (the "Debenture") payable to Laidlaw in the original principal amount of $168,300,000 in exchange for the Allied Canada Debenture;

       WHEREAS, Laidlaw requires, as a condition precedent to its acceptance of the Debenture, that the Guarantor execute and deliver this Guaranty to Laidlaw; and

       WHEREAS, in the Guarantor's judgment, the consideration received and to be received by it in connection with the issuance of the Debenture and this Guaranty is reasonably worth at least as much as its liability and obligation under this Guaranty, and such liability and obligation may reasonably be expected to benefit the Guarantor directly or indirectly;

       NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby guarantees to Laidlaw the prompt payment at maturity (by acceleration or otherwise), and at all times thereafter, of the principal of, and all accrued interest on, the Debenture (the "Guaranteed Debt"), upon the following terms and conditions:

       1.     Definitions.

              (a)    For purposes of this Guaranty:

              "Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person with the term "control," including the terms "controlling" and "controlled," meaning for purposes of this definition, the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities or partnership or other ownership interests, or by contract or otherwise.

              "Bankruptcy or Insolvency Proceeding" is defined in Subsection 3(b) of this Guaranty.

              "Blockage Period" means any period when a default or an event of default or an event which, with the giving of notice or the lapse of time or both, would constitute a default or an event of default has occurred and is continuing under the terms of the Credit Facility or the Senior Subordinated Debentures or under the terms of any agreement or instrument pursuant to which any other Designated Senior Indebtedness is created, issued, evidenced, secured or guaranteed.

              "Credit Facility" means the Credit Agreement dated as of _____________, 199_, among Allied U.S., as borrower, the Guarantor, Goldman Sachs Credit Partners L.P., as syndication agent, Citibank, N.A., as documentation agent, Credit Suisse, as administrative agent, Goldman Sachs Credit Partners L.P., Citicorp USA, Inc. and Credit Suisse, as initial lenders, and the other financial institutions now or hereafter parties thereto (as the same may be renewed, amended, modified, extended, increased, refinanced, or otherwise supplemented from time to time).

              "Debenture" is defined above.

              "Designated Senior Indebtedness" means (i) the Senior Indebtedness incurred with respect to the Credit Facility, (ii) the Senior Indebtedness evidenced by the Senior Subordinated Debentures and
       (iii) any other Senior Indebtedness which is incurred pursuant to an agreement (or series of related agreements simultaneously entered into) providing for Indebtedness, or commitments to lend, of at least $10,000,000 at the time of determination and is specifically designated in the instrument evidencing such Senior Indebtedness or the agreement under which such Senior Indebtedness arises as "Designated Senior Indebtedness."

              "$" means U.S. dollars, the lawful currency of the United States of America.

              "Financing Lease" means any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with generally accepted accounting principles to be capitalized on a balance sheet of the lessee.

              "Governmental Entity" means any U.S. or Canadian, territorial, federal, state, provincial or local court, executive office, legislature, governmental agency, department, ministry, commission, or administrative, regulatory or self-regulatory authority or instrumentality.

              "Guarantee" means with respect to any Person any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of ) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment of such Indebtedness or (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness; provided, however, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

              "Guaranteed Debt" is defined above.

              "Indebtedness" means with respect to any Person at any date, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture, letter of credit or similar instrument, (c) all obligations of such Persons with respect to Guarantees, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person (other than endorsements in the ordinary course of business), (f) all obligations in respect of interest rate swaps or other interest rate hedging products or foreign currency exchange agreements or exchange rate hedging arrangements, (g) all obligations in respect of reimbursement obligations under letters of credit, and (h) all liabilities of the type referred to in clauses (a) through (g) above that are secured by any lien, charge, security interest or encumbrance on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof.

              "Indenture" means the Indenture dated _____________, 199_, between Allied U.S. and the Trustee pursuant to which the Senior Subordinated Debentures are issued.

              "Person" means an individual, corporation, partnership, association, joint stock company, limited liability company, Governmental Entity, business trust, unincorporated organization, or other legal entity.

              "Representative" means at any date, with respect to the Credit Facility, the Person or Persons then acting as the administrative agent under the Credit Facility, with respect to the Senior Subordinated Debentures, the Trustee, and with respect to any other Designated Senior Indebtedness, the holders of such Designated Senior Indebtedness or any Person acting as agent of such holders at such date.

              "Senior Indebtedness" means principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding, would accrue on such obligations at the rate provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed or allowable in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses) due on or in connection with any Indebtedness of the Guarantor, whether outstanding on the date of this Guaranty or thereafter created, incurred, assumed or Guaranteed by the Guarantor (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall not be senior in right of payment to this Guaranty. Without limiting the generality of the foregoing, "Senior Indebtedness" shall include (a) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) under the Credit Facility, the Senior Subordinated Debentures or the Indenture, (b) all obligations and liabilities of every kind and nature (including, but not limited to, fees, expenses and indemnities) in respect of any interest rate swaps or other interest rate hedging product entered into in connection with Indebtedness incurred or to be incurred pursuant to the Credit Facility, and (c) any renewal, extension, refinancing or rearrangement of any Indebtedness incurred or to be incurred pursuant to the Credit Facility, the Senior Subordinated Debentures or the Indenture. Notwithstanding the foregoing, Senior Indebtedness shall not include (i) amounts owed (except to banks, insurance companies and other financing institutions and except for obligations under Financing Leases) for goods, materials, services or operating lease rental payments in the ordinary course of business or for compensation to employees of the Guarantor, (ii) any liability for federal, state, provincial, local or other taxes owed or owing by the Guarantor and (iii) Indebtedness with respect to Allied Finance's 7% Junior Subordinated Debentures due 200__ dated the date hereof and the Guaranty thereof by the Guarantor.

              "Senior Subordinated Debentures" means the ___% Senior Subordinated Debentures due 200__(1) in the aggregate original principal amount of at least $475,000,000 issued by Allied U.S. pursuant to the Indenture.

              "Subordinated Obligations" is defined in Subsection 3(a).

              "Subsidiary" of a Person means another Person more than 50% of the aggregate voting power (or of any other form of voting equity interest in the case of a Person that is not a corporation) of which is beneficially owned by that Person directly or indirectly through one or more other Subsidiaries.

              "Trustee" means ________________________________, a national banking association, in its capacity as trustee under the Indenture, and its successors in such capacity.

       (b) Capitalized terms defined in this Guaranty are equally applicable to both their singular and plural forms. References to a designated "Section" or "Subsections" refer to a Section or Subsection of this Guaranty unless otherwise specifically indicated. In this Guaranty "including" is used only to indicate examples, without limitation to the indicated examples, and without limiting any generality which precedes it.

       2. Nature of Guaranty. Subject to the provision of Section 3 of this Guaranty, the Guarantor agrees that (i) its obligations with regard to this Guaranty shall be unconditional, irrespective of the validity, regularity or enforceability of the Debenture, the absence of any action to enforce the same, any delays in obtaining or realizing upon (or failures to obtain or realize upon) collateral, the recovery of any judgment against the Company, any action to enforce the same or any other circumstances that might otherwise constitute a legal or equitable discharge or defense of a guarantor and (ii) this Guaranty will not be discharged except by complete performance of the obligations contained in the Debenture. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of Allied Finance, any right to require a proceeding first against Allied Finance or right to require the prior disposition of the assets of Allied Finance to meet its obligations, protest, notice and all demands whatsoever and covenants that this Guaranty will not be discharged except by complete performance of the obligations contained in the Debenture. If Laidlaw is required by any court or otherwise to return to either Allied Finance or any trustee or similar official acting with respect to Allied Finance, any amount paid by Allied Finance to Laidlaw, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The Guarantor agrees that it will not be entitled to any right of subrogation in relation to Laidlaw in respect of any obligations guaranteed hereby until all such obligations have been paid in full in cash. The Guarantor agrees that, subject to




------------------------
(1) The due date of the Senior Subordinated Debentures will be 10 years after the date of issuance.

Section 3, (i) the maturity of the obligations guaranteed hereby may be accelerated for the purposes of this Guaranty, notwithstanding any stay, injunction or other prohibition preventing such acceleration as to Allied Finance of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of those obligations, those obligations (whether or not due and payable) will forthwith become due and payable by the Guarantor for the purpose of this Guaranty.

       3.     Subordination.

              (a) The indebtedness evidenced by, and all obligations in respect of, this Guaranty (collectively, the "Subordinated Obligations") are expressly subordinate to all Senior Indebtedness to the extent and in the manner set forth herein. For purposes hereof, the term "subordinate" means that, unless and until the Senior Indebtedness has been indefeasibly paid in full in cash, Laidlaw will not have the right under any circumstance to, and will not, take, demand, commence any suit or any other proceeding for collection, pursue any other judicial or non-judicial remedy or receive from the Guarantor or any of its Subsidiaries or Affiliates, and the Guarantor will not and will not permit any of its Subsidiaries or Affiliates to, make, give, or permit, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payment of or on account of the Subordinated Obligations; provided, however, that at any time, the Guarantor may make, and Laidlaw may receive, and Laidlaw may commence any suit or other proceeding for collection of, payments of the Guaranteed Debt to the extent (but only to the extent) that at such time Allied Finance is permitted to pay the same pursuant to the provisions of Section 4 of the Debenture. In no event shall the Guarantor be obligated to make, and the Guarantor shall not make, and shall not permit any of its Subsidiaries or Affiliates to make, directly or indirectly, by set-off, redemption, purchase or in any other manner, any payments or prepayments of, or on account of, any of the Subordinated Obligations during any Blockage Period or if such payment or prepayment would cause the occurrence of a Blockage Period.

              (b) Upon any payment or distribution of any kind or character to creditors of the Guarantor (whether in cash, property or securities) in (x) a total or partial liquidation, winding up or dissolution of the Guarantor (whether voluntarily or involuntarily) or (y) in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Guarantor or its property, or in an assignment for the benefit of creditors or any marshaling of the Guarantor's assets and liabilities (any of the foregoing in clauses (x) and (y) being referred to herein as a "Bankruptcy or Insolvency Proceeding"), the holders of Senior Indebtedness will be entitled to receive payment in full in cash of all the principal of and interest on and other amounts payable in respect of such Senior Indebtedness (including interest accruing after the commencement of any such proceeding at the rate specified in the agreements or instruments creating or evidencing the applicable Senior Indebtedness and whether or not such interest is an allowed or allowable claim under applicable law) before Laidlaw will be entitled to receive any payment with respect to this Guaranty (whether in cash, property or securities); and until all obligations with respect to Senior Indebtedness are indefeasibly paid in full in cash, any distribution received by Laidlaw or to which Laidlaw would be entitled shall be paid over or made to the holders of Senior Indebtedness. Upon the occurrence of any Bankruptcy or Insolvency Proceeding relating to the Guarantor, the holders of the Senior Indebtedness are authorized and empowered to (i) demand, sue for, collect and receive every payment or distribution on account of the Subordinated Obligations payable or deliverable in connection with such event or proceeding and give acquittance therefor, and (ii) file claims and proofs of claim in any statutory or non-statutory proceeding and take such other actions as may be necessary or desirable for the enforcement of the subordination provisions of this Guaranty. Promptly after taking any action provided in clauses (i) and (ii) above, the holders of Senior Indebtedness taking such action shall give written notice thereof to the holder of this Debenture; provided, however that failure to give such notice shall in no event affect the validity of any action so taken.

              (c) In the event that, notwithstanding the occurrence of any of the events described in Subsections 3(a) and (b), any such payment or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, shall be received by the holder of this Guaranty which is not permitted hereby, such payment or distribution shall be held in trust for the ratable benefit of, and shall be paid over or delivered to, the holders of the Senior Indebtedness.

              (d) The holders of the Senior Indebtedness shall have no duty or obligation to Laidlaw in any manner whatsoever and may, at any time and from time to time, in their sole discretion, without the consent of or notice to Laidlaw and without impairing or releasing any rights of the holders of the Senior Indebtedness or any of the obligations of the holder of this Guaranty hereunder, take any or all of the following actions:

                     (i) change the amount, manner, place, terms of payment or interest rate, change or extend the time of payment of, or renew or alter, any of the Senior Indebtedness, or amend or supplement or waive any of the terms of any instrument or agreement now or hereafter executed pursuant to which any of the Senior Indebtedness is issued or incurred;

                     (ii) sell, exchange, release, surrender, relend, realize upon or otherwise deal with in any manner and in any order, any property (or the income, revenues, profits or proceeds therefrom) by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, any Senior Indebtedness;

                     (iii) release any person liable in any manner for the payment or collection of the Senior Indebtedness;

                     (iv) exercise or refrain from exercising any rights and remedies against Allied Finance, the Guarantor or others, or otherwise act or refrain from acting or, for any reason, fail to file, record or otherwise perfect any security interest in or lien on any property of Allied Finance, the Guarantor or any other Person; and

                     (v) apply any sums received by the holders of the Senior Indebtedness, by whomsoever paid and however realized, to payment of the Senior Indebtedness in such manner as the holders of the Senior Indebtedness, in their sole discretion, may deem appropriate.

              (e) Laidlaw and any future holder of this Guaranty, by acceptance of this Guaranty, agree to provide to any holder of Senior Indebtedness, at any time and from time to time, upon the written request of the Guarantor or such holder of Senior Indebtedness, an agreement signed by Laidlaw or such future holder of this Guaranty addressed to the holder of such Senior Indebtedness in substantially the form of, and on substantially the terms set out in, Exhibit A hereto to the effect that such Person is a holder of Senior Indebtedness, that the holder or holders of such Senior Indebtedness are entitled to the benefits of Sections 3 and 4 of this Guaranty and that the holder or holders of such Senior Indebtedness may enforce the terms and provisions thereof to the same extent the Guarantor would be able to do so, provided, however, that prior to furnishing such agreement, Laidlaw has received from the Guarantor or such holder such information as Laidlaw may reasonably request demonstrating to Laidlaw' reasonable satisfaction that such Person is a holder of Senior Indebtedness. Laidlaw, and each subsequent holder of this Guaranty, by acceptance of this Guaranty, irrevocably appoint the Guarantor (with full power of substitution) as its agent and attorney in fact (which appointment is coupled with an interest and shall be irrevocable so long as any Senior Indebtedness is outstanding) to execute and deliver on behalf and in the name of Laidlaw or such holder, as the case may be, an agreement in substantially the form of, and on substantially the terms set out in, Exhibit A hereto in favor of each such holder of Senior Indebtedness and to take such further action as may be necessary or appropriate to effectuate the subordination as provided herein. Promptly after exercise of any such power, Allied Finance will give written notice thereof to the holder of the Debenture; provided, however, that failure to give such notice shall in no event affect the validity of any power so exercised.

              (f) Until all Senior Indebtedness has been indefeasibly paid in full in cash, the holder of this Guaranty shall not be entitled to assert, enforce or otherwise exercise any right of subrogation against the Guarantor or any other Person obligated on the Subordinated Obligations. After all Senior Indebtedness has been indefeasibly paid in full in cash, and until the Subordinated Obligations have been so paid in full, the holder of this Guaranty shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this
       Section 3 to holders of Senior Indebtedness which otherwise would have been made to the holder of this Guaranty is not, as between the Guarantor and the holder of this Guaranty, a payment by the Guarantor on Senior Indebtedness.

              (g) This Section 3 defines the relative rights of the holder of this Guaranty and holders of Senior Indebtedness. Nothing in this Guaranty shall:

                     (ii) impair, as between the Guarantor and the holder of this Guaranty, the obligation of the Guarantor, which is absolute and unconditional, to pay the Guaranteed Debt in accordance with this Guaranty; or

                     (ii) except as otherwise set forth in this Section 3, prevent the holder of this Guaranty from exercising its available remedies hereunder, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to such holder.

       4. No Impairment. Section 3 and this Section 4 (and all defined terms used in such sections) shall constitute a continuing offer to all Persons who become holders of, or continue to hold, Senior Indebtedness, and such provisions are made for the benefit of the holders from time to time of Senior Indebtedness, and such Persons are conclusively presumed to have relied upon such provisions; and such holders are made obligees hereunder, and they or each of them may enforce such provisions. No right of any present or future holder of any Senior Indebtedness to enforce the subordination or other provisions referred to in this Section 4 shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor or Laidlaw, or by any non-compliance by the Guarantor or Laidlaw with the terms, provisions and covenants of this Guaranty, regardless of any knowledge thereof any such holder may have or otherwise be charged with. Section 3, this Section 4 and the subordination and other provisions referred to in this Section 4 may not be amended or modified in any manner which might terminate or impair the subordination or such other provisions except with the prior written consent of the Representatives of all the Designated Senior Indebtedness.

       5. Binding Agreement. This Guaranty benefits Laidlaw and its successors and permitted assigns and binds the Guarantor and its successors and permitted assigns. Sections 3 and 4 and the other subordination provisions hereof bind the Guarantor and Laidlaw and their respective successors and assigns. The Guarantor acknowledges that the rights and benefits of this Guaranty may be transferred with any permitted assignment of the Guaranteed Debt.

       6. Notices. All notices or other communications which are required or may be given under this Guaranty shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by telecopier (with receipt confirmed) at the address or telecopy number set forth below (as any such address or telecopier number may be changed from time to time by notice similarly given):

       (a)    if to Laidlaw, to:

                     Laidlaw Inc.
                     3221 North Service Road
                     Burlington, Ontario
                     Canada L7R 3Y8
                     Attention:  Ivan R. Cairns
                     Telecopy No.: (905) 332-6550

       (b)    if to the Guarantor, to:

                     Allied Waste Industries, Inc.
                     7201 East Camelback Road, Suite 375
                     Scottsdale, Arizona 85251
                     Attention: Roger A. Ramsey
                     Telecopy No.: (602) 481-9347

                     with a copy to:

                     Porter & Hedges, L.L.P.
                     700 Louisiana Street, Suite 3500
                     Houston, Texas 77002
                     Attention: Robert G. Reedy
                     Telecopy No.: (713) 228-1331

       7.     Applicable Law.    This Guaranty shall be governed by and
construed in accordance with the laws of the State of Delaware and the laws of the United States of America applicable therein (without reference to the conflicts of law principles thereof).

       8. OFFSET. THE OBLIGATIONS OF THE GUARANTOR HEREUNDER ARE, IN ALL RESPECTS, SUBJECT TO OFFSET AS MORE FULLY SET FORTH IN THE OFFSET LETTER AGREEMENT. THE OFFSET RIGHTS SET FORTH IN THE OFFSET LETTER AGREEMENT SHALL BE EFFECTIVE NOTWITHSTANDING THE ASSIGNMENT OR TRANSFER OF THIS GUARANTY BY LAIDLAW AND ANY

TRANSFEREE SHALL TAKE THIS GUARANTY SUBJECT TO THE TERMS THEREOF.



                                ALLIED WASTE INDUSTRIES, INC.,
                                a Delaware corporation


                                By:
                                   ---------------------------------------
                                Name:
                                     -------------------------------------
                                Title:
                                      ------------------------------------


Agreed and Accepted:

LAIDLAW INC., a Canadian corporation



By:
   --------------------------------------
Name:
     ------------------------------------
Title:
      -----------------------------------

                                                                EXHIBIT A
                                                to the Guaranty Issued by
                    Allied Waste Industries, Inc. in favor of Laidlaw Inc.


                                     [Date]


-------------------
-------------------
-------------------


Gentlemen:

       Reference is made to the Zero Coupon Junior Subordinated Debenture Due 200__ dated __________, 199__ (the "Subordinated Debenture"), in the original principal amount of $___________ issued by 3294862 Canada, Inc., a Canadian corporation ("Allied Finance"), in favor of Laidlaw Inc., a Canadian corporation ("Laidlaw"), the Guaranty dated the date hereof (the "Guaranty"), issued by Allied Waste Industries, Inc., a Delaware corporation (the "Guarantor"), in favor of Laidlaw with respect to the obligations under the Subordinated Debenture, and the [describe Senior Indebtedness] (the "Subject Indebtedness"), being issued contemporaneously herewith by the Guarantor in favor of [identity of holder or holders of Subject Indebtedness] (whether one or more, the "Senior Creditor"). Hereinafter, capitalized words and phrases used herein which are defined in the Guaranty are used herein as therein defined.

       The undersigned (the "Subordinated Creditor") hereby represents and warrants to the Senior Creditor that the Subordinated Creditor is the owner and holder of the Subordinated Debenture and the Guaranty and that the Subordinated Creditor is entitled to make the agreements herein contained. The Subordinated Creditor hereby acknowledges and agrees that the principal of, and premium, if any, and interest on (including interest that, but for the filing of a petition initiating any Bankruptcy or Insolvency Proceeding would accrue on such obligations at the time provided in the agreements or instruments creating or evidencing the respective obligations, whether or not such claim is allowed in such Bankruptcy or Insolvency Proceeding) and all other amounts of every kind or nature (including, but not limited to, fees, indemnities and expenses and any interest rate swaps or other interest rate hedging products entered into in connection with the Subject Indebtedness) due on or in connection with the Subject Indebtedness, whether outstanding on the date hereof or hereafter created, incurred or assumed, guaranteed or in effect guaranteed by the Guarantor (including all renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing) are in all respects Senior Indebtedness, that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) is entitled to the benefits of Sections 3 and 4 of the Guaranty and that the Senior Creditor (and any other Person who from time to time is a holder of the Subject Indebtedness) may enforce the terms and provisions of Sections 3 and 4 of the Guaranty to the same extent that the Guarantor or any other holder of Senior Indebtedness would be able to do so.

       The Subordinated Creditor hereby agrees that the Subordinated Debenture and the Guaranty will not be sold, assigned, transferred, pledged or hypothecated in any manner, directly or indirectly, by the Subordinated Creditor, unless the assignee, transferee, pledgee or hypothecate has agreed in writing to be bound by the provisions of this agreement.

       The Subordinated Creditor has executed this agreement in the space provided below in order to induce the Senior Creditor to advance funds or extend credit to the Guarantor, and this agreement is intended by the Subordinated Creditor to be a binding and enforceable undertaking by the Subordinated Creditor in favor of the Senior Creditor.

       The rights credited hereby of the Senior Creditor and of any subsequent holder of the Senior Indebtedness will be assigned automatically, and without any further act, by the Senior Creditor or such holder upon any sale, assignment, conveyance or other transfer of all or any part of the Senior Indebtedness to the extent of the interest sold, assigned, conveyed or otherwise transferred, unless and to the extent the Senior Creditor or such holder expressly provides otherwise in the instrument pursuant to which such interest is conveyed.



                                      Very truly yours,

                                      [NAME OF SUBORDINATED CREDITOR]


                                      By:
                                         -------------------------------------
                                      Name:
                                           -----------------------------------
                                      Title:
                                            ----------------------------------



Accepted and agreed to as of
the date first above written:

[NAME OF SENIOR CREDITOR]


By:
   ----------------------------------------
Name:
     --------------------------------------
Title:
      -------------------------------------

                                                                       EXHIBIT I

OPINIONS OF POLARIS' U.S. COUNSEL

Subject to customary limitations and exceptions (e.g., including bankruptcy and equitable principles and the right to rely on certificates from officers of Laidlaw) to be agreed on:

(1) Each of PTI and the Acquired U.S. Subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation as set forth in Section 4.5 of the Polaris Disclosure Schedule to the Agreement.

(2) Each of PTI and the Acquired U.S. Subsidiaries has full corporate power to carry on its business as it is now being conducted and to own all of its material properties and assets. Each of the Acquired U.S. Subsidiaries is duly qualified to do business in each jurisdiction in which it conducts business, except where failure to be so qualified will not have a Material Adverse Effect on any Acquired Subsidiary.

(3) The authorized, issued and outstanding capital stock of each Acquired U.S. Subsidiary is as set forth in Section 4.5 of the Polaris Disclosure Schedule. All issued and outstanding shares of capital stock of each Acquired U.S. Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights to purchase such shares.

(4) The U.S. Polaris Parties have full corporate power to execute and deliver the Agreement to which they are a signatory and to consummate the Acquisitions and other transactions contemplated therein. As used in this opinion, the "Agreement" shall include all other agreements and documents which appear as Exhibits to the Agreement or are entered into in connection with the Agreement.

(5) The execution, delivery and performance by the U.S. Polaris Parties of the Agreement to which they are signatory and the entry into and performance of the Agreement and other transactions contemplated therein have been duly authorized by all necessary corporate and shareholder action on the part of the Polaris Parties.

(6) The Agreement has been duly executed by the U.S. Polaris Parties and the Agreement constitutes a valid and binding obligation of the Polaris Parties enforceable against them in accordance with its terms.

(7) The execution and delivery of the Agreement by the U.S. Polaris Parties and the consummation of the Acquisitions and the other transactions contemplated therein by PTI and the Acquired U.S. Subsidiaries, individually or collectively, do not (a) constitute a breach or violation of any federal law, rule or regulation of the United States or under any law, rule or regulation of any state, nor to our knowledge constitute a default under any court order, judgment or decree of any governmental or regulatory body of the United States or any state, to which PTI or any of the Acquired U.S. Subsidiaries is subject or by which any of their material properties or assets are bound or affected, which breach, violation or default would have a Material Adverse Effect on the business of any Acquired U.S. Subsidiary, or (b) require any consent or approval of any other party under any federal law, rule or regulation of the United States or under any law, rule or regulation of any state to which PTI or any Acquired U.S. Subsidiary is subject, except for required approvals set forth in or under the Agreement or any schedules or exhibits to the Agreement, and those consents or approvals, in respect of which the failure to obtain such consents and approvals would not cause a Material Adverse Effect on the business of any Acquired U.S. Subsidiary.

(8) The execution and delivery of the Agreement by the Polaris Parties did not, and the consummation of the Acquisitions and other transactions contemplated therein by PTI or any Acquired U.S. Subsidiary will not, constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both will become a default) under (a) the certificate of incorporation or bylaws of PTI or any Acquired U.S. Subsidiary or (b) except as indicated in the Agreement or the exhibits or schedules or exhibits to the Agreement, any material contract, lease, or instrument of which we have knowledge to which PTI, any Acquired U.S. Subsidiary or any of their properties or assets are bound or affected, in each case, which breach, violation or default would have a Material Adverse Effect on any Acquired U.S. Subsidiary.

(9) No actions, suits or proceedings are pending or, to our knowledge, threatened which challenge the validity of the Agreement or any action required to be taken by PTI or any Acquired U.S. Subsidiary pursuant to the Agreement.

(10) The rights of Polaris under the Debentures have been effectively subordinated to the rights of the holders of the Senior Indebtedness to the extent set forth in the Debentures, and the subordination provisions in the Debentures are binding and enforceable upon Polaris.

         The opinion of Polaris' U.S. Counsel may be relied upon by the Asteroid Parties, their counsel and the Persons providing financing pursuant to the Commitment Letter and the Highly Confident Letter.

                                                                       EXHIBIT J

OPINIONS OF POLARIS' CANADIAN COUNSEL

Subject to customary limitations and exceptions to be agreed on:

(1) Each of Polaris and the Acquired Canadian Subsidiaries is duly incorporated and validly existing as a corporation in good standing under the laws of the state of its incorporation as set forth in
         Section 4.5 of the Polaris Disclosure Schedule to the Agreement.

(2) Each of Polaris and the Acquired Canadian Subsidiaries has full corporate power to carry on its business as it is now being conducted and to own all of its material properties and assets. Each of the Acquired Canadian Subsidiaries is duly qualified to do business in each jurisdiction in which it conducts business, except where failure to be so qualified will not have a Material Adverse Effect on any Acquired Subsidiary.

(3) The authorized, issued and outstanding capital stock of each Acquired Canadian Subsidiary is as set forth in Section 4.5 of the Polaris Disclosure Schedule. All issued and outstanding shares of capital stock of each Acquired Canadian Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable, and were not issued in violation of any preemptive rights to purchase such shares.

(4) The Polaris Parties have full corporate power to execute and deliver the Agreement to which they are a signatory and to consummate the Acquisitions and other transactions contemplated therein. As used in this opinion, the "Agreement" shall include all other agreements and documents which appear as Exhibits to the Agreement or are entered into in connection with the Agreement.

(5) The execution, delivery and performance by the Polaris Parties of the Agreement to which they are signatory and the entry into and performance of the Agreement and other transactions contemplated therein have been duly authorized by all necessary corporate and shareholder action on the part of the Polaris Parties.

(6) The Agreement has been duly executed by the Polaris Parties and the Agreement constitutes a valid and binding obligation of the Polaris Parties enforceable against them in accordance with its terms.

(7) The execution and delivery of the Agreement by the Polaris Parties and the consummation of the Acquisitions and the other transactions contemplated therein by Polaris and the Acquired Canadian Subsidiaries, individually or collectively, do not (a) constitute a breach or violation of any federal law, rule or regulation of Canada or under any law, rule or regulation of any province or territory of Canada, nor, to our knowledge, constitute a default under any court order, judgment or decree of any governmental or regulatory body of Canada or any province or territory of Canada, to which Polaris or any of the Acquired Canadian Subsidiaries is subject or by which any of their material properties or assets are bound or affected, which breach, violation or default would have a Material Adverse Effect on the business of any Acquired Canadian Subsidiary, or (b) require any consent or approval of any other party under any federal law, rule or regulation of Canada or under any law, rule or regulation of any province or territory of Canada to which Polaris or any Acquired Canadian Subsidiary is subject, except for required approvals set forth in or under the Agreement or any schedules or exhibits to the Agreement, and those consents or approvals, in respect of which the failure to obtain such consents and approvals would not cause a Material Adverse Effect on the business of any Acquired Canadian Subsidiary.

(8) The execution and delivery of the Agreement by the Polaris Parties did not, and the consummation of the Acquisitions and other transactions contemplated therein by Polaris or any Acquired Canadian Subsidiary will not, constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both will become a default) under (a) the certificate of incorporation or bylaws of Polaris or any Acquired Canadian Subsidiary or (b) except as indicated in the Agreement or the exhibits or schedules or exhibits to the Agreement, any material contract, lease, or instrument to which Polaris, any Acquired Canadian Subsidiary or any of their properties or assets are bound or affected, in each case, which breach, violation or default would have a Material Adverse Effect on any Acquired Canadian Subsidiary.

(9) The business of each Acquired Subsidiary complies and has been conducted in compliance with all applicable Laws, except for violations or failures to comply, if any, that, individually or in the aggregate, could not have a Material Adverse Effect on the Acquired Subsidiaries.

(10) No actions, suits or proceedings are pending or, to our knowledge, threatened which challenge the validity of the Agreement or any action required to be taken by Polaris or any Acquired Canadian Subsidiary pursuant to the Agreement.

(11) The rights of Polaris under the Debentures and the Guaranties have been effectively subordinated to the rights of the holders of the Senior Indebtedness to the extent set forth in the Debentures and the Guaranties, and the subordination provisions in the Debentures and the Guaranties are binding and enforceable upon Polaris.

         The opinion of Polaris' Canadian Counsel may be relied upon by the Asteroid Parties, their counsel and the Persons providing financing pursuant to the Commitment Letter and the Highly Confident Letter.

                                                                       EXHIBIT K


OPINIONS OF ALLIED'S U.S. COUNSEL

Subject to customary limitations and exceptions to be agreed on:

(1) Each of Allied and Allied U.S. is duly incorporated and validly existing as a corporation in good standing under the laws of the State of Delaware.

(2) Each of Allied and Allied U.S. has full corporate power to carry on its business as it is now being conducted and to own all of its material properties and assets. Each of Allied and Allied U.S. is duly qualified to do business in each jurisdiction in which it conducts business, except where the failure to be so qualified will not have a Material Adverse Effect on Allied or Allied U.S. Allied U.S. has had no prior operations other than in connection with the Agreement and the transactions contemplated therein.

(3) The Allied Parties have full corporate power to execute and deliver the Agreement to which they are a signatory and to consummate the Acquisitions and other transactions contemplated therein. As used in this opinion, the "Agreement" shall include all other agreements and documents which appear as Exhibits to the Agreement or are entered into in connection with the Agreement.

(4) The execution, delivery and performance by the Allied Parties of the Agreement to which they are signatory and the entry into and performance of the Agreement and other transactions contemplated therein have been duly authorized by all necessary corporate and shareholder action on the part of the Allied Parties.

(5) The Agreement has been duly executed by the Allied Parties and the Agreement constitutes a valid and binding obligation of the Allied Parties enforceable against them in accordance with its terms.

(6) The execution and delivery of the Agreement by the Allied Parties and the consummation of the Acquisitions and the other transactions contemplated therein by Allied and Allied U.S., individually or collectively, do not (a) constitute a breach or violation of any federal law, rule or regulation of the United States or under any law, rule or regulation of any state, nor constitute a default under any court order, judgment or decree of any governmental or regulatory body of the United States or any state, to which Allied or Allied U.S. is subject or by which any of their material properties or assets are bound or affected, which breach, violation or default would have a Material Adverse Effect on the business of Allied or Allied U.S., or
         (b) require any consent or approval of any other party under any federal law, rule or regulation of the United States or under any law, rule or regulation of any state to which Allied or Allied U.S.

         is subject, except for required approvals set forth in or under the Agreement or any schedules or exhibits to the Agreement, and those consents or approvals, in respect of which the failure to obtain such consents and approvals would not cause a Material Adverse Effect on the business of Allied or Allied U.S.

(7) The execution and delivery of the Agreement by the Allied Parties did not, and the consummation of the Acquisitions and other transactions contemplated therein by Allied and Allied U.S. will not, constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both will become a default) under (a) the certificate of incorporation or bylaws of Allied or Allied U.S. or
         (b) except as indicated in the Agreement or the exhibits or schedules or exhibits to the Agreement, any material contract, lease, or instrument to which Allied or Allied U.S. or any of their properties or assets are bound or affected, in each case, which breach, violation or default would have a Material Adverse Effect on Allied or Allied U.S.

(8) The shares of Allied Common Stock and the shares of Allied Common Stock for which the Allied Warrants are exercisable, are (or will be when issued) validly issued, fully paid and non-assessable shares of Allied Common Stock.

(9) No actions, suits or proceedings are pending or, to our knowledge, threatened which challenge the validity of the Agreement or any action required to be taken by Allied or Allied U.S. pursuant to the Agreement.

         The opinion of Allied's U.S. Counsel may be relied upon by the Polaris Parties, their counsel and the Persons providing financing pursuant to the Commitment Letter and the Highly Confident Letter.

                                                                       EXHIBIT L



OPINIONS OF ALLIED'S CANADIAN COUNSEL

Subject to customary limitations and exceptions to be agreed on:

(1) Each of Allied Canada and Allied Finance is duly incorporated and validly existing as a corporation in good standing under the laws of Canada.

(2) Each of Allied Canada and Allied Finance has full corporate power to perform its obligations under the Agreements to which it is a party. Each of Allied Canada and Allied Finance is duly qualified to do business in each jurisdiction in which it conducts business.

(3) Each of Allied Canada and Allied Finance has full corporate power to execute and deliver the Agreements to which it is a signatory and to perform its obligations thereunder. As used in this opinion, the "Agreements" shall mean the Stock Purchase Agreement, all other agreements which appear as Exhibits to the Agreement.

(4) The execution, delivery and performance by each of Allied Canada and Allied Finance of the Agreements to which it is a signatory and the performance by it of its obligations thereunder have been duly authorized by all necessary corporate action on the part of such Allied Party.

(5) Assuming that each of the Agreements is governed by the laws of the Province of Ontario, each of the Agreements has been duly executed by each of Allied Canada and Allied Finance that is a signatory thereto and each Agreement constitutes a legal, valid and binding obligation of each such Allied Party enforceable against each such Allied Party by such Laidlaw Party that is a party thereto in accordance with its terms.

(6) The execution and delivery of the Agreements to which they are signatories by each of Allied Canada and Allied Finance and the performance of its obligations thereunder do not (a) constitute a breach or violation of any federal law, rule or regulation of Canada or under any law, rule or regulation of any province or territory of Canada, nor constitute a default under any court order, judgment or decree of any governmental or regulatory body of Canada or any province or territory of Canada, to which Allied Canada or Allied Finance is subject or by which any of their material properties or assets are bound or affected,

(7) The execution and delivery by each of Allied Canada and Allied Finance of the Agreements to which it is a signatory by performance by it of its obligations thereunder do not and will not constitute a breach or violation of, or constitute a default (or any event which with notice or lapse of time or both will become a default) under (a) the certificate or articles of incorporation or bylaws of Allied Canada or Allied Finance or (b) except as indicated in the Agreement or the exhibits or schedules or exhibits to the Agreement, any material contract, lease, or instrument to which Allied Canada or Allied Finance or any of their properties or assets are bound or affected, and which is listed below on this Exhibit L.

(8) We have not been retained by Allied Canada or Allied Finance to represent either of them in connection with any action, suit or proceeding which challenges the validity of the Agreement or any action required to be taken by Allied Canada or Allied Finance pursuant to the Agreement.

         The opinion of Allied's Canadian Counsel may be relied upon by the Polaris Parties, their counsel and the Persons providing financing pursuant to the Commitment Letter and the Highly Confident Letter.

                                                                       EXHIBIT M



                     [Form of Debenture Exchange Agreement]


                                                       [Date]



Laidlaw Inc.
3221 North Service Road
Burlington, Ontario
Canada L7R 348


Gentlemen:

         Reference is made to the Stock Purchase Agreement dated as of September __, 1996 (the "Stock Purchase Agreement"), among Allied Waste Industries, Inc., a Delaware corporation, 3294862 Canada Inc., a Canadian corporation, Allied Waste Holdings (U.S.), Inc., a Delaware corporation, Laidlaw Inc., a Canadian corporation ("Laidlaw"), Laidlaw Transportation, Inc., a Delaware corporation, Laidlaw Waste Systems, Inc., Laidlaw Waste Systems (U.S.), Inc., a Delaware corporation, and Laidlaw Medical Services Ltd., a Canadian corporation. Hereinafter, capitalized words and phrases used herein which are defined in the Stock Purchase Agreement are used herein as therein defined.

         Pursuant to Section 2.3 of the Stock Purchase Agreement, as part of the consideration for the purchase of LWSC, Allied Canada has agreed to issue to Laidlaw at the Closing the Allied Canada 7% Debenture and the Allied Canada Zero Coupon Debenture (collectively referred to as the "Allied Canada Debentures"). Laidlaw and the undersigned ("Allied Finance") hereby agree that, immediately following the delivery by Allied Canada of the Allied Canada Debentures, Allied Finance will purchase from Laidlaw, and Laidlaw will sell and transfer to Allied Finance, at the Closing, the Allied Canada Debentures. In consideration of the sale by Laidlaw of the Allied Canada Debentures, Allied Finance will issue to Laidlaw the 7% Junior Subordinated Debenture due 200_ in substantially the form of Exhibit B-1 to the Stock Purchase Agreement and the Zero Coupon Junior Subordinated Debenture due 200_ in substantially the form of Exhibit B-2 to the Stock Purchase Agreement.

         Please execute the enclosed copy of this letter in the space provided below to indicate your agreement to the terms herein set forth.



                                                 Very truly yours,

                                                 3294854 CANADA INC.



                                                 By:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------

ACCEPTED AND AGREED TO
         as of the date
         first written above.


LAIDLAW INC.


By:
   -----------------------
Title:
      --------------------

                                                                       EXHIBIT N



                                     [date]


Laidlaw Inc.
Laidlaw Transportation, Inc.
3221 North Service Road
Burlington, Ontario
Canada  L7R  3Y8

Gentlemen:

       Reference is made to the Stock Purchase Agreement dated September 17, 1996 (the "Stock Purchase Agreement"), among you, the undersigned and certain other parties named therein and to the 7% Junior Subordinated Debentures due 200_ and the Zero Coupon Junior Subordinated Debentures due 200_ issued by Allied Finance as provided in Section 2.3 of the Stock Purchase Agreement. Capitalized words and phrases used herein which are defined in the Stock Purchase Agreement are used herein as therein defined.

       In the event any Allied Party or any Acquired Subsidiary suffers any Damages arising out of or in respect of the matters referred to in clauses (i) and (ii) of Section 14.1 of the Stock Purchase Agreement because of any tax deficiencies (including penalties and interest) that Laidlaw is ultimately required to pay for any period prior to the Closing based on the matters referred to in the third paragraph of the "Legal Proceedings" portion of Note 16 of the Notes to Financial Statements contained in the 1995 Annual Report of Laidlaw, , and the Laidlaw Sellers fail to indemnify the Allied Parties and the Acquired Subsidiaries against, and to hold the Allied Parties and the Acquired Subsidiaries harmless from, any such matter or matters, and such failure continues for 30 days after written notice from Allied or the affected Allied Party or Acquired Subsidiary as provided in Article XIV of the Stock Purchase Agreement, Laidlaw hereby agrees that, at the option of Allied

Finance, the obligations of Allied Finance may be reduced pro tanto and offset against the obligations of the Laidlaw Sellers to provide such indemnity.



                                           Very truly yours,


                                           Allied Waste Industries, Inc.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                           3294854 CANADA INC.


                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------



ACCEPTED AND AGREED
  to as of the date
  first above written.


LAIDLAW INC.



By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

LAIDLAW TRANSPORTATION, INC.


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------





                                      N-3